As filed with the Securities and Exchange Commission on September 17, 2008

Registration No. 333-153155

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM F-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

KOREA MILESTONE ACQUISITION CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

Cayman Islands	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

SoftForum Building
8th Floor
545-7 Dogokdong
Gangnam, Seoul, Korea 135-170
(82) (2) 575-0466

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Sang-Chul Kim
Chief Executive Officer
SoftForum Building
8th Floor
545-7 Dogokdong
Gangnam, Seoul, Korea 135-170
(82) (2) 575-0466

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Kenneth R. Koch, Esq. Jeffrey P. Schultz, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C. 666 Third Avenue New York, New York 10017 (212) 935-3000 Fax: (212) 983-3115	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Kathleen Cerveny, Esq. Ellenoff Grossman & Schole LLP 150 East 42nd Street, 11th floor New York, NY 10017 (212) 370-1300 Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, SEPTEMBER 17, 2008

$100,000,000

Korea Milestone Acquisition Corporation

5,000,000 Units

Korea Milestone Acquisition Corporation is a newly organized blank check company and an exempted company incorporated in the Cayman Islands for the purpose of acquiring, or acquiring control of, through a merger, stock exchange, stock purchase, asset acquisition, reorganization or similar business combination one or more operating businesses having its or their primary operations in the Republic of Korea, or ROK. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted, or been contacted by, any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

This is the initial public offering of our units. Each unit has a public offering price of $20.00 per unit and consists of:

•	two ordinary shares; and
•	one warrant.

Each warrant entitles the holder to purchase one ordinary share at a price of $6.00. The warrants will become exercisable on the later of the consummation of our initial business combination and one year from the date of this prospectus, provided in each case that we have an effective registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available. The warrants will expire four years from the date of this prospectus, unless earlier redeemed.

We have also granted the underwriters a 45-day option to purchase up to an additional 750,000 units to cover over-allotments, if any. We have agreed to sell to the underwriters, for $100, as additional compensation, an option to purchase up to 375,000 units at a per unit price of $25.00.

There is currently no public market for our units, ordinary shares, or warrants. We have applied to have the units listed on the NASDAQ Global Market, or NASDAQ. Assuming that the units are listed on NASDAQ, the units will be listed under the symbol “KMACU” on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units each will begin separate trading on the 90th day after the date of this prospectus (unless Broadband Capital Management LLC, the representative of the underwriters, determines that an earlier date is acceptable), subject to our filing a Report of Foreign Private Issuer on Form 6-K with the Securities and Exchange Commission, or SEC, including an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the ordinary shares and warrants will be traded on NASDAQ under the symbols “KMAC” and “KMACW,” respectively. We cannot assure you, however, that our securities will continue to be listed on NASDAQ.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 22 for a discussion of information that should be considered in connection with investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$20.00	$100,000,000
Underwriting discounts and commissions(1)(2)	$1.40	$7,000,000
Proceeds, before expenses, to us	$18.60	$93,000,000

(1)	Includes $4,000,000, or $0.80 per unit, payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in the trust account described below. Such funds will be released to the underwriters only upon consummation of an initial business combination, as described in this prospectus.
(2)	Does not include the unit purchase option granted to the underwriters for $100 consideration to purchase 375,000 units at $25.00 per unit.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about [], 2008. Of the proceeds we receive from this offering and the sale of the sponsor warrants to Sang-Chul Kim as described in this prospectus, approximately $99,000,000, or approximately $19.80 per unit sold in this offering, of which $4,000,000 is attributable to the deferred underwriters’ discounts and commissions, will be deposited into the trust account, at HSBC located in Hong Kong, with Continental Stock Transfer & Trust Company, as trustee.

BROADBAND CAPITAL MANAGEMENT LLC

The date of this prospectus is , 2008

KOREA MILESTONE ACQUISITION CORPORATION

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Discrepancies in tables included in this prospectus between totals and sums of the amounts listed are due to rounding. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. Unless otherwise stated in this prospectus:

•	references to “we,” “us” or “our company” refer to Korea Milestone Acquisition Corporation;
•	the term “business combination” as used in this prospectus means our acquisition of, or our acquisition of control of, through a merger, stock exchange, stock purchase, asset acquisition, reorganization or similar business combination one or more operating businesses having its or their primary operations in the Republic of Korea;
•	the term “existing shareholders” refers to those persons and entities that own ordinary shares immediately prior to the completion of this offering and includes all of our executive officers and directors;
•	the term “initial ordinary shares” refers to the 2,875,000 ordinary shares (of which up to 375,000 are subject to redemption to the extent the underwriters do not exercise their over-allotment option) that our existing shareholders purchased from us for $25,000 in May 2008;
•	references to “Korea” or “ROK” refer to the Republic of Korea;
•	references to “KRW” or “Won” are to the legal currency of Korea, and all references to “U.S. dollars” or “$” are to the legal currency of the United States;
•	the term “public shareholders” refers to those persons and entities that purchase securities offered by this prospectus in this offering or in the open market, including any of our existing shareholders;
•	the term “sponsor warrants” refers to the 2,307,692 warrants we are selling to Sang-Chul Kim in a private placement immediately prior to the date of this prospectus; and
•	the terms “target business” and “acquisition targets” refer to one or more operating businesses having its or their primary operations in the Republic of Korea.

Overview

We are a newly organized blank check company and an exempted company with limited liability incorporated in the Cayman Islands on May 6, 2008. Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands. As an exempted company, we are able to avoid direct taxation from the Cayman Islands government for a period of 20 years if such direct taxation were ever introduced in the Cayman Islands by obtaining a tax undertaking from the Cayman Islands government.

We were incorporated for the purpose of acquiring, or acquiring control of, through a merger, stock exchange, stock purchase, asset acquisition, reorganization or similar business combination, one or more operating businesses having its or their primary operations in the Republic of Korea. Although we intend to acquire a target business that has its primary operations in the Republic of Korea, we are not prohibited from acquiring a target business that has its primary operations in another Asian country. To date, our efforts have been limited to organizational activities. We do not have any specific merger, stock exchange, stock purchase, asset acquisition, reorganization or similar business combination under consideration, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible business combination with us.

Opportunities in the Republic of Korea

The Republic of Korea is Asia’s fourth-largest economy and the 13th largest in the world in terms of nominal gross domestic product (GDP) as of 2007. It has experienced tremendous growth since the Korean War with GDP per capita growing from $100 in 1963 to approximately $20,000 in 2007. The ROK has exhibited strong historical growth and we believe has significant potential with regards to identifying a target business for the following factors, which should be read in conjunction with the Risk Factors identified in this prospectus:

•	We believe that the ROK is one of the fastest growing developed economies in the world, with its economic growth projected at approximately 5% for 2009 and its nominal GDP expected to increase to approximately $1.29 trillion by 2010 (OECD 2007, Goldman Sachs 2005).
•	The ROK government has been actively deregulating key industries, including financial services, manufacturing and information technology, and has been encouraging investment in future growth sectors, such as renewable energy, biotechnology and nanotechnology. Over 1,500 companies are listed on the Korea Exchange.
•	The ongoing deregulation process and business-friendly policy of the new administration of the Korean government is expected to encourage Korean corporations to increase their new investments, diversifying financing sources and structures. Further, as a strategy for the inducement of foreign investment, the new government has reformed the application of some domestic laws to foreign investors.
•	Given its strong education system, near-100% literacy rate and technical expertise, the ROK is a global leader in technology with a high rate of investment in research and development and has become a growth hub for innovative, cutting-edge technologies, such as ubiquitous computing, according to the New York Times in an article printed on June 28, 2005.
•	With the continued globalization of the Korean markets, companies are increasingly seeking to diversify their access to capital, including listing in overseas markets. Some companies with smaller market capitalizations are listing on the United States and European equity markets as they seek to broaden their shareholder base and deepen pools of capital.

Business Strategy

We believe that we can benefit from our management team’s experience and expertise in investing in and managing operating companies in the Republic of Korea, and that their skills in valuation, financial structuring, due diligence, governance, and financial and management oversight will be valuable in our efforts to identify a business target.

We intend to use some or all of the following criteria to evaluate acquisition opportunities. However, we may enter into a business combination with a target business that does not meet any or all of these criteria if we believe such target business has the potential to create significant shareholder value.

•	Established Businesses with Positive Cash Flow. We will seek to acquire established businesses with records of strong financial performance and sound operating results, or businesses that our management team believes have the potential for positive operating cash flow. It is not our intention to acquire a start-up company or a company that we believe has significant technological risk.
•	Strong Industry Position. We will seek to acquire a strong target business in industries with appealing prospects for future growth. We will examine the ability of a target business to defend and improve its advantage in areas such as distinctiveness of offering, pricing, gross and operating margins, distribution channels, vendor relationships, target market segmentation, customer loyalty, intellectual property, brand positioning, working capital and capital investments.
•	Experienced Management Team. We will concentrate on a target business with an experienced management team that has created an effective corporate culture and utilized best business practices in areas such as corporate governance, customer service, vendor relationships, recruiting and retention.

•	Diversified Customer and Supplier Base. We will seek to acquire a target business that actively manages its over-reliance on a small set of customers or suppliers. We believe that businesses with a diversified base of customers and suppliers are generally less susceptible to volatilities in their operations and financial performance throughout the economic cycle, weathering changes from industry consolidation and maintaining pricing power.
•	Growth Potential. We will seek to acquire a target business that has strong positions within its respective markets to capitalize on growth opportunities through organic expansion or acquisitions to participate in the consolidation of fragmented industries characterized by a large number of small to mid-size businesses in which opportunities to benefit from revenue and cost synergies may arise.

Our Management Team

We will seek to capitalize on the significant investment, business and management experience, as well as the networks of relationships, of our executive officers, directors, and our special advisor. We believe that the skills and experience of our management team will be crucial to consummating a successful business combination. Our executive officers and directors, and our special advisor, have built and maintain extensive networks of relationships that we plan to use to identify and generate acquisition opportunities. These relationships include, among other sources, private equity and venture capital firms, executives and directors at public and private companies, investment bankers, government contacts, commercial bankers, brokers, consultants, attorneys, accountants and investors throughout Asia, Europe and the United States.

Our management team consists of diversified backgrounds from such sectors as business management, banking, securities, brokerage, government and law, all of which we will leverage in our efforts to identify a target business. We believe that the skills and experience of our management team will be crucial to consummating a successful business combination.

Our executive officers and directors may become principals of future blank check companies formed to acquire one or more operating businesses in Korea. However, our executive officers and directors have agreed that they will not organize or become involved in any other blank check company with a focus on acquiring a target business in Korea until after we consummate our initial business combination. Although they have no current intention of doing so, our executive officers and directors may organize or become involved in other blank check companies with a focus other than acquiring a target business in Korea.

Effecting a Business Combination

Our initial business combination must be with a target business or businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions of $4,000,000, or approximately $4,600,000 to the extent the underwriters’ over-allotment option is exercised in full, and taxes payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension) at the time of the execution of a definitive agreement for the business combination. The fair market value of the target business or businesses will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). If our board is not able to determine independently that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criterion. The board will not consider the value of the consideration to be paid in the business combination in its evaluation of whether the target business satisfies the 80% threshold test.

We anticipate structuring our initial business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination to acquire less than 100% of such interests or assets of the target business or businesses but will not acquire less than a controlling interest (which would be at least a majority of the voting securities of the target business or businesses and/or control of the majority of any governing body of the target business through contractual arrangements or otherwise). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must still have a fair market value equal to at least 80% of the amount in the trust account at the time of the execution of a definitive agreement for the business combination (less the deferred underwriting discounts and commissions and taxes payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension), as described above. While it is our intention not to consummate a business combination unless we acquire a controlling interest in such target business, this is not a requirement of our second amended and restated memorandum and articles of association or any other agreement. To consummate our initial business combination, we may use the proceeds held in the trust account, issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities.

We do not anticipate consummating a business combination with an entity that is affiliated with any of our existing shareholders, officers or directors, and have not given any consideration towards entering into such a transaction. We also do not anticipate consummating a business combination with an entity that is either a portfolio company of, or has otherwise received a financial investment from, an investment fund (or an affiliate thereof) that is affiliated with our management team. However, we are not restricted from entering into such transactions and may do so after exploring other transactions with nonaffiliated entities if we determine that such a transaction is in our shareholders’ best interests. If we determine to enter into such a transaction, we would do so only if we obtain an opinion from an independent investment banking firm indicating that the business combination is fair to our public shareholders from a financial point of view. Our audit committee will determine whether the relationship between the target business and any of our existing shareholders, directors or officers results in such person or entity being an affiliate of the target business. Our audit committee, which is comprised of independent directors, is responsible for reviewing and approving related-party transactions, including a business combination with an entity that is affiliated with our existing shareholders, officers or directors, to the extent we enter into such transactions. However, no director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Furthermore, a majority of our independent directors will need to approve any proposed business combination before we submit it to shareholders for approval.

In connection with seeking the approval of our shareholders for our initial business combination, we will furnish our shareholders with proxy solicitation materials which, among other matters, will include a description of the operations of the target business and audited or unaudited (as appropriate) historical financial statements of the target business. However, although we have agreed with the underwriters to provide all of the disclosure that is typically required by SEC rules to our shareholders for review, such proxy solicitation materials will not be reviewed by the SEC, and, accordingly, investors will not have the benefit of receiving proxy solicitation materials reviewed by the SEC. In addition, the proxy solicitation materials may contain financial statements prepared in accordance with International Financial Reporting Standards, or IFRS (or other applicable accounting principles or standards) rather than United States GAAP.

The requirement that we seek shareholder approval before effecting our initial business combination is set forth in our second amended and restated memorandum and articles of association, which provides that we will proceed with our initial business combination only if (i) a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination, and (ii) public shareholders owning less than 40% of the aggregate shares sold in this offering exercise their redemption rights on a cumulative basis, including shareholders who previously exercised their redemption rights in connection with the shareholder vote required to approve the extended period as described below under “Proposed Business — Opportunity for shareholder approval of a business combination.” Our second amended and restated memorandum and articles of association provides for a minimum of 20 days’ notice prior to a meeting to approve a business combination. Any amendment to the requirement that we seek shareholder approval before effecting our initial business combination would require an amendment to our second amended and restated memorandum and articles of association, and any amendment to our second amended and restated memorandum and articles of association requires an affirmative vote of two-thirds or more of the shares entitled to vote at a general meeting, such votes being made in person, by proxy or by their duly authorized representative. Neither our management nor our board of directors will consider such a proposal to eliminate or amend this provision until a business combination is approved or we liquidate and dissolve.

The following features of our offering may make it more difficult for public shareholders to defeat a business combination proposal or a proposal for the extension of the period of time to consummate a business combination:

•	the existing shareholders will vote any shares purchased in the offering or in the open market in favor of the business combination;
•	the vote required to approve a business combination or an extension of the period of time to consummate a business combination is based on a majority of the ordinary shares voted by public shareholders in favor of such proposal rather than a majority of the ordinary shares held by the public shareholders;
•	the redemption threshold is set at 40% instead of 20%, which has historically been the redemption threshold for blank check companies similar to us;
•	we have limited any shareholder and its affiliates and others with whom the shareholder is acting in concert from redeeming more than 10% of the shares sold in the offering; and
•	the conversion requirements that we may impose on our public shareholders in validly exercising their redemption rights could make it more difficult for the public shareholders to reach the 40% redemption threshold.

Our executive offices are located at SoftForum Building, 8th Floor, 545-7 Dogokdong, Gangnam, Seoul, Korea 135-170, and our telephone number is (82) (2) 575-0466.

THE OFFERING

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 22 of this prospectus.

Securities offered
5,000,000 units, each unit consisting of:
• two ordinary shares; and
• one warrant.
The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units each will begin separate trading on the 90th day after the date of this prospectus (unless Broadband Capital Management LLC, or Broadband Capital, the representative of the underwriters, determines that an earlier date is acceptable) subject to our having filed the Report of Foreign Private Issuer on Form 6-K described below and having issued a press release announcing when such separate trading will begin.
In no event will the ordinary shares and warrants be traded separately until we have filed a Report of Foreign Private Issuer on Form 6-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the over-allotment option, to the extent it is exercised by the underwriters. We will file the Form 6-K promptly after the completion of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 6-K, a second or amended Form 6-K will be filed to provide updated financial information to reflect the exercise and closing of the over-allotment option. We will also include in this Form 6-K, or in a subsequent Form 6-K, information indicating whether Broadband Capital has allowed separate trading of the ordinary shares and warrants prior to the 90th day after the date of this prospectus.
Units:
Number of units outstanding before this offering
0
Number of units to be outstanding after this offering
5,000,000
Ordinary Shares:
Number of ordinary shares outstanding before this offering
2,875,000 (includes 375,000 ordinary shares sold to our existing shareholders that are subject to redemption to the extent the underwriters do not exercise their over-allotment option)

Number of ordinary shares to be outstanding after this offering
12,500,000 shares (assumes no exercise of the underwriters’ over-allotment option and, therefore, the redemption of 375,000 ordinary shares previously held by our existing shareholders)
Warrants:
Number of warrants outstanding before this offering
0
Number of sponsor warrants to be sold privately immediately prior to this offering
2,307,692
Number of warrants to be outstanding after the private placement and this offering
7,307,692
Exercisability
Each warrant is exercisable to purchase one ordinary share.
Exercise price
$6.00
Exercise period
The warrants will become exercisable on the later of:
• the consummation of our initial business combination with a target business; or
• one year from the date of this prospectus,
provided in each case that we have an effective registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to the shares is available.
The warrants will expire at 5:00 p.m., New York time, four years from the date of this prospectus, or earlier upon redemption.
Redemption
Once the warrants become exercisable, we may redeem the outstanding warrants (including any warrants issued upon exercise of the unit purchase option issued to Broadband Capital and any warrants purchased by Sang-Chul Kim, Broadband Capital or their respective affiliates in the open market, but excluding the sponsor warrants issued in the private placement so long as Mr. Kim or his permitted transferees hold such warrants):
• in whole but not in part;
• at a price of $.01 per warrant;
• upon a minimum of 30 days’ prior written notice of redemption;

•

if, and only if, an effective registration statement covering the ordinary shares issuable upon exercise of the warrants is current and available throughout the 30-day notice of redemption period; and

•

if, and only if, the last sales price of our ordinary shares equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise their warrants to do so on a “cashless” basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (i) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (ii) the fair market value. The “fair market value” shall mean the average reported last sales price of the ordinary shares for the 10 trading days ending on the third day prior to the date on which the notice of redemption is sent to the holders of warrants.
We do not need the consent of the underwriters or our shareholders to redeem the outstanding warrants.
Sponsor warrants purchased in the private placement
Sang-Chul Kim, our Chairman and Chief Executive Officer, has agreed to purchase an aggregate of 2,307,692 warrants at a price of $1.30 per warrant ($3,000,000 in the aggregate) from us in a private placement that will occur immediately prior to the date of this prospectus. We refer to these warrants as the sponsor warrants throughout this prospectus. The sponsor warrants will be purchased separately and not in combination with ordinary shares in the form of units.
The sponsor warrants will be identical to the warrants underlying the units offered by this prospectus, except that the sponsor warrants (i) will not be transferable or salable by Mr. Kim or his permitted transferees (subject to limited exceptions including the transferee agreeing to be bound to such transfer restrictions) until we complete our initial business combination, (ii) are exercisable for cash or on a cashless basis at his option and (iii) will be non-redeemable so long as they are held by Mr. Kim or his permitted transferees.
All of the sponsor warrants will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. Subject to the exceptions described below, the sponsor warrants will be held in escrow until the consummation of our initial business combination.
Mr. Kim has agreed, subject to the exceptions described in this prospectus, not to sell or otherwise transfer any of the sponsor warrants until they are released from escrow (as described under “Principal Shareholders — Transfers by Our Existing Shareholders”). In addition, Mr. Kim is entitled to registration rights with respect to the sponsor warrants under an agreement to be signed on or before the date of this prospectus.
The proceeds from the sale of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account pending the consummation of our initial business combination. If we do not consummate an initial business combination that meets the criteria described in this prospectus, then the $3,000,000 purchase price of the sponsor warrants will become part of any liquidating distribution to our public shareholders in the course of our liquidation and the sponsor warrants will expire worthless.
Warrant purchase commitment
Prior to the consummation of this offering, Sang-Chul Kim, our Chairman and Chief Executive Officer, or his affiliate, will enter into an agreement with Broadband Capital and Daewoo Securities Co., Ltd. in accordance with the guidelines of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, pursuant to which Mr. Kim or his affiliate will collectively purchase up to 5,375,000 warrants, representing all of the warrants we are selling in this offering (including up to 375,000 of the warrants that may be issued in the event and to the extent that the over-allotment is exercised) in the open market after this offering is completed and during the period beginning after separate trading of the warrants has commenced and ending one year following the consummation of the offering. On each day on which the Nasdaq Stock Market is open for trading, Daewoo Securities, Inc. or such other broker as Daewoo Securities, Inc. may assign the order to, shall use its commercially reasonable efforts to purchase, as agent and for the account of Mr. Kim or his affiliate, up to 5,375,000 warrants at a price of $2.00 per warrant, on a “good till cancel” basis. The $10,750,000 to be used by Mr. Kim or his affiliate for such purchase commitment shall be held in a brokerage account at Daewoo Securities Co., Ltd. Broadband Capital, or its affiliate, will enter a similar agreement with Daewoo Securities Co., Ltd., or another third party broker, in the event the over-allotment option is exercised for more than 375,000 units, to purchase up to 375,000 additional warrants that are issued upon the exercise of the over-allotment option, at a price of $2.00 per warrant, provided that Broadband Capital, or its affiliate, will not be obligated to purchase such warrants unless and until Mr. Kim, or his affiliate, has purchased all 5,375,000 warrants to which he has committed. Mr. Kim and Broadband Capital have further agreed that any warrants purchased by him or it, or their respective affiliates, pursuant to these agreements will not be sold or transferred until we have completed a business combination. Such purchases will be made by Daewoo Securities Co., Ltd., or such other broker dealer as Daewoo Securities Co., Ltd. may assign the order to, in such amounts and at such times as it may determine, in its sole discretion, during the above referenced period. No warrant bids or purchases by Mr. Kim, Broadband Capital or their respective affiliates can take place until at least 60 days have passed since the distribution of our units in this offering has been completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. The broker’s purchase obligations will be subject to applicable law, including Regulation M under the Exchange Act, which may prohibit or limit purchases pursuant to this agreement in certain circumstances. We believe that the agreements to purchase warrants by Mr. Kim and Broadband Capital, or their respective affiliates, demonstrates confidence in our ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination. Any warrants purchased by Mr. Kim, Broadband Capital, or their respective affiliates during the above referenced period may also have the effect of stabilizing the market price of the warrants during such time period. In addition, if Mr. Kim purchases a significant number of warrants, his financial interest in such warrants may influence his motivation in making a determination as to timing of electing to redeem the warrants once they are eligible for redemption. Consequently, Mr. Kim may have a conflict of interest when determining whether we should redeem the warrants and whether such redemption is in our shareholders’ best interest.
NASDAQ Stock Market symbols for our:

Units
“KMACU”
Ordinary Shares
“KMAC”
Warrants
“KMACW”
Offering and private placement proceeds to be held in the trust account and amounts payable prior to trust account distribution or liquidation
Approximately $99,000,000, or approximately $19.80 per unit (approximately $113,550,000, or approximately $19.75 per unit, if the over-allotment option is exercised in full) of the proceeds of this offering and the private placement will be placed in a trust account at HSBC located in Hong Kong, with Continental Stock Transfer & Trust Company, as trustee. These proceeds include the $3,000,000 proceeds of the sale of the sponsor warrants and $4,000,000 in deferred underwriting discounts and commissions (or approximately $4,600,000 to the extent the underwriters’ over-allotment option is exercised in full). We believe that the inclusion in the trust account of the purchase price of the sponsor warrants and the deferred underwriting discounts and commissions is a benefit to our public shareholders because additional proceeds will be available for distribution to investors if we liquidate prior to completing our initial business combination. Other than as described below, proceeds in the trust account will not be released until the earlier of the consummation of our initial business combination or our liquidation. Unless and until a business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose (except for (i) interest earned on the trust account to pay any income taxes on such interest, (ii) interest earned on the trust account, net of taxes, of up to an aggregate amount of $1,500,000 to fund working capital and general corporate purposes, and (iii) amounts to be paid to redeeming shareholders voting against the extended period, if approved as described in this prospectus), including the payment of expenses related to:
• this offering;
• identification, investigation, selection and negotiation of an agreement with a target business; and
• fees and expenses for consultants and advisors who assist us in the identification, investigation, selection and negotiation of an agreement with a target business.
With these exceptions, expenses incurred by us while seeking our initial business combination may be paid prior to our initial business combination only from the $320,000 of the net proceeds of this offering not held in the trust account plus interest earned on the trust account, net of taxes, of up to an aggregate amount of $1,500,000 to fund working capital and general corporate purposes. The imputed interest rate necessary to earn $1,500,000 on the proceeds held in trust (net of taxes payable on such interest) for a 24-month period is 0.76% per year. The proceeds held in the trust account will be invested only in U.S. government securities with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. As of September 15, 2008, the interest rates on these types of government securities were in the range of approximately 0.28% to 1.52% and the interest rate on these types of money market funds was 1.88%.

Limited payments to insiders
There will be no fees, reimbursements or cash payments made to our executive officers, directors, existing shareholders or any of their respective affiliates other than:

•

a payment of $7,500 per month to SF Venture Town Co., Ltd., an affiliate of Sang-Chul Kim, our Chairman and Chief Executive Officer, for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of the consummation of our initial business combination or our liquidation;

• reimbursement of out-of-pocket expenses incident to identifying, investigating and consummating our initial business combination with a target business, none of which have been incurred to date; and
• repayment of a $250,000 non-interest bearing loan made by Sang-Chul Kim to cover a portion of the expenses relating to this offering.
The proceeds held in the trust account may be subject to claims that would take priority over the claims of our public shareholders and, as a result, the per-share liquidation price could be less than approximately $9.90 per share (the amount in the trust account per unit) due to claims of such creditors.
Release of amounts in the trust account upon closing of our initial business combination
All amounts held in the trust account that are not:
• distributed to public shareholders who exercise redemption rights (as described below),
• released to us as interest income to fund working capital,
• released to us to pay taxes, or
• payable to the underwriters for deferred discounts and commissions, will be released to us upon the consummation of our initial business combination.
At the time we consummate our initial business combination, following our payment of amounts due to any public shareholders who exercise their redemption rights, there will be released to the underwriters from the trust account their deferred underwriting discounts and commissions that are equal to 4% of the gross proceeds of this offering, or $4,000,000 (or approximately $4,600,000 to the extent the underwriters’ over-allotment option is exercised in full). Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the target business or businesses with which our initial business combination occurs. If the business combination is paid for using equity or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including maintenance or expansion of operations of the acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the acquisition of other companies or assets, or for working capital and general corporate purposes.
Shareholders must approve our initial business combination
Pursuant to the provisions of our second amended and restated memorandum and articles of association, which will be in effect prior to consummation of this offering, we are required to seek shareholder approval before effecting our initial business combination, even if the business combination would not ordinarily require shareholder approval under applicable Cayman Islands law. Our second amended and restated memorandum and articles of association provides for a minimum of 20 days’ notice prior to a meeting to approve a business combination. We will publicly announce the record date for determining the shareholders entitled to vote at the meeting to approve our business combination at least five business days prior to such record date. We will proceed with our initial business combination only if (i) a majority of the ordinary shares voted by public shareholders are voted in favor of the business combination (even if such business combination results in our acquiring substantially less than 100% of the interests or assets of the target business), and (ii) public shareholders owning less than 40% of the aggregate shares sold in this offering exercise their redemption rights on a cumulative basis, including shareholders who previously exercised their redemption rights in connection with the shareholder vote required to approve the extended period as described below under “Proposed Business — Opportunity for shareholder approval of a business combination.” Our threshold for redemption rights has been established at 40% of the shares sold in this offering. However, a 20% threshold has historically been more typical in offerings of this type. We have selected the higher threshold to reduce the risk of a small group of shareholders exercising undue influence on the shareholder approval process and to make it easier for us to receive shareholder approval of a business combination and the extended period.
If, at the end of the 21- or 33-month period, as applicable, we have not obtained shareholder approval for our initial business combination, we will dissolve as promptly as practicable and liquidate and release only to our public shareholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest, net of income taxes payable on such interest and net of interest income earned on the trust account, net of taxes, of up to an aggregate amount of $1,500,000 previously released to us.
In connection with the shareholder vote required to approve the extended period and/or our initial business combination, our existing shareholders have agreed to vote the initial ordinary shares held by them prior to the completion of this offering in the same manner as a majority of the ordinary shares voted by the public shareholders are voted at the special or annual meeting called for the purpose of approving the extended period or our initial business combination.
In addition, each of our existing shareholders has agreed that if they acquire ordinary shares in or following this offering, they will vote all such acquired shares in favor of the extended period, if any, and our initial business combination. As a result, none of our existing shareholders will be able to exercise redemption rights (as described below) with respect to any of our shares that they may acquire prior to, in or after this offering.
Additional purchases of our ordinary shares by our existing shareholders will likely allow them to exert additional influence over the approval of our initial business combination. The factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares and whether any such additional purchases would increase the likelihood that our initial business combination would be approved. If a significant number of shareholders vote, or indicate an intention to vote, against a proposed business combination or the extension of the period in which we may consummate a business combination, our existing shareholders, directors, officers or their affiliates could make such purchases in order to influence the vote.
Potential conflicts of interest
To minimize potential conflicts of interest that may arise from multiple affiliations, our executive officers and directors have agreed that they will not organize or become involved in any other blank check company with a focus on acquiring a target business in the Republic of Korea until after we consummate our initial business combination. Our executive officers and directors may, however, organize or become involved in other blank check companies with a focus other than acquiring a target business in the Republic of Korea.
In addition, subject to the respective pre-existing fiduciary duties of our executive officers and directors, each of our executive officers and directors has agreed that, from the date of this prospectus until the earliest of the consummation of our initial business combination, our liquidation, or until such time as he ceases to be an executive officer or director, he will, and will cause companies or entities under his control to offer to us, before pursuing for himself or offering to others, any business combination opportunity presented to him with a target business (i) that has a fair market value between $79.2 million and $400 million, (ii) whose primary operations are located in the Republic of Korea, and
(iii) where the opportunity is to acquire at least a controlling interest in the target business (which would be at least a majority of the voting securities of the target business or businesses and/or control of the majority of any governing body of the target business through contractual arrangements or otherwise). Subject to the respective pre-existing fiduciary duties of our executive officers and directors, each of our executive officers and directors has agreed that he will not, and will cause each other company or entity under his control not to, pursue any such business opportunity other than on our behalf unless and until our board of directors, including a majority of our independent directors, has determined that we will not pursue such opportunity.
Conditions to consummating our initial business combination
Our initial business combination must occur with a target business that has a fair market value of at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension) at the time of the execution of a definitive agreement for the business combination. Because a significant period of time may elapse between the execution of the definitive agreement and the closing of the business combination, it is possible that the value of the target business may decrease during such period which could potentially result in a target business having a fair market value less than 80% of the balance in the trust account at the time of the closing of the business combination. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value in an amount greater than 80% of the amount in our trust account (less the deferred underwriting discounts and commissions and taxes payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension) at the time of the execution of a definitive agreement for the business combination. We have not entered into and are not currently contemplating any financing arrangements with any third parties to raise additional funds. If our initial business combination involves a transaction in which we acquire less than a 100% interest in the target business, the value of that interest that we acquire will be equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension) at the time of the execution of a definitive agreement for the business combination. Although it is not prohibited under our second amended and restated memorandum and articles of association or any other agreement, we will not pursue a business combination in which we do not acquire a controlling interest in the target business. The key factors that we will rely on in determining controlling shareholder status would be our acquisition of at least a majority of the voting equity interests or control through contractual arrangements of the target business and control of the majority of any governing body of the target business. We will not consider any transaction that does not meet such criteria.
Status as foreign private issuer
As a foreign private issuer, we are exempt from the proxy rules promulgated under the Exchange Act. Because of this exemption, when we seek approval from our shareholders of our initial business combination, we do not expect to file preliminary proxy solicitation materials regarding our initial business combination with the SEC and, accordingly, such materials will not be reviewed by the SEC. However, we have agreed with the underwriters to provide all of the disclosure that is typically required by SEC rules to our shareholders for review.
Possible extension of time to consummate a business combination
If we anticipate that we may not be able to consummate a business combination within 21 months from the consummation of this offering, we may seek shareholder approval to extend the period of time to consummate a business combination by an additional 12 months. Our second amended and restated memorandum and articles of association provides for a minimum of 20 days’ notice prior to a meeting to approve a proposal to extend the period of time to consummate a business combination. We will publicly announce the record date for determining the shareholders entitled to vote at the meeting to approve the extended period at least five business days prior to such record date. In order to extend the period of time to 33 months, (i) a majority of the ordinary shares voted by our public shareholders (including our existing shareholders, officers and directors with respect to shares purchased in this offering or otherwise acquired in the public markets by them) must be voted in favor of the extension and (ii) public shareholders owning less than 40% of the shares sold in this offering exercise their conversion rights, each described in this prospectus. The 33-month period will be referred to throughout this prospectus as the extended period. If we fail to consummate a business combination (x) within 21 months of the consummation of this offering, or (y) within 33 months from the consummation of this offering (if the extended period is approved), our corporate existence will automatically cease except for the purpose of winding up our affairs and liquidating. We will then liquidate as promptly as practicable (after paying any creditors and liquidation costs) and release only to our public shareholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest then held in the trust account.
We will still be required to seek shareholder approval before completing our initial business combination, even if the business combination would not ordinarily require shareholder approval under applicable law. As a result of an approval of the extension, we will be able to hold your funds in the trust account for a minimum of almost three years.
A shareholder’s election to redeem his, her or its shares in connection with the vote on the extended period will only be honored if the extended period is approved. Shareholders who vote against the extended period and exercise their redemption rights will not be able to vote on the initial business combination. All other shareholders will be able to vote on the initial business combination.
Public shareholders who cause us to redeem their ordinary shares for their share of the trust account will still have the right to exercise the warrants that they received as part of the units that they still own.
Redemption rights for shareholders voting to reject the extended period or our initial business combination
Public shareholders voting against the extended period or our initial business combination, as the case may be, will be entitled to cause us to redeem their ordinary shares for a pro rata share of the aggregate amount then in the trust account, before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of interest income earned on the trust account, net of taxes, of up to an aggregate amount of $1,500,000 previously released to us to fund our working capital and general corporate purposes. Voting against the proposal for the extended period, if any, or against our initial business combination alone will not result in the redemption of a shareholder’s shares for a pro-rata portion of the trust account. The right of redemption is only valid when a shareholder exercises such redemption rights. Shareholders voting (i) against the extended period will have the right to cause us to redeem their shares only if the extended period is approved, and (ii) against our initial business combination will have the right to cause us to redeem their shares only if our initial business combination is approved and completed. Public shareholders who cause us to redeem their ordinary shares for a pro rata share of the trust account will be paid their redemption price as promptly as practicable after the date of our annual meeting or the special meeting for the extended period or upon consummation of our initial business combination, as the case may be, and will have the right to exercise any warrants they own once the warrants become exercisable. This redemption could have the effect of reducing the amount distributed to us from the trust account by up to approximately $39,599,990 (assuming redemption of the maximum of one share less than 40% of the eligible ordinary shares). We intend to structure and consummate any potential business combination in a manner such that one share less than 40% of the ordinary shares purchased by the public shareholders in this offering, on a cumulative basis, could be redeemed for a pro rata share of the current balance in the trust account, and the business combination could still be consummated.
However, a public shareholder, together with any affiliate of that shareholder or any other person with whom that shareholder is acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 10% of the shares sold in this offering on a cumulative basis, although that shareholder would remain entitled to vote against a proposed extension or a proposed business combination with respect to all shares owned by that shareholder or that shareholder’s affiliates. We believe this restriction will prevent shareholders from accumulating large blocks of shares before the vote held to approve a proposed extension or a proposed business combination and attempt to use the redemption right as a means to force us or our management to purchase their shares at a significant premium to the then-current market price. By limiting the ability of a shareholder, together with any affiliate of that shareholder or any other person with whom that shareholder is acting in concert or as a “group,” to redeem only 10% of the shares sold in this offering on a cumulative basis, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block an extension or a transaction that is favored by our other public shareholders. However, we are not restricting a shareholder’s ability to vote all of such shareholder’s shares against the extension or the transaction.
The initial per share redemption price is approximately $9.90 per share (the amount initially held in the trust account per share). Since this amount is less than the $10.00 per share purchase price (assuming that the entire purchase price of the units was allocated to the ordinary shares underlying the units) in this offering and may be lower than the market price of the ordinary shares on the date of redemption, there may be a disincentive on the part of public shareholders to exercise their redemption rights. Because shareholders who exercise their redemption rights will receive their proportionate share of deferred underwriting discounts and commissions and the underwriters will be paid the full amount of the deferred underwriting discounts and commissions upon the consummation of our initial business combination, the non-redeeming shareholders will bear the financial effect of such payments to both the redeeming shareholders and the underwriters.
See “Proposed Business — Effecting a Business Combination — Redemption rights for shareholders voting to reject the extended period or our initial business combination.”
Liquidation and dissolution if no business combination
As described above, if the holders of 40% or more of the shares sold in this offering vote against a proposed extension, if any, beyond 21 months to 33 months and elect to redeem their shares for a pro rata share of the trust account, or we do not receive shareholder approval for such extension (and we are not able to complete our initial business combination within such 21-month period), it will trigger our automatic liquidation and subsequent dissolution pursuant to the terms of our second amended and restated memorandum and articles of association. At such time, we will promptly distribute only to our public shareholders the amount in our trust account (including any accrued interest then remaining in the trust account) plus any remaining net assets (subject to our provision for creditors including taxes and liquidation costs, if any) as part of our plan of distribution.
As described above, if we have not consummated a business combination by 33 months from the consummation of this offering (assuming the extended period is approved), our liquidation will occur. This has the same effect as if our shareholders had passed a special resolution placing our company into voluntary liquidation under the Companies Law (2007 Revision) of the Cayman Islands, referred to in this prospectus as the “Companies Law.” In such a situation under the Companies Law, a liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette. We anticipate the trust account would be distributed to shareholders within 10 days following the expiration of the 21-day period (although we cannot guarantee that it will not be longer, particularly if unforeseen creditor claims or other potential complications emerge prior to this distribution). We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, if previously unknown claims emerge during the liquidation process, some or all distributions to shareholders may be delayed while the claims are assessed by the liquidator.
Our existing shareholders have agreed to waive their right to participate in any liquidating distribution as part of our plan of distribution with respect to the initial ordinary shares held by them prior to the completion of this offering if we fail to consummate our initial business combination, and to vote in favor of any such plan of distribution. Holders of our warrants are not entitled to participate in a liquidation distribution and the warrants will expire with no value if we liquidate before the consummation of our initial business combination.
We anticipate that we would distribute on a liquidation to our public shareholders the amount in our trust account (including deferred underwriting discounts and commissions and interest net of income taxes payable on such interest) plus any remaining net assets held outside the trust account (subject to our provision for creditors, including taxes and liquidation costs) shortly following expiration of the 21-day period as part of our plan of distribution. Our existing shareholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. In the first instance, we will pay the costs of liquidation from our remaining assets outside of the trust account or from interest earned on the funds in the trust account that may be released to us for working capital purposes. If such funds are insufficient, Sang-Chul Kim, our Chairman and Chief Executive Officer, has agreed to contribute to us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $25,000) and has agreed not to seek repayment for such expenses. However, in the unlikely event that these funds are insufficient and that Mr. Kim is for any reason unable to contribute these funds, then the liquidator will be entitled to apply the funds in the trust account to meet the costs of the liquidation.

Risks

We are a newly organized blank check company that has conducted no operations and has generated no revenues. Until we consummate our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management and our directors, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of this offering to those of blank check companies subject to Rule 419” beginning on page 78. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 22 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our company in which the “actual” information is extracted from our audited financial statements, and the “actual” and “as adjusted” information should be read with our financial statements, which are included in this prospectus. We have not had any operations to date, so only balance sheet data is presented.

	May 23, 2008
Balance Sheet Data	Actual	As Adjusted
Working capital (deficiency)	$(142,339)	$95,338,719
Total assets	321,299	99,338,719
Total liabilities	299,319	4,000,000
Value of ordinary shares which may be redeemed for cash (approximately $.0086 and $9.90 per share, respectively)	3,261	39,599,990
Total shareholders’ equity (deficit)	18,719	55,738,729

The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds, the receipt of $3,000,000 from the sale of the sponsor warrants and the payment of the estimated remaining expenses of this offering.

The “as adjusted” working capital and total assets amounts include approximately $99,000,000 to be held in the trust account, which will be distributed (in whole or in part) (i) after our special shareholder meeting called for the purpose of the approval of the extended period to public shareholders who exercise their redemption rights in connection with a vote on the extended period, if any, or in connection with our initial business combination (assuming that the extension period and business combination are approved, respectively), (ii) to Broadband Capital as to $4,000,000 representing the deferred underwriting discount to be paid upon consummation of a business combination, and (iii) upon the consummation of a business combination, to us in the amount remaining in the trust account following the payment to any public shareholders who exercise their redemption rights and payment of the deferred discount. All such proceeds will be distributed from the trust account only as described in this prospectus. If a business combination is not so consummated, we will dissolve and the proceeds held in the trust account, including the deferred underwriting discounts and commissions and all interest thereon, net of income taxes on such interest and net of interest income on the trust account balance previously released to us to fund our working capital and general corporate purposes, and any other remaining net assets, will be distributed to our public shareholders as part of our plan of distribution. In addition, the “as adjusted” information reflects the redemption of 375,000 ordinary shares that are subject to redemption by us at fair value ($.0086 per share) to the extent the underwriters do not exercise their over-allotment option, in order for our existing shareholders to maintain ownership of 20% of our outstanding ordinary shares.

We will not consummate a business combination if public shareholders owning 40% or more of the shares sold in this offering vote against the extended period and the business combination, on a cumulative basis, and exercise their redemption rights. Accordingly, we may effect our initial business combination if public shareholders owning up to one share less than 40% of the 10,000,000 ordinary shares sold in this offering exercise their redemption rights on a cumulative basis. If this occurred, we would be required to redeem for cash up to one share less than 40% of the ordinary shares sold in this offering, or 3,999,999 ordinary shares (4,599,999 to the extent the underwriters exercise their over-allotment option in full) at an initial per-share redemption price of approximately $9.90 or approximately $39,599,990 in the aggregate (or approximately $9.87 or approximately $45,401,989 in the aggregate, to the extent the underwriters exercise their over-allotment option in full). The actual per-share redemption price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of income taxes on such interest and net of interest income on the trust account balance previously released to us as described above, as of the date of the special meeting of shareholders called for the purpose of approving the extended period, or two business days prior to the proposed consummation of the business combination, as the case may be, divided by the number of ordinary shares included in the units sold in this offering. We intend to structure and consummate any potential business combination in a manner such that public shareholders holding up to (but not including) 40% of the ordinary shares sold in this offering, on a cumulative basis, voting against the extended period or our initial business combination could cause us to redeem their ordinary shares for a pro rata share of the aggregate amount then on deposit in the trust account, and our initial business combination could still be consummated.

RISK FACTORS

An investment in our securities involves a high degree of risk. The following risks describe all material risks that are currently known to us and are reasonably foreseeable. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, it may result in a material, adverse affect on our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Associated With Our Business

We are a newly organized, development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly organized development stage company with no operating results. We are not presently, nor will we be, engaged in any operations for an indefinite period of time following this offering. Because we lack an operating history, you have no basis on which to evaluate our ability to achieve our business objective of completing a business combination with a target business. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to consummate an initial business combination. We will not generate any revenues from operations until after completing a business combination. If we expend all of the $1,820,000 in (i) proceeds from this offering not held in the trust account and (ii) interest income earned on the balance of the trust account, net of taxes, that may be released to us to fund our working capital and general corporate purposes in seeking a business combination but fail to complete such a combination, we will never generate any operating revenues.

We may not be able to consummate an initial business combination within the required time frame, in which case, we would dissolve and liquidate our assets.

Pursuant to our second amended and restated memorandum and articles of association, which will be in effect prior to consummation of this offering, we must consummate an initial business combination with a fair market value of at least 80% of the balance of the trust account at the time of the execution of a definitive agreement for the business combination (less the deferred underwriting discounts and commissions and taxes payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension) within 21 months from the consummation of this offering, or, if extended pursuant to a shareholder vote as described in this prospectus, within 33 months from the consummation of this offering. If we fail to consummate an initial business combination within the required time frame, we will, in accordance with our second amended and restated memorandum and articles of association dissolve, liquidate and wind up. The foregoing requirements are set forth in our second amended and restated memorandum and articles of association, and any amendment to our second amended and restated memorandum and articles of association requires an affirmative vote of two-thirds or more of the shares entitled to vote at a general meeting, such votes being made in person, by proxy or by their duly authorized representative. We may not be able to find a suitable target business within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target business may be reduced as we approach the deadline for the consummation of an initial business combination. We do not have any specific initial business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target business regarding an initial business combination, nor taken any direct or indirect actions to locate or search for a target business.

The requirement that we complete a business combination within 21 months (or up to 33 months if our shareholders approve an extension) may give potential target businesses leverage over us in negotiating a business combination.

We will dissolve and liquidate our assets to our public shareholders if we do not effect a business combination within 21 months (or up to 33 months if our shareholders approve an extension) from the consummation of this offering. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, as we approach the initial 21-month deadline to consummate a business combination, our negotiating position with respect to any target business will be weakened. Any target business may be able to leverage our dissolution requirement to extract concessions that an operating company or private equity investor would be unwilling to make, or that we would have been unwilling to make during similar negotiations within the first few months following consummation of this offering.

Unlike other blank check companies, we are permitted, pursuant to our second amended and restated memorandum and articles of association, to seek to extend the date by which we must consummate an initial business combination to 33 months. As a result, your funds may be held in the trust account for nearly three years or more.

Unlike other blank check companies, we may seek to extend the date by which we must consummate our initial business combination, to avoid being required to liquidate, beyond 21 months to 33 months by calling a special meeting of our shareholders for the purpose of soliciting their approval for such extension. We believe that an extension could be necessary depending on overall economic and market conditions and/or target-specific factors due to the circumstances involved in the evaluation and closing of a business combination in the ROK, including obtaining financial statements audited or reconciled in accordance with U.S. GAAP, or prepared or reconciled in accordance with the International Financial Reporting Standards of potential targets that have previously kept their accounts in accordance with GAAP of the ROK or another applicable accounting standard, and the requirements of relatively complex Korean regulatory filings and approvals depending on the specific target industry. Without the option of extending to 33 months, if we enter into agreements near the end of the initial 21-month period, we would have only a limited amount of time in which to satisfy U.S., ROK or other applicable regulatory requirements, secure the approval of our shareholders and provide for customary closing conditions. If the proposal for the extension to 33 months is approved by our shareholders as described in this prospectus, we will have an additional 12 months beyond the more usual 21-month period within which to consummate our initial business combination. As a result, we may be able to hold your funds in the trust account for nearly three years or more and thus delay the receipt by you of your funds from the trust account on redemption or liquidation.

Unlike other blank check offerings, we allow up to 40% of the ordinary shares purchased by the public shareholders in this offering, on a cumulative basis, to be redeemed. This higher threshold will make it easier for us to consummate an initial business combination with which you may not agree.

When we seek shareholder approval for the extended period, if any, and our initial business combination, we will offer each public shareholder (other than our existing shareholders) the right to have their ordinary shares redeemed for cash if the shareholder votes against the extended period or our initial business combination, as the case may be, and each such proposal is approved and, in the case of our initial business combination, it is also consummated. We will consummate our initial business combination only if the following two conditions are met: (i) a majority of the ordinary shares voted by the public shareholders are voted in favor of our initial business combination and (ii) public shareholders owning 40% or more of the shares sold in this offering do not vote against our initial business combination and on a cumulative basis exercise their redemption rights (including any shares previously redeemed in connection with the extended period). Many other blank check companies have a redemption threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of shareholders to exercise their redemption rights, it will be easier for us to consummate our initial business combination with a target business that shareholders may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your redemption rights. We have selected the higher threshold to reduce the risk of a small group of shareholders exercising undue influence on the shareholder approval process and to make it easier for us to receive shareholder approval for the extended period and our initial business combination.

Public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 10% of the shares sold in this offering on a cumulative basis.

When we seek shareholder approval of a proposed extension or a proposed business combination, we will offer each public shareholder (but not our existing shareholders) the right to have their ordinary shares redeemed for cash if the shareholder votes against the extension or business combination and the extension or business combination is approved and completed. However, a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 10% of the shares sold in this offering on a cumulative basis. Accordingly, if you (or together with any of your affiliates or any other person with whom you act in concert or as a “group”) purchase more than 10% of the shares sold in this offering on a cumulative basis and a proposed extension or proposed business combination is approved, you will not be able to seek redemption rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following an extension or a business combination or that the market price of the ordinary shares will exceed the per share redemption price.

Under Cayman Islands law, the requirements and restrictions relating to this offering contained in our second amended and restated memorandum and articles of association may be amended, which could reduce or eliminate the protection afforded to our shareholders by such requirements and restrictions.

Our second amended and restated memorandum and articles of association, which will be in effect prior to consummation of this offering, sets forth certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our second amended and restated memorandum and articles of association provides, among other things, that:

•	if we do not consummate a business combination within 21 months of the closing date of our initial public offering we may seek shareholder approval to extend the period of time to consummate our initial business combination by an additional 12 months. In such case, we will present such proposal to our shareholders. To approve the extended period, (i) a majority of the ordinary shares voted by our public shareholders must be voted in favor of the extension and (ii) public shareholders owning 40% or more of the ordinary shares sold in this offering must not have exercised their redemption rights;
•	if the extended period is approved, public shareholders who voted against such proposal and exercised their redemption rights will receive their pro rata share of the trust account;
•	prior to the consummation of our initial business combination, we will submit our initial business combination to our shareholders for approval;
•	we may proceed with our initial business combination only if a majority of the ordinary shares voted by our public shareholders are voted in favor of our initial business combination and public shareholders owning less than 40% of the aggregate shares sold in this offering exercise their redemption rights on a cumulative basis, including shareholders who previously exercised their redemption rights in connection with the shareholder vote required to approve the extended period;
•	if our initial business combination is approved and consummated, public shareholders who voted against our initial business combination and exercised their redemption rights will receive their pro rata share of the trust account;
•	if our initial business combination is not consummated within the time periods specified in this prospectus, then we will dissolve and distribute to all of our public shareholders their pro rata share of the trust account;
•	our management will take all actions necessary to liquidate our trust account to our public shareholders as part of our plan of distribution if our initial business combination is not consummated within the time periods specified in this prospectus;
•	our shareholders’ rights to receive a portion of the trust account are limited such that they may only receive a portion of the trust account upon liquidation of our trust account to our public shareholders as part of our plan of distribution or upon the exercise of their redemption rights; and
•	for our initial business combination, we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition, or similar transaction, other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of the amount in the trust account (less the deferred underwriting discounts and commissions and taxes payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension) at the time of the execution of a definitive agreement for the business combination.

Any amendment to our second amended and restated memorandum and articles of association requires an affirmative vote of two-thirds or more of the shares entitled to vote at a general meeting, such votes being made in person, by proxy or by their duly authorized representative. However, we view the foregoing provisions as obligations to our shareholders and we will not take any actions to waive or amend any of these provisions prior to the consummation of our initial business combination.

You will not receive protections normally afforded to investors in blank check companies.

Since the net proceeds of this offering are designated for completing an initial business combination with a target business that has not been identified, we may be deemed a “blank check” company under the United States securities laws. However, since we anticipate our securities will be listed on NASDAQ, a national securities exchange, and, upon completion of this offering, we will have net tangible assets in excess of $5,000,000 and will at that time file a Report of Foreign Private Issuer on Form 6-K with the SEC that includes an audited balance sheet demonstrating this fact, we are exempt from SEC rules such as Rule 419 that are designed to protect investors in blank check companies. Accordingly, investors in this offering will not receive the benefits or protections of that rule. Among other things, this means our units will be immediately tradable and we will have a longer period of time to consummate a business combination in some circumstances than do companies subject to Rule 419.

Being a foreign private issuer exempts us from certain Securities and Exchange Commission and NASDAQ requirements that provide shareholders the protection of information that must be made available to shareholders of United States public companies, including with respect to our business combination.

We are a “foreign private issuer” within the meaning of the rules promulgated under both the Securities Exchange Act and NASDAQ Stock Market’s rules. As such, we are exempt from certain provisions applicable to United States public companies including:

•	the rules requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;
•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;
•	provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and
•	the sections of the Securities Exchange Act requiring our insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short swing” trading transactions (i.e., a purchase and sale, or a sale and purchase, of the issuer’s equity securities within less than six months).

Because of these exemptions, our shareholders will not be afforded the same protections or information generally available to investors holding shares in public companies organized in the United States. In particular, as a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements. Because of this exemption, at the time we seek approval from our shareholders of our initial business combination or an extension of the time to complete a business combination, it is our expectation that we will not file with the SEC preliminary proxy solicitation materials regarding our business combination, but will rather prepare and mail proxy solicitation materials in accordance with Cayman Islands law and, as required, file such materials with the SEC after mailing. Furthermore, although we have agreed with the underwriters to provide all of the disclosure that is typically required by SEC rules to our shareholders for review (including a description of the operations of the target business and audited or unaudited (as appropriate) historical financial statements of the target business), investors are cautioned that such materials will not have been reviewed by the SEC and may not have all of the material disclosures required under such rules. Moreover, this agreement with the underwriters could potentially be waived by the parties or not complied with by us, and shareholders would have no right to enforce the agreement. In addition, shareholders who receive proxy materials in connection with any business combination will not receive the liability protections of the federal proxy rules.

Our proxy solicitation materials seeking the approval of our shareholders for our initial business combination may not contain financial statements prepared in accordance with United States GAAP, and accordingly, you (i) may not have the benefit of receiving financial statements prepared in accordance with United States GAAP, and (ii) may be unfamiliar with the accounting principles upon which the financial statements of our target business will be based.

Because our proxy solicitation materials seeking the approval of our shareholders for our initial business combination will not be governed by the proxy rules of the federal securities laws and will not be reviewed by the SEC, we may acquire a target business whose financial statements have not been prepared in accordance with, or which cannot be reconciled to, United States GAAP. Such proxy solicitation materials, therefore, may contain financial statements prepared in accordance with IFRS (or other applicable accounting principles or standards) rather than United States GAAP. Accordingly, investors (i) may not have the benefit of receiving financial statements prepared in accordance with United States GAAP, and (ii) may be unfamiliar with the accounting principles upon which the financial statements of our target business will be based.

If the net proceeds of this offering not being held in trust together with the interest released to us are insufficient to allow us to operate for at least the next 33 months, we may be unable to consummate an initial business combination.

We believe that, upon completion of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that will be available to us, will be sufficient to allow us to operate for at least the next 33 months, assuming that an initial business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep a target business from “shopping” around for transactions with other companies on terms more favorable to such target business) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

If third parties bring claims against us, the proceeds held in the trust account may be reduced and the per share liquidation price received by you will be less than approximately $9.90 per share (or $9.87 if the underwriters’ over-allotment option is fully exercised).

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective acquisition targets or other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements, or if executed, that this will prevent potential contracted parties from making claims against the trust account. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account may be subject to claims that would take priority over the claims of our public shareholders and, as a result, the per-share liquidation price could be less than approximately $9.90 (or $9.87 if the underwriters’ over-allotment option is fully exercised) due to claims of such creditors. If we are unable to consummate an initial business combination and are forced to wind up and dissolve, each of the members of our board of directors, on a pro rata basis in relation to their respective beneficial ownership of the initial ordinary shares, has agreed that he will be liable to ensure that the proceeds in the trust account are not reduced by the claims of a target business or claims of vendors or other entities that are owed money by us for services rendered or contracted for, or products sold to us. However, the agreements entered into by each of the members of our board of directors specifically provides for two exceptions to this indemnity; there will be no liability (i) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (ii) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors or a target business that would not be covered by the indemnity from each of the members of our board of directors, such as shareholders and other claimants who are not parties in contract with us who file a claim for damages against us. The measures described above are the only actions we will take to ensure that the funds in the trust account are not depleted by claims against our company or the trust. Because we will seek to have all vendors and prospective acquisition targets execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of each of the members of our board of directors having any such obligations is minimal. Based on representations made to us by each of the members of our board of directors, we currently believe that they are each capable of funding a shortfall in our trust account to satisfy their foreseeable and respective indemnification obligations, but we have not asked them for any security or funds for such an eventuality. We will enforce our rights under these indemnification arrangements against each of the members of our board of directors, but despite our belief, we cannot assure you that every member of our board of directors will be able to satisfy those obligations. The indemnification obligations may be substantially higher than they currently foresee or expect and/or their financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case (or an analogous proceeding under Cayman Islands law) is filed against us that is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public shareholders. As a result, a bankruptcy court could seek to recover all amounts received by our shareholders in order to satisfy third party claims. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts due them.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

In any liquidation proceedings of the company under Cayman Islands’ law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. Furthermore, a liquidator of the company might seek to hold a shareholder liable to contribute to our estate to the extent of distributions received by them pursuant to the dissolution of the trust account beyond the date of dissolution of the trust account. Additionally, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims for having paid public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If we wind up and dissolve before concluding a business combination, our public shareholders will receive less than $10.00 per share on distribution of trust account funds and our warrants will expire worthless.

If we are unable to consummate our initial business combination and must dissolve and distribute our assets, the per-share liquidating distribution will be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the planned costs of seeking a business combination. We expect these costs and expenses to include approximately $250,000 for expenses for the due diligence and investigation of a target business or businesses; approximately $300,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination; an aggregate of up to $247,500 for office space, administrative services and secretarial support payable to SF Venture Town Co., Ltd., an affiliate of Sang-Chul Kim, our Chairman and Chief Executive Officer, representing $7,500 per month for up to 33 months; approximately $150,000 for legal and accounting fees relating to our SEC reporting obligations; and approximately $872,500 for working capital and general corporate purposes that will be used for miscellaneous expenses (including directors and officers liability insurance) and reserves. If we were unable to consummate an initial business combination and expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, net of income taxes payable on such interest and net of interest income on the trust account balance previously released to us to fund working capital and general corporate purposes, the initial per-share liquidation price would be approximately $9.90, or approximately $0.10 less than the per-share offering price of $10.00 (assuming that the entire offering amount was allocated to the shares included in the units). Furthermore, our outstanding warrants are not entitled to participate in a liquidation distribution and the warrants will therefore expire worthless if we wind up and dissolve before completing a business combination.

We may require shareholders who wish to redeem their shares in connection with the proposed extension or a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

We may require public shareholders who wish to exercise their redemption rights regarding their shares in connection with the proposed extension or a proposed business combination either to tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System at any time up until the business day immediately preceding the vote taken at the shareholders meeting relating to the extension or the business combination. This procedure would be in contrast to the traditional method where, in order to perfect redemption rights in connection with a blank check company’s initial business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights, and, after the business combination was approved, the company would contact such shareholder to arrange for him to deliver his certificate to verify ownership. In order to obtain a physical certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allow at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over the process, it may take significantly longer than two weeks to obtain a physical certificate and you may not be able to redeem your shares in time. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this. Accordingly, we will only require shareholders to deliver their certificates prior to the vote on the proposed extension or proposed business combination if, in accordance with NASDAQ’s proxy notification recommendations, shareholders receive the proxy solicitation materials at least 20 days prior to the meeting relating to the extension or the business combination. However, if it takes longer than we anticipate for shareholders to deliver their shares, shareholders who wish to exercise their redemption rights may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands, and substantially all of our assets will be located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or executive officers.

Our corporate affairs will be governed by our second amended and restated memorandum and articles of association, the Companies Law (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are, to a large extent, governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the

Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

The Cayman Islands courts are also unlikely:

•	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and
•	to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment: (i) is given by a competent foreign court; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, our management team may lack the expertise in the particular industry and therefore we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that management will be able to successfully complete the business combination. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our shareholders for approval.

You will be relying on the ability of our executive officers and directors, with the assistance of consultants and special advisors, to choose a suitable business combination. At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of a target business. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our shareholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of public shareholders vote for the proposed business combination. Conversely, a proposal that you vote for could still be rejected if a sufficient number of public shareholders vote against the proposed business combination.

If we engage an independent investment bank to render a fairness opinion, our shareholders may not be able to rely on the opinion.

While we currently do not anticipate consummating a business combination with an entity that is affiliated with any of our officers or directors, or with an entity that is either a portfolio company of, or has otherwise received a financial investment from, an investment fund (or an affiliate thereof) that is affiliated with our management team, we are not restricted from entering into such transactions and may do so after exploring other transactions with nonaffiliated entities if we determine that such a transaction is in our shareholders’ best interests. If we determine to enter into such a transaction, we would do so only if we obtain an opinion from an unaffiliated, independent investment banking firm indicating that the business combination is fair to our public shareholders from a financial point of view. We expect that any such opinion would be included in the proxy solicitation materials we will furnish to our shareholders in connection with the business combination, and that such independent investment banking firm will be a consenting expert. As the opinion will likely be addressed to our board of directors for their use in evaluating the transaction, we do not anticipate that our shareholders will be entitled to rely on such opinion. Accordingly, you may not have a direct claim against the independent investment banking firm with respect to such opinion.

We will not be required to obtain a fairness opinion from an independent investment banking firm as to the fair market value of the target business if our board of directors is able to determine independently the fair market value of the target business.

The fair market value of a target business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, the values of comparable businesses, earnings and cash flow, and book value. If our board is not able to determine independently that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criterion. We also have agreed to obtain an opinion from an unaffiliated, independent investment banking firm with respect to such criteria if one of our officers or directors is affiliated with the target business. However, in all other instances, we will have no obligation to obtain or provide you with a fairness opinion. While our board of directors will use one or more standards generally accepted by the financial community in determining the fair market value of a target business or businesses, we cannot assure you that our board of directors will not overvalue a potential target; a shareholder’s only recourse will be to vote against the proposed business combination.

If we issue equity securities or debt securities to consummate our initial business combination, your equity interest in us could be reduced or there may be a change in control of our company.

Our second amended and restated memorandum and articles of association, which will be in effect prior to consummation of this offering, authorize the issuance of up to 100,000,000 ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be approximately 79,067,308 authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants, including the sponsor warrants and the warrants underlying the unit purchase option granted to the underwriters) and all of the preferred shares available for issuance. We have no other commitments as of the date of this offering to issue any additional securities. We may issue a substantial number of additional ordinary shares or preferred shares, or a combination of both, including through debt securities, to consummate our initial business combination, particularly as we intend to focus primarily on acquisitions of companies with valuations between approximately $79.2 million and $400 million. Our issuance of additional ordinary shares or any preferred shares:

•	may significantly reduce your equity interest in us;
•	may cause a change in control if a substantial number of our ordinary shares are issued, which may, among other things, limit our ability to use any net operating loss carry forwards we have, and result in the resignation of some or all of our directors;
•	may, in certain circumstances, have the effect of delaying or preventing a change in control of us; and
•	may adversely affect the then-prevailing market price for our ordinary shares.

The value of your investment in us may decline if any of these events occur.

If we acquire a company by issuing debt securities, our post-combination operating results may decline due to increased interest expense, or our liquidity may be adversely affected by an acceleration of our indebtedness.

We may elect to enter into an initial business combination that requires us to issue debt securities as part of the purchase price for a target business, particularly as we intend to focus primarily on acquisitions of companies with valuations between approximately $79.2 million and $400 million. If we issue debt securities, such issuances may result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;
•	acceleration, even if we are then current in our debt service obligations, if the debt securities have covenants that require us to meet certain financial ratios or maintain designated reserves, and any such covenants are breached without a waiver or renegotiation;
•	a required immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and
•	our inability to obtain additional financing, if necessary, if the debt securities contain covenants restricting our ability to obtain additional financing.

The value of your investment in us may decline if any of these events occur.

Our executive officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Although our executive officers and directors have agreed that they will not organize or become involved with other blank check companies with a focus on acquiring a target business in Korea until after we consummate our initial business combination, our executive officers and directors may in the future become affiliated with entities, including other blank check companies with a focus other than acquiring a target business in Korea, engaged in business activities similar to those intended to be conducted by us. Additionally, our executive officers and directors may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity time should be allocated or a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may not have the opportunity to enter into a desirable transaction.

The obligation of our officers and directors to present a business opportunity to us that may be reasonably required to be presented to us under Cayman Islands law is limited and may be subject to pre-existing fiduciary or other obligations that our officers and directors may owe to other companies. Consequently, we cannot assure you that our officers and directors will ever present a business combination opportunity to us.

Subject to the respective pre-existing fiduciary duties of our executive officers and directors, each of our executive officers and directors has agreed that, from the date of this prospectus until the earliest of the consummation of our initial business combination, our liquidation, or until such time as he ceases to be an executive officer or director, he will, and will cause companies or entities under his control to offer to us, before pursuing for himself or offering to others, any business combination opportunity presented to him with a target business (i) that has a fair market value between $79.2 million and $400 million, (ii) whose primary operations are located in the Republic of Korea, and (iii) where the opportunity is to acquire at least a controlling interest in the target business (which would be at least a majority of the voting securities of the target business or businesses and/or control of the majority of any governing body of the target business through contractual arrangements or otherwise). Subject to the respective pre-existing fiduciary duties of our executive officers and directors, each of our executive officers and directors has agreed that he will not, and will cause each other company or entity under his control not to, pursue any such business opportunity other than on our behalf unless and until our board of directors, including a majority of our independent directors, has determined that we will not pursue such opportunity.

We recognize that each of our executive officers and directors may be deemed an affiliate of any company or entity for which such executive officer or director serves as an executive officer or director or for which such executive officer or director otherwise has a pre-existing fiduciary duty and that a conflict of interest could arise if an opportunity is appropriate for one of such companies or entities. As a result, we have established procedures with respect to the sourcing of potential business combination opportunities by our executive officers and directors to eliminate such conflict for our executive officers and directors, whereby a potential business combination opportunity that must be presented to any company or entity for which such executive officer or director, as the case may be, presently serves as an officer or director or otherwise has a pre-existing fiduciary duty will not be presented to us until after such executive officer or director has presented the opportunity to such company or entity and such company or entity has determined not to proceed. Accordingly, there may be circumstances where executive officers and directors may not be in a position to present business opportunities to us unless other companies or entities have declined to accept such opportunities. See “Management — Conflicts of Interest.”

Our existing shareholders currently control us and may influence certain actions requiring a shareholder vote.

Assuming none of our existing shareholders purchases units in this offering or in the open market, they will beneficially own, in the aggregate, 20% of our issued and outstanding ordinary shares when this offering is completed. None of our existing shareholders has indicated to us that they intend to purchase units in this offering or the open market. Our existing shareholders have agreed that they will vote any ordinary shares they acquire in or after this offering in favor of a vote to approve the extended period, our initial business combination, or a plan of distribution that is presented to our public shareholders. Accordingly, ordinary shares acquired by our existing shareholders in or after this offering will not have the same voting or redemption rights as our public shareholders with respect to the extended period or a potential initial business combination, and our existing shareholders will not be eligible to exercise redemption rights for those shares if our initial business combination is approved by a majority of the votes cast by our public shareholders.

Additional purchases of our ordinary shares by our existing shareholders will likely allow them to exert additional influence over the approval of our initial business combination. The factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares and whether any such additional purchases would increase the likelihood that our initial business combination would be approved.

Because Sang-Chul Kim will hold sponsor warrants to purchase an aggregate of 2,307,692 ordinary shares that he purchased in the private placement and may also purchase up to 5,375,000 additional warrants pursuant to his warrant purchase commitment described in this prospectus, the exercise of those sponsor warrants and any warrants he may acquire may increase Sang-Chul Kim’s ownership in us after our initial business combination. This increase could allow our existing shareholders to influence the outcome of matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions after consummation of our initial business combination. In addition, neither our existing shareholders nor their affiliates are prohibited from purchasing units in this offering or our ordinary shares in the after market. If they do so, our existing shareholders will have a greater influence on the vote taken in connection with our initial business combination.

Our board of directors may entrench management and discourage unsolicited shareholder proposals that may be in the best interests of shareholders.

Our second amended and restated memorandum and articles of association, which will be in effect upon completion of this offering, will provide our board of directors will be divided into three classes, each of which will serve for a term of three years, with only one class of directors being elected in each year. There may not be an annual meeting of shareholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office at least until the consummation of the initial business combination. If there is an annual meeting, as a consequence of this

“staggered” board of directors, only a minority of the board of directors would be considered for election. Moreover, except to the extent shareholder proposals are properly and timely submitted, our directors will determine which matters, including prospective business combinations, to submit to a shareholder vote. As a result, our directors will exert substantial control over actions requiring a shareholder vote both before and following an initial business combination.

Resources could be wasted in researching acquisitions that are not consummated, which could have a material, adverse affect on subsequent attempts to locate and acquire or merge with another business.

We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to consummate a specific initial business combination, the costs incurred up to that point for the proposed transaction would not likely be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate an initial business combination for any number of reasons, including those beyond our control, such as if 40% or more of the ordinary shares purchased by the public shareholders in this offering vote against the initial business combination even if a majority of public shareholders voted in favor of it. Any such event will result in a loss to us of the related costs incurred that could have a material, adverse affect on subsequent attempts to locate and acquire or merge with another business.

All of our officers and directors own ordinary shares and our Chairman and Chief Executive Officer may acquire warrants in the after market which will not participate in liquidation distributions and therefore our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own ordinary shares that were issued prior to this offering, but have waived their right to receive distributions with respect to those shares upon our liquidation if we are unable to consummate a business combination. Additionally, Sang-Chul Kim, our Chairman and Chief Executive Officer, has agreed with the representative of the underwriters that Mr. Kim or his designees will purchase up to 5,375,000 warrants, representing all of the warrants we are selling in this offering (including up to 375,000 of the warrants that may be issued in the event and to the extent that the over-allotment is exercised), in the open market during the period beginning once separate trading of the warrants has commenced and ending one year after the consummation of the offering. Mr. Kim has committed to place “good till cancel” limit orders on these warrants at a price of $2.00 per warrant. The shares acquired prior to this offering and any warrants owned by our directors and officers will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may be affected by the timely identification and selection of a target business and the completion of a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

Unless we consummate our initial business combination, our executive officers and directors will not receive reimbursement for any out-of-pocket expenses they incur if such expenses exceed the amount available to us for working capital and general corporate purposes. Therefore, they may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination and in the public shareholders’ best interest.

Our executive officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount not required to be retained in the trust account unless our initial business combination is consummated. Our executive officers and directors may, as part of any such business combination, negotiate the repayment of some or all of such expenses. If the target business’ owners do not agree to such repayment, this could negatively impact our management’s financial position, thereby resulting in a conflict of interest. The financial interests of our executive officers and directors could be affected by the choice of a target business for our initial business combination and thus, there may be a conflict of interest when determining whether a particular initial business combination is in the company’s and/or shareholders’ best interest.

We will probably complete only one business combination with the proceeds of this offering, meaning our operations will depend on a single business that is likely to operate in a non-diverse industry or segment of an industry.

The net proceeds from this offering and the offering of the sponsor warrants will provide us with approximately $99,000,000 (approximately $113,550,000 to the extent the underwriters’ over-allotment option is exercised in full) that we may use to consummate our initial business combination. Our initial business combination must be with a target business or businesses with a fair market value of at least 80% of the balance in the trust account at the time of the execution of a definitive agreement for the business combination (less the deferred underwriting discounts and commissions and taxes payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension). There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value in an amount greater than 80% of the amount in our trust account (less the deferred underwriting discounts and commissions and taxes payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension) at the time of such acquisition. We have not entered into and are not currently contemplating any financing arrangements with any third parties to raise additional funds. We may not be able to acquire more than one target business because of various factors. For instance, we may encounter numerous logistical issues if we pursue multiple acquisition targets simultaneously, including the difficulty of coordinating the timing of negotiations and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with a target business would reduce the fair market value of the remaining target business in the combination below the required threshold of 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension). Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination. Unless we combine with a target business in a transaction in which the purchase price consists substantially of ordinary shares and/or preferred shares, it is likely we will complete only our initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business combinations, or that operate in, diversified industries or industry segments.

The ability of our shareholders to exercise their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure and may require us to raise additional funds in order to complete a business combination, including incurring indebtedness or through the sale of additional securities, which may adversely affect our remaining shareholders.

When we seek shareholder approval of our initial business combination, we will offer each public shareholder (but not our existing shareholders) the right to have his, her or its ordinary shares redeemed for cash if the shareholder votes against the initial business combination and the initial business combination is approved and completed. Such holder must both vote against such business combination and then exercise their redemption rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we may not know how many shareholders may exercise such redemption rights, we may need either to reserve part of the trust account for possible payment upon such redemption, or to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of shareholders exercise their redemption rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate an initial business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. In the event that the business combination involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at a higher than desirable level, adversely affecting our remaining shareholders. This may limit our ability to effectuate the most attractive business combination available to us.

If we do not conduct an adequate due diligence investigation of, or if we do not obtain adequate financial information regarding, a target business with which we combine, we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

To meet our disclosure and financial reporting obligations under the federal securities laws, and to develop and seek to execute strategic plans for how we can increase the revenues and/or profitability of a target business, realize operating synergies or capitalize on market opportunities, we must conduct a due diligence investigation of a target business. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, or that factors outside of the target business and outside of our control will not later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced later to write down or write off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and may not have an immediate impact on our liquidity, that we report charges of this nature could contribute to negative market perceptions about us or our ordinary shares. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

In addition, in accordance with our acquisition strategy, it is quite possible that we will likely seek our initial business combination with one or more privately-held companies. Generally, very little public information exists about these companies, and we will be required to rely on the ability of our directors to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

We will depend on the limited funds available outside of the trust account and a portion of the interest earned on the trust account balance to fund our search for a target business or businesses and to consummate our initial business combination.

Of the net proceeds of this offering, $320,000 will be available to us initially outside the trust account to fund our working capital and general corporate purposes. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to identify a target business and to consummate our initial business combination. While we are entitled to have released to us for such purposes up to an aggregate of $1,500,000 of the interest income, net of taxes, a decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow additional funds from our existing shareholders or our directors to operate or we may liquidate and dissolve.

We may be unable to obtain additional financing if necessary to consummate a business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We may consider a business combination that will require additional financing, particularly as we intend to primarily focus on acquisitions of companies with valuations between approximately $79.2 million and $400 million. However, we cannot assure you that we will be able to consummate a business combination or that we will have sufficient capital with which to complete a combination with a particular target business. If the net proceeds of this offering are not sufficient to facilitate a particular business combination because:

•	of the size of the target business;

•	of the depletion of offering proceeds not in the trust account or available to us from interest earned on the trust account balance that is expended in search of a target business; or
•	we must redeem for cash a significant number of ordinary shares owned by shareholders who elect to exercise their redemption rights;

we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. If additional financing is unavailable to consummate a particular business combination, we would be compelled to restructure or abandon the combination and seek an alternative target business. Even if we do not need additional financing to consummate a business combination, we may require such financing to operate or grow the target business. If we fail to secure such financing, this failure could have a material adverse effect on the operations or growth of the target business. None of our directors nor any other party is required to provide any financing to us in connection with, or following, a business combination.

Our existing shareholders paid approximately $0.009 per initial ordinary share and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share of our ordinary shares and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to you and other investors in this offering. That our existing shareholders acquired these shares at a nominal price significantly contributed to this dilution. Assuming this offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 34.25% or $3.44 per share (the difference between the pro forma net tangible book value per ordinary share after this offering of $6.62, and the initial offering price of $10.00 per share).

Our outstanding warrants may adversely affect the market price of our ordinary shares and make it more difficult to effect a business combination.

The units being sold in this offering include warrants to purchase 5,000,000 ordinary shares (or 5,750,000 ordinary shares if the over-allotment option is exercised in full). We also have sold sponsor warrants to purchase 2,307,692 ordinary shares to Sang-Chul Kim in a private placement. The sponsor warrants will be identical to the warrants underlying the units offered by this prospectus, except that the sponsor warrants (i) will not be transferable or salable by Mr. Kim or his permitted transferees (subject to limited exceptions including the transferee agreeing to be bound to such transfer restrictions) until we complete our initial business combination, (ii) are exercisable for cash or on a cashless basis at his option and (iii) will be non-redeemable so long as they are held by Mr. Kim or his permitted transferees. If we issue ordinary shares to consummate a business combination, the potential issuance of additional ordinary shares on exercise of these warrants could make us a less attractive acquisition vehicle to some acquisition targets. This is because exercise of the warrants will increase the number of issued and outstanding ordinary shares and may reduce the value of the shares issued to complete the business combination. Our warrants may make it more difficult to consummate a business combination or increase the purchase price sought by a target business. Additionally, the sale or possibility of sale of the shares underlying the warrants could have an adverse effect on the market price for our ordinary shares or our units, or on our ability to obtain other financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

The grant of registration rights to our existing shareholders may make it more difficult to consummate a business combination, and the future exercise of such rights may adversely affect the market price of our ordinary shares.

Our existing shareholders will have certain registration rights with respect to the resale of their initial ordinary shares at any time generally commencing nine months after the consummation of our initial business combination (or earlier, if, as described in this prospectus, all of the initial ordinary shares are released from escrow prior to one year after the consummation of our initial business combination). In addition, Sang-Chul Kim will have certain registration rights with respect to the sponsor warrants and the shares underlying the sponsor warrants commencing any time after the consummation of our initial business combination. We will bear the cost of registering these securities. If our existing shareholders, including Sang-Chul Kim, exercise their registration rights in full and we successfully register the shares and warrants described above, there will then be an additional 2,875,000 ordinary shares (assuming exercise of the underwriters’ over-allotment option in full) and/or up to 2,307,692 ordinary shares issued on exercise of the warrants that are eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of the registration rights may make a business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our ordinary shares that is expected when the securities owned by our existing shareholders, including Sang-Chul Kim, are registered.

You will not be able to exercise your warrants if we do not have an effective registration statement in place when you desire to do so.

No warrants will be exercisable, and we will not be obligated to issue ordinary shares upon exercise of warrants by a holder unless, at the time of such exercise, we have a registration statement under the Securities Act in effect covering the ordinary shares issuable upon the exercise of the warrants and a current prospectus relating to ordinary shares. We have agreed to use our best efforts to have a registration statement in effect covering ordinary shares issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to ordinary shares until the warrants expire or are redeemed. However, we cannot assure you that we will be able to do so. Additionally, we have no obligation to settle the warrants for cash in the absence of an effective registration statement or under any other circumstances. The warrants may be deprived of any value, the market for the warrants may be limited, the holders of warrants may not be able to exercise their warrants if there is no registration statement in effect covering the ordinary shares issuable upon the exercise of the warrants, or the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current and the warrants may expire worthless. As a result, because the warrants may expire worthless, purchasers of our units could effectively be paying the $20.00 per unit purchase price solely for the ordinary shares underlying the units.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer ordinary shares upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrants to do so on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (i) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined above) by (ii) the “fair market value.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of ordinary shares received by holders upon exercise will be fewer than it would have been had such holder exercised their warrants for cash. This will have the effect of reducing the potential “upside” of the holders’ investment in our company.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

The NASDAQ Stock Market may delist our securities, which could limit investors’ ability to sell our securities and subject us to additional trading restrictions.

We will seek to have our securities approved for listing on NASDAQ upon consummation of this offering. Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards set forth in the NASDAQ Stock Market’s rules, which only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on NASDAQ as we might not meet certain continued listing standards such as income from continuing operations. Additionally, in connection with our business combination, it is likely that NASDAQ may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If NASDAQ delists our securities from trading, we could face significant consequences including:

•	a limited availability for market quotations for our securities;
•	reduced liquidity with respect to our securities;
•	a determination that our ordinary shares are a “penny stock,” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our ordinary shares;
•	limited amount of news and analyst coverage for our company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate a business combination.

We may be deemed to be an investment company, as defined under Sections 3(a)(1)(A) and (C) of the Investment Company Act of 1940, if, following this offering and prior to the consummation of a business combination, we are viewed as engaging in the business of investing in securities or we own investment securities having a value exceeding 40% of our total assets. If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it difficult for us to consummate a business combination, including:

•	restrictions on the nature of our investments; and
•	restrictions on our issuance of securities.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated activities will subject us to the Investment Company Act of 1940 as the net proceeds of this offering and sale of warrants in our private placement that are to be held in the trust account may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the trust account to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the Investment Company Act of 1940, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Companies with similar business plans to ours have had limited success in completing a business transaction. There can be no assurance that we will successfully identify a potential target business, or consummate a business combination.

Based upon publicly available information, as of September 16, 2008, we have identified approximately 161 similarly structured companies that have gone public since August 2003, of which 56 have completed a business combination, while 19 have liquidated or will be liquidating. The remaining 86 blank check companies have more than $13 billion in trust accounts and are seeking to consummate business combinations. Of these companies, only 26 have announced that they have entered into definitive agreements or letters of intent for potential business combinations but have not yet consummated these transactions. While some of those companies have specific industries or geographies that they must consummate a business combination in, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies seeking to consummate a business plan similar to ours, which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only 56 of such companies have completed a business combination and only 26 additional companies have entered into a definitive agreement or letter of intent for a business combination (but have not yet completed such business combination) may be an indication that there are only a limited number of attractive businesses available to such entities or that many privately-held businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities having a business objective similar to ours, including private equity groups and leveraged buyout funds, as well as operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and completing business combinations. A number of these competitors possess greater technical, financial, human and other resources than we do. Our limited financial resources may have a negative effect on our ability to compete in acquiring certain sizable acquisition targets. Further, we must obtain shareholder approval of our initial business combination, which may delay the consummation of a transaction, while our obligation to redeem for cash the ordinary shares held by public shareholders who elect redemption may reduce the financial resources available for a business combination. Our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain acquisition targets. In addition, if our initial business combination entails a simultaneous purchase of several operating businesses owned by different sellers, we may be unable to coordinate a simultaneous closing of the purchases. This may result in a target business seeking a different buyer and our being unable to meet the threshold requirement that the target business has a fair market value equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension) at the time of such combination.

We are dependent upon our executive officers and certain of our directors and the loss of any of them could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, upon Sang-Chul Kim, our Chairman and Chief Executive Officer, Soo Hyung Lee, our President, Secretary and a member of our board of directors, and Jhong Won Kim, Moon Youl Ban and Yong Hyun Kang, the other members of our board of directors. We believe that our success depends on the continued service of these persons, at least until we have consummated a business combination. We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. In addition, there is no minimum amount of time that such individuals have agreed to devote to our business nor are they required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence.

Our ability to effect a business combination successfully and to be successful upon completion of a business combination will be dependent upon the efforts of our management, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate. It is also likely that some or all of our current officers and directors will resign upon the completion of a business combination.

Our ability to effect a business combination successfully will be dependent upon the efforts of our management. The future role of our management following a business combination, however, cannot be fully ascertained at present. Although we anticipate that most or all of our management will likely resign from their positions as executive officers following a business combination, certain members of our management team may remain associated with us following a business combination, especially during any transition period. The members of our management team that may remain associated with us are Sang-Chul Kim, our Chairman and Chief Executive Officer, and Soo Hyung Lee, our President, Secretary and one of our directors. Thus, we will likely employ other personnel following the business combination. While we intend to scrutinize closely any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, as well as with U.S. securities laws, which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time consuming and could lead to various regulatory issues which may adversely affect our operations.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and the size of an offering of an operating company in a particular industry and therefore it is possible that management will have raised too much or too little money in this offering to consummate a business combination that satisfies the requirements of our organizational documents.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with the representative of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the representative believed it reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	whether the net proceeds of this offering would be sufficient to allow us to acquire an operating business having a valuation between approximately $79.2 million and $400 million, assuming the need to raise additional funds, through a private offering of debt or equity securities;
•	a review of debt to equity ratios in leveraged transactions;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of this offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results to compare them to. Therefore, it is possible that management will have raised too much or too little money in this offering to consummate a business combination that satisfies the requirements of our organizational documents. In such event, management might not be able to consummate a business combination and we may be forced to liquidate.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 20-F for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our shares.

We may become a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are determined to be a passive foreign investment company, known as a “PFIC,” U.S. Holders (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Taxation —  General”) could be subject to adverse United States federal income tax consequences. Specifically, if we are determined to be a PFIC for any taxable year, each U.S. Holder may be subject to increased U.S. federal income tax and may be subject to additional reporting requirements. In general, we will be classified as a PFIC for any taxable year in which either (1) at least 75% of our gross income is passive income or (2) at least 50% of the value (determined on the basis of a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income. For purposes of these tests, cash, including working capital, and investments are considered assets that produce or are held for the production of passive income. We cannot assure you that we will not be a PFIC in the current or any future year. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules.”

Risks Associated With Acquiring and Operating a Target Business in the Republic of Korea

Business combinations with companies with operations in the Republic of Korea entail special considerations and risks. If we are successful in completing a business combination with a target business with operations in the Republic of Korea, we will be subject to, and possibly adversely affected by, the following risks:

After a business combination, substantially all of our assets may be located in the ROK and therefore, substantially all of our revenue may be derived from our operations in the ROK. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the ROK.

If we acquire a target business in the ROK, substantially all of our operations and assets will be located in the ROK. As a result, we are subject to political, economic, legal and regulatory risks specific to the ROK.

From early 1997 until 1999, the ROK experienced a significant financial and economic downturn, from which it is widely believed the country has now recovered to a large extent. However, the economic indicators in recent years have shown mixed signs of recovery and uncertainty, and future recovery or growth of the economy is subject to many factors beyond our control. Events related to the terrorist attacks in the United States on September 11, 2001, recent developments in the Middle East, including the war in Iraq, higher oil prices, the recent subprime mortgage financial crisis in the United States, the general weakness of the global economy and the sporadic occurrence of avian flu in Asia, including Korea, and other parts of the world and the risk of its widespread outbreak have increased the uncertainty of global economic prospects in general and may continue to affect the Korean economy adversely. Any future deterioration of the Korean and global economy could adversely affect our business, financial condition and results of operations.

Developments that could have an adverse impact on the ROK’s economy include:

•	financial problems or lack of progress in restructuring of Korean conglomerates, other large troubled companies, their suppliers or the financial sector;
•	loss of investor confidence arising from corporate accounting irregularities and corporate governance issues at certain Korean conglomerates;
•	a slowdown in consumer spending and the overall economy;
•	adverse changes or volatility in foreign currency reserve levels, commodity prices (including an increase in oil prices), inflation, exchange rates (including fluctuation of the U.S. dollar or Japanese Yen or revaluation of the Chinese Renminbi), interest rates and stock markets;
•	deterioration of economic or market conditions in other emerging markets;
•	adverse developments in the economies of countries that are important export and import markets for the ROK, such as the United States, Japan and China, or in emerging market economies in Asia or elsewhere;
•	the continued emergence of the Chinese economy, to the extent its benefits (such as increased exports to China) are outweighed by its costs (such as competition in export markets or for foreign investment and the relocation of the manufacturing base from the ROK to China or other Asian countries);
•	social and labor unrest;
•	substantial decreases in the market prices of Korean real estate;
•	a decrease in tax revenues and a substantial increase in the Korean government’s expenditures for unemployment compensation and other social programs that, together, would lead to an increased government budget deficit;
•	geo-political uncertainty and risk of further attacks by terrorist groups around the world;
•	the recurrence of severe acute respiratory syndrome, or SARS, or an outbreak of avian flu in Asia, including Korea, and other parts of the world;
•	deterioration in economic or diplomatic relations between the ROK and its trading partners or allies, including deterioration resulting from trade disputes or disagreements in foreign policy;
•	political uncertainty or increasing strife among or within political parties or with activists in the ROK;
•	hostilities involving oil producing countries in the Middle East and any material disruption in the supply of oil or increase in the price of oil; and
•	an increase in the level of tensions or an outbreak of hostilities between North Korea and the United States.

If we acquire a target business in the ROK, the ROK’s economic, political and social conditions, as well as government policies, could affect our business.

If we acquire a target business in the ROK, that jurisdiction’s economic, political and social conditions, as well as government policies, could affect our business. The ROK economy differs from the economies of most developed countries in several respects. Although the ROK economy has become one of the world’s largest economies, for most of the country’s history, the economy has been centrally planned by the ROK government and many aspects of such centralized control remain today. The ROK government still plays a significant role in regulating various aspects of the economy, including coordinating industrial policy, establishing import restrictions and foreign exchange regulations, and overseeing the financial services sector, although recently there has been some movement away from such involvement. In most cases, the government is significantly more involved in the economy than that of other developed countries. The significant government involvement in the ROK economy may be detrimental to our business, results of operations and prospects.

Korean regulations on foreign investment may limit our ability to consummate a business combination.

We will initially be subject to restrictions and approval requirements in connection with structuring and completing a transaction to acquire a business in the ROK that will comply with Korean law. There are certain investment limits that apply not only to foreign investors but also generally to all investors if the investments are made in the financial institutions sector among others. In addition, certain Korean companies are subject to foreign ownership limitations based on the laws specifically applicable to such companies. There is no single law that sets forth a common rule on foreign ownership limitations nor is there a centralized enforcement authority in this regard. Each of the relevant laws sets forth specific foreign ownership limitations using its own terminology as well as different ceilings in order to serve the purposes of that specific law. Examples of such companies subject to the foreign ownership limitations are the Korea Electric Power Corporation, Korean Gas Corporation, telecommunication companies, broadcasting companies, newspapers, defense related industries and airline companies.

With respect to the financial services sector, laws, regulations or policies may prohibit or restrict us from acquiring a controlling, or above a specific threshold, interest in certain financial institutions. We may be deemed to be a single foreign shareholder thus potentially prohibiting an investment in designated financial services industries.

Financial instability or deterioration in other countries, particularly emerging market countries in Asia and other areas or in developed countries, could adversely impact the Korean economy and our business.

The Korean market and the Korean economy are influenced by economic and market conditions in other countries, particularly emerging market countries in Asia, but also in other emerging markets and in developed countries as well. Financial turmoil in Asia, Russia and elsewhere in the world in recent years has adversely affected the Korean economy. Although economic conditions are different in each country, investors’ reactions to developments in one country can have adverse effects on the economies in other countries, including the ROK.

A loss of investor confidence in the financial systems of emerging and other markets may cause increased volatility in the Korean economy. We cannot be certain that financial events of the type that occurred in emerging markets in Asia in 1997 and 1998 will not happen again or will not have an adverse effect on our business.

Because the rights of shareholders under Korean law differ from those under the laws of some other jurisdictions, we may have difficulties protecting our shareholder rights compared to shareholders in some other jurisdictions.

The target business’ corporate affairs will be governed by its articles of incorporation, the law under which the target business is organized, and other various applicable laws in the ROK, which will depend upon, among other things, the industry type, the businesses engaged by the target business, whether or not the target business is listed on the Korea Exchange in the ROK and the nationality or other attributes of the investors in the target business. Certain rights of shareholders and the responsibilities of management and the members of the board of directors under Korean laws are different from those applicable to a corporation incorporated in another jurisdiction. As such, the target business, or its shareholders, management or board of directors, may not be able to receive legal implementation, protection benefits and interpretation as in other jurisdictions and remedies may not be available in or outside of the ROK. Therefore, shareholders of Korean companies may have more difficulty in protecting their interest in connection with actions taken by management or members of the board of directors than they would as shareholders in some other jurisdictions.

After a business combination, the ability to pay dividends or to make other distributions to us from the target business with which we have combined may be limited by the restrictions imposed by Korean law.

Following a business combination, we may rely on dividends and other distributions from the target business with which we have combined to provide us with cash flow and to meet our other obligations. Current regulations in the ROK would permit such business to pay dividends to us only out of its distributable income, which is determined in accordance with Korean accounting standards and other applicable laws and regulations. If such business incurs debt in the future, or has incurred outstanding debt, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

Because the ROK does not have a tax treaty with the Cayman Islands, there will be a Korean withholding tax at the rate of 27.5% (including residential surtax) on dividends to be paid by a Korean operating company and therefore, the dividends we may pay to our shareholders following a business combination will be decreased to such extent.

According to the ROK’s tax laws, any dividends that are distributed by a Korean company to a foreign shareholder that does not have a permanent establishment in the ROK will be subject to Korean withholding tax at the rate of 27.5% or a reduced tax rate if there is an applicable tax treaty. Given that we are incorporated in the Cayman Islands, which does not have a tax treaty with the ROK, if, at the time of our initial business combination, we do not reincorporate into another jurisdiction that has an effective tax treaty with the ROK, any dividends that will be distributed to us by a Korean operating company that we acquire in our initial business combination will be taxed at the rate of 27.5%. Therefore, such considerations will reduce the return to investors and may adversely impact our ability to use our cash flow. Since we do not have any target business under consideration, we do not currently know if we will reincorporate into another jurisdiction upon completion of an initial business combination. We will make a determination at such time based on the target business we acquire and the tax and regulatory environment in which such target business operates at the time of the business combination.

If we are deemed to have a “place of effective management” in Korea, we will be treated as a Korean company for the purpose of Korean corporate income tax with regards to our worldwide income.

Under the Corporate Income Tax Law, or CITL, as amended on December 31, 2005, a corporation having a “place of effective management” in Korea will be treated as a Korean company for the purposes of Korean corporate income tax. However, the CITL does not clearly define what constitutes “place of effective management” and, to date, there has not been any court precedent. If we are deemed to have a “place of effective management” in Korea, we will be required to file annual corporate income tax returns with the Korean tax authorities and be subject to Korean corporate income tax. Currently, the applicable rates are 14.3% for taxable income up to 100,000,000 Korean Won and 27.5% for taxable income exceeding 100,000,000 Korean Won. Taxable income would include any worldwide income, such as dividends we receive from our Korean operating company and any interest income earned outside of Korea. If we are required to pay Korean corporate income tax, it may reduce our cash flow and negatively impact the returns to investors.

If we are deemed to have a “permanent establishment” in Korea, we will be subject to Korean corporate income tax with regards to any Korean source income attributable to or effectively connected with such permanent establishment.

If we are deemed to have a “permanent establishment” as defined under Korean tax law, we would be required to file annual corporate income tax returns with the Korean tax office and be subject to Korean corporate income tax. Currently, the applicable rates are 14.3% for taxable income up to 100,000,000 Korean Won and 27.5% for taxable income exceeding 100,000,000 Korean Won. Taxable income includes any Korean source income attributable to or effectively connected with such permanent establishment, such as dividends we receive from our Korean operating company. If we are required to pay Korean corporate income tax, it may reduce our cash flow and negatively impact the returns to investors.

If we acquire more than 50% of a Korean operating company, we will be subject to the deemed acquisition tax under Korean tax law.

Under the Local Tax Law of Korea, if we acquire more than 50% of an unlisted Korean company or a Korean company whose shares are listed on the KOSDAQ Market of the Korea Exchange, we will be subject to the deemed acquisition tax. Certain assets owned by the Korean operating company, such as real estate, automobiles, and country club memberships, will be subject to a tax of approximately 2.2% and is calculated on the net book value of such assets multiplied by our shareholding ratio of the Korean subsidiary. If we are subject to the deemed acquisition tax under Korean tax law, this may increase the cost of completing our initial business combination and negatively impact investor returns.

If we acquire more than 50% of a Korean operating company, we may be subject to the secondary tax liability under Korean tax law.

Under the National Tax Basic Law of Korea, if we acquire more than 50% of an unlisted Korean company or a Korean company whose shares are listed on the KOSDAQ Market of the Korea Exchange and the company is unable to meet its national tax obligations with its assets, we will be subject to the secondary tax liability for any taxes accrued during the period we hold our shares. Under the Local Tax Law of Korea, assuming we hold more than 50% of the Korean operating company, we may also be subject to the secondary tax liability if the operating company fails to pay its local taxes. The secondary tax liability is equal to the amount of unpaid taxes multiplied by our shareholding ratio of the Korean operating company. There is no assurance that we will not be subject to such tax liabilities or that we will acquire an operating company that will have sufficient cash flow to cover such potential tax liabilities.

Under Korean tax law, any transaction we enter into with our Korean operating company following a business combination or its affiliated entities may be subject to transfer pricing rules and the review by Korean tax authorities.

Under Korean tax law, if any transaction we enter into with our Korean operating company or its affiliated entities is not deemed to be on an arm’s-length basis, the Korean tax authorities may disallow any tax savings, adjust the terms and conditions of the transaction, and will have the authority to assess tax penalties, including interest on the late remittance of any applicable taxes. If we are found to be in violation of any transfer pricing regulations, this may significantly increase our possible future taxes and thus reduce our net income and the return to our shareholders.

If the ROK enacts regulations in our target business’ proposed industry segments that forbid or restrict foreign investment, our ability to consummate a business combination could be severely impaired.

Many of the laws, rules, regulations and policies that companies face in the ROK are not explicitly or clearly communicated. If new laws, rules, regulations or policies forbid foreign investment in industries in which we want to complete a business combination, they could severely limit the candidate pool of potential acquisition targets. Additionally, if the relevant authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future laws, rules, regulations or policies, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;
•	revoking our business and other licenses, or those of our target business;
•	requiring that we or our target business restructure or dispose of our ownership, business or operations; and
•	requiring that we or our target business discontinue any portion or all of our or its business.

Fluctuation in foreign exchange rates in the ROK may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, substantially all revenues and income will likely be received in Korean Won. Thus, the U.S. dollar equivalent of our net assets and distributions, if any, would be adversely affected by the changes in value of the Korean Won. To the extent that we need to convert U.S. dollars into

Korean Won for our operations, appreciation of Korean Won against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Korean Won into U.S. dollars for our business purposes and the U.S. dollar appreciates against the Korean Won, the U.S. dollar equivalent of the Korean Won we convert would be reduced. We do not expect to engage in foreign exchange hedging transactions and therefore there can be no assurance that a significant depreciation of the Korean Won against foreign currencies, or a decrease in the amount of revenues earned in foreign currencies, would not cause the target business to experience foreign exchange losses and have a material adverse effect on its results of operations.

Korean corporate law and securities regulations may restrict our ability to structure an initial business combination with a Korean operating company.

In connection with an initial business combination in Korea, it may be necessary for the Korean target business to issue new shares to us. Under Korean corporate law, a board resolution is usually sufficient for a company to issue new shares unless its articles of incorporation state otherwise. However, generally, unless (i) the new shares are subscribed by the company’s shareholders in accordance with its preemptive rights, such as a shareholder allotment offering, or (ii) the articles of incorporation allows for a capital increase via a third-party allotment, a special shareholders resolution will be required to allow such third-party allotment.

Currently, there are no restrictions on the issuance price per share in connection with shareholder allotment offerings. However, if the issuance price is below par value, we will be required to obtain a special shareholders resolution and we will need to obtain court approval and meet other requirements in the case of an unlisted company. In the case whereby the Korean operating company issues new shares via a third-party allotment, the price per share must be deemed to be fair market value. We may need to obtain a fairness opinion by a third party appraiser if challenged as to the fairness of the contemplated transaction.

If we acquire a Korean company listed on the Korea Exchange, we may be subject to, among other things, regulatory oversight under the Securities and Exchange Law of Korea, or the SEL. According to the SEL, a public offering of securities in Korea requires the registration of the issuing party and a registration statement for the offering, unless exempted under certain conditions. Generally, an offering involving 50 or more offerees, excluding certain exempted investors, is considered a public offering. In addition, if any investor who, together with any related persons (i.e., affiliates and persons acting in concert), acquires 5% or more of the total outstanding voting securities of a listed company outside the Korea Exchange from 10 or more shareholders during any six-month period, such investor will be required to make a public tender offer. Given these stipulations that may affect the structuring of an acquisition, Korean securities regulations may significantly impact our ability to consummate our initial business combination and to identify an attractive acquisition target.

Possible adverse Korean tax implications to the shareholders of a Korean target business may limit our ability to structure and complete our initial business combination.

In connection with an initial business combination in Korea, if the existing shareholders of the Korean target business sell their shares to us for cash or in exchange for newly issued shares, the sellers would be subject to capital gains and securities transaction taxes in connection with such sale under Korean tax law. The adverse tax implications on the selling shareholders may limit our ability to structure and complete our initial business combination.

If the seller is a Korean resident individual, the shareholder may be subject to capital gains tax ranging from 11% to 33%, depending upon the size of the target business and the shareholding status (i.e., length of the shareholding period and the shareholding ratio). If the seller is a Korean corporation, it will be subject to capital gains tax at the rate of 14.3% for taxable income up to 100,000,000 Korean Won and 27.5% for taxable income exceeding such amount. If the seller is a non-resident individual or foreign corporation having no permanent establishment in Korea, the selling shareholder will be subject to a withholding tax equal to the lesser of 11% of sale proceeds or 27.5% of capital gains unless exempted by an applicable tax treaty, and we (or any other withholding agent under Korean tax law, such as a securities company) will be required to withhold the applicable withholding tax and remit payment to the relevant district tax office.

The selling shareholders will also be subject to a securities transaction tax at the rate of 0.5% (or 0.3% for shares traded on the Korea Exchange) of the sale proceeds. If the seller is a non-resident individual or foreign corporation having no permanent establishment in Korea, we (or any other withholding agent under Korean tax law such as a securities company) will be required to withhold the applicable securities transaction tax and remit payment to the relevant district tax office.

We may be subject to Korean reporting requirements under the Foreign Exchange Transaction Law.

Any transaction involving Korean Won or a non-resident is subject to restrictions and reporting requirements under the Foreign Exchange Transaction Law and its subordinate regulations (collectively, the FETL). Therefore, the structuring and completion of a business combination in the ROK (including, without limitation, a stock swap between us and a Korean target business) may be restricted or subject to reporting requirements (which in some cases are de facto approval processes). Also, under the FETL, if the Korean government deems that certain emergency circumstances, including but not limited to sudden fluctuations in interest rates or exchange rates, extreme difficulty in stabilizing the balance of payments or a substantial disturbance in the Korean financial and capital markets, are likely to occur, it may impose additional restrictions as it deems necessary, which may adversely affect the ability to conduct foreign exchange transactions. Thus, we may be restricted in completing our initial business combination and the subsequent repatriation of any profits and dividends generated by our Korean operating company.

We may be subject to Korean reporting requirements under various laws of the ROK, in particular, the Monopoly Regulation and Fair Trade Law.

While there are various reporting requirements in connection with a business combination in the ROK, such as foreign direct investment report under the Foreign Investment Promotion Law, or FIPL, they are mostly routine filing requirements without any significant review by government authorities. However, the report pursuant to the Monopoly Regulation and Fair Trade Law, or MRFTL, for example, is subject to substantive review by the Korean Fair Trade Commission, or KFTC. It is required if (i) either the acquirer or the target has assets or annual revenues (including affiliates) of at least 100 billion Korean Won, (ii) the counter party to the transaction has assets or annual revenues of at least 20 billion Korean Won, and (iii) the acquirer acquires 20% or more of the target business’s voting shares (or 15% or more of the target business’s voting shares in case of a company listed on the Korea Exchange). We may be subject to filing requirements under the MRFTL and, if so, we cannot be assured that our business combination will be approved by the KFTC.

Escalations in tensions with North Korea could have an adverse effect on us and could severely impact our operations in the ROK.

Relations between the ROK and North Korea have been tense throughout the ROK’s modern history. The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In recent years, there have been heightened security concerns stemming from North Korea’s nuclear weapon and long-range missile programs, economic deterioration, famine, and other economic, political and social factors, as well as increased uncertainty regarding North Korea’s actions and possible responses from the international community.

In December 2002, North Korea removed the seals and surveillance equipment from its Yongbyon nuclear power plant and evicted inspectors from the United Nations International Atomic Energy Agency. In January 2003, North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty. Since the renouncement, the ROK, the United States, North Korea, China, Japan and Russia have held numerous rounds of six-party multi-lateral talks in an effort to resolve issues relating to North Korea’s nuclear weapons program.

In addition to conducting test flights of long-range missiles, North Korea announced in October 2006 that it had successfully conducted a nuclear test, which increased tensions in the region and elicited strong objections worldwide. In response, the United Nations Security Council passed a resolution that prohibits any United Nations member state from conducting transactions with North Korea in connection with any large scale arms and material or technology related to missile development or weapons of mass destruction and from providing luxury goods to North Korea, imposes an asset freeze and travel ban on persons associated with North Korea’s weapons program and calls upon all United Nations member states to take cooperative action, including through inspection of cargo to or from North Korea. Partly in response, North Korea agreed in February 2007 at the six-party talks to shut down and seal the Yongbyon nuclear facility, including the reprocessing facility and readmit international inspectors to conduct monitoring and verifications. In return, the other five parties in the six-party talks agreed to provide emergency energy assistance of 50,000 tons of heavy fuel oil to North Korea in the initial phase.

In any event, in August 2007, North Korea completed implementing the first phase of terminating its nuclear programs. The first phase involved closing down and sealing the relevant nuclear facility. In September 2007, the six parties entered into an agreement to dismantle the North Korean nuclear armament within 2007, and in October 2007, South Korea and North Korea held a summit conference and made a joint announcement to cooperate closely to ensure peace in the Korean peninsular. Despite the September 2007 agreement, however, North Korea failed to dismantle its nuclear armament in 2007. Subsequently, in April 2008, North Korea and the United Sates agreed on procedures through which North Korea would declare its nuclear programs. Making such declaration is the next step toward dismantling the North Korean nuclear armament. Once the declaration is made, the United States is expected to drop North Korea from its list of state sponsors of terrorism, to end sanctions imposed under certain U.S. law, and to provide 1 million tons of heavy fuel oil to North Korea. As a positive development, in May 2008, North Korea allegedly gave the United States copies of 18,822 pages of documents on its plutonium program. It is uncertain, however, whether North Korea would in fact declare its nuclear programs; in December 2007, North Korea refused to declare its nuclear programs to a U.S. nuclear disarmament team.

In addition, in October 2004, the United States proposed plans to withdraw approximately one-third of the 37,500 troops stationed in Korea by the end of 2008. Consequently, the governments of the United States and Korea agreed in 2005 to reduce the number of the U.S. troops in Korea. The United States government implemented the first phase of its troop reduction in late 2005, lowering the number of its troops in Korea to 29,000. Subsequently, the governments of the United States and Korea conducted several negotiations and agreed in April 2008 to maintain the number of the troops stationed in Korea at the current level for the time being.

Any increase in tension, including a breakdown of high-level contacts between the ROK and North Korea or occurrence of military hostilities, could have a material adverse effect on our proposed business or our operations following a business combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete a combination with a target business;
•	success in retaining or recruiting, or changes required in, our officers or directors following a business combination;
•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements;
•	potential inability to obtain additional financing to consummate a business combination;
•	limited pool of prospective acquisition targets;
•	the ability of our officers and directors to generate a number of potential investment opportunities;
•	potential change in control if we acquire or acquire control of a target business for shares;
•	public securities’ limited liquidity and trading;
•	failure to list or the delisting of our securities from NASDAQ or an inability to have our securities listed on NASDAQ, or another national securities exchange, following a business combination;
•	use of proceeds not in the trust account or available to us from interest income on the trust account balance; or
•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the sale of the sponsor warrants will be as set forth in the following table:

	Without Over-Allotment Option Exercised	With Over-Allotment Option Exercised
Gross Proceeds
Offering	$100,000,000	$115,000,000
Sponsor warrants purchased by Sang-Chul Kim	3,000,000	3,000,000
Total Gross Proceeds	$103,000,000	$118,000,000
Offering expenses(1)(2)
Underwriting discount (7% of gross proceeds, of which 3.0% is payable upon completion of this offering and 4.0% is payable upon consummation of our initial business combination)	$7,000,000	$8,050,000
Legal fees and expenses	350,000	350,000
Printing and engraving expenses	75,000	75,000
Accounting fees and expenses	60,000	60,000
SEC registration fee	6,332	6,332
FINRA registration fee	21,125	21,125
NASDAQ Stock Market listing fee	100,000	100,000
Miscellaneous expenses	67,543	67,543
Total offering expenses	$7,680,000	$8,730,000
Proceeds after offering expenses
Net offering proceeds held in trust	$95,000,000	$108,950,000
Deferred underwriting discounts and commissions held in trust	$4,000,000	$4,600,000
Total held in trust	$99,000,000	$113,550,000
Net offering proceeds not held in the trust account	$320,000	$320,000
Working capital funded from net proceeds not held in trust and interest earned on monies held in the trust account released to us(3)(4)
Due diligence of prospective target business, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out-of-pocket due diligence expenses incurred by our management team		$250,000
Legal, accounting and other non-due diligence expenses, including structuring and negotiating a business combination		$300,000
Payment for office space, administrative and support services to affiliate ($7,500 per month for up to 33 months)		$247,500
Legal and accounting fees relating to SEC reporting obligations		$150,000
Working capital to cover miscellaneous expenses (potentially including deposits or down payments), director and officer liability insurance premiums, consulting fees and reserves, costs and expenses associated with our liquidation, and other miscellaneous expenses not yet identified(5)		$872,500
Total		$1,820,000

(1)	A portion of the offering expenses have been paid from the $250,000 loan we received from Sang-Chul Kim as described below. This loan will be repaid out of the proceeds, and upon completion, of this offering.

(2)	These are estimates only. Our actual expenses for some or all of these items may differ from the estimates set forth herein.
(3)	The amount of net proceeds from this offering not held in trust will remain constant at $320,000 even if the underwriters’ over-allotment option is exercised. In addition, an aggregate amount of up to $1,500,000 of interest income earned on the amounts held in the trust account (net of taxes) will be available to us upon demand to pay for our working capital requirements potentially including the items described above.
(4)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.
(5)	The miscellaneous expenses may include deposits or down payments for a proposed initial business combination, director and officer liability insurance premiums, brokers’ retainer fees, consulting fees, finder’s fees and fees payable to Continental Stock Transfer & Trust Company for serving as trustee and our transfer agent.

A total of approximately $99,000,000 (or approximately $113,550,000 to the extent the underwriters’ over-allotment option is exercised in full) of the net proceeds from this offering and the sale of the sponsor warrants described in this prospectus, including $4,000,000 (or approximately $4,600,000 to the extent the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions, will be placed in a trust account at HSBC located in Hong Kong, with Continental Stock Transfer & Trust Company, as trustee. We believe the $320,000 of funds initially available to us outside of the trust account, together with up to an aggregate amount of $1,500,000 of the interest income, net of taxes, on the balance of the trust account to be released to us upon demand to fund our working capital and general corporate purposes, will be sufficient to allow us to operate for at least the next 33 months, assuming our initial business combination is not consummated during that time.

Except for up to an aggregate amount of $1,500,000 of the interest, net of taxes, earned by the trust account, which will be released to us upon demand to fund our working capital and general corporate purposes, and any amounts paid to redeeming shareholders voting against the extended period upon approval by our shareholders, the proceeds held in the trust account will not be released from the trust account until the earlier of the consummation of a business combination or our liquidation. All amounts held in the trust account that are not:

•	distributed to public shareholders who exercise redemption rights,
•	released to us to pay taxes,
•	released to us as interest income, or
•	payable to the underwriters for deferred discounts and commissions,

will be released to us upon the consummation of our initial business combination.

Our initial business combination must be with a target business or businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension) at the time of the execution of a definitive agreement for the business combination. The fair market value of the target business or businesses will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). To consummate our initial business combination, we may use the proceeds held in the trust account, issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities.

On release of funds from the trust account following our initial business combination, and after payment of the redemption price to any public shareholders who exercise their redemption rights, the underwriters will receive their deferred underwriting discounts and commissions, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs. If the business combination is paid for using equity or debt securities, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

We have agreed to pay SF Venture Town Co., Ltd., an affiliate of Sang-Chul Kim, our Chairman and Chief Executive Officer, a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or our liquidation. This arrangement is being agreed to by SF Venture Town Co., Ltd. for our benefit and is not intended to provide our executive officers or directors compensation in lieu of a management fee or other remuneration because it is anticipated that the expenses to be paid by Sang-Chul Kim will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon consummation of a business combination or our liquidation, we will cease paying these monthly fees.

We believe that amounts not held in the trust account and the interest income that may be released to us (as described in more detail below) will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the assumption that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from our existing shareholders. None of such existing shareholders is under any obligation to advance funds to, or invest in, us.

Sang-Chul Kim has provided us with a $250,000 interest-free loan to pay the expenses of this offering referenced in the line items above for the SEC registration fee, NASDAQ Stock Market listing fee, FINRA registration fee, accounting fees and expenses and a portion of the legal fees and expenses. The loan will be repaid out of the proceeds, and upon completion, of this offering.

The net proceeds of this offering not immediately required for the purposes set forth above will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. An aggregate amount of up to $1,500,000 of the interest income, net of taxes, earned on the trust account, is releasable to us upon demand to fund our working capital and general corporate purposes.

Other than the fee for office space and administrative and secretarial services described above, no compensation of any kind (including finder’s and consulting fees) will be paid to any of our executive officers and directors, or any of their respective affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our officers and directors will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying a potential target business and performing due diligence on suitable business combinations. There are no limitations on the amount of expenses for which our officers and directors can seek reimbursement, provided such expenses were incurred for our benefit. Additionally, we may engage market research firms and/or third party consultants. Our audit committee will have the responsibility of reviewing and approving all expense reimbursements made to our officers and directors, provided that any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. To the extent that such expenses exceed the available proceeds not deposited in the trust account and interest income that is released to us from the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. These expenses would be a liability of the post-combination business and would be treated in a manner similar to any other account payable of the combined business. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our directors to view such potential business combination unfavorably and result in a conflict of interest. Since the role of present management after a business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A shareholder will be entitled to receive funds from the trust account (including interest earned on his portion of the trust account, net of taxes payable with respect to such interest, and less interest income released to us from the trust account in the manner described above) only following (i) our liquidation if we fail to consummate our initial business combination within the allotted time or (ii) if the public shareholder seeks to have us redeem such shares for cash in connection with (a) the proposal for the extended period that the shareholder voted against and was actually approved by our shareholders and/or (b) a business combination that the public shareholder voted against and that we actually complete. In no other circumstances will a shareholder have any right or interest of any kind in or to funds in the trust account.

On consummation of an initial business combination, the underwriters will receive the deferred underwriters’ discounts and commissions held in the trust account. If we do not consummate an initial business combination and the trustee must therefore distribute the balance in the trust account on our liquidation, the underwriters have agreed (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions, together with any accrued interest thereon, in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of income taxes payable on such interest, to the public shareholders on a pro rata basis.

DIVIDEND POLICY

We have not paid any dividends on our ordinary shares to date and we do not intend to pay cash dividends prior to the consummation of our initial business combination. After we consummate our initial business combination, the payment of dividends will depend on our revenues and earnings, if any, capital requirements and general financial condition. The payment of dividends after a business combination will be within the discretion of our then-board of directors. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per ordinary share, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of the ordinary shares which may be redeemed for cash), by the number of outstanding ordinary shares. The exercise of the warrants included in the units and the sponsor warrants may cause the actual dilution to new investors to be higher, particularly where a cashless exercise is used. The information below assumes the payment in full of the underwriters’ discounts and commissions, including amounts held in the trust account, and no exercise of the over-allotment option and assumes the issuance of the initial ordinary shares.

As of May 23, 2008, our net tangible book value was a deficiency of $142,339, or approximately $(0.06) per ordinary share. After giving effect to the sale of 10,000,000 ordinary shares included in the units and the sale of 2,307,692 sponsor warrants, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 3,999,999 ordinary shares which may be redeemed for cash) would be $55,738,729 or $6.56 per share, representing an immediate increase in net tangible book value of $6.62 per share to our existing shareholders and an immediate dilution of $3.44 per share or 34.425% to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $39,599,990 less than it otherwise would have been because if we effect a business combination, the redemption rights of the public shareholders may result in the redemption for cash of up to 40% of the aggregate number of the shares sold in this offering at a per-share redemption price equal to the amount in the trust account as of two business days prior to the proposed consummation of a business combination, inclusive of any interest, net of any taxes due on such interest and net of interest income on the trust account balance previously released to us to fund working capital and general corporate purposes, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units or the sponsor warrants:

Public offering price per share		$10.00
Net tangible book value before this offering	$(0.06)
Increase attributable to new investors	$6.62
Pro forma net tangible book value after this offering(1)		$6.56
Dilution to new investors(2)		$3.44

(1)	Pro forma net tangible book value after this offering with exercise of the over-allotment option in full is $6.53.
(2)	Dilution to new investors with the exercise of the over-allotment option in full is $3.47.

The following table sets forth information with respect to our existing shareholders and the new investors:

	Shares Purchased		Total Consideration		Average Price per Share
	Number	Percentage	Amount	Percentage
Ordinary shares(1)	2,500,000	20%	25,000	0.02%	$0.01
New investors	10,000,000	80%	100,000,000	99.98%	$10.00
Total	12,500,000	100%	100,025,000	100%

(1)	Does not include the 2,307,692 shares underlying the sponsor warrants to be purchased by Sang-Chul Kim or up to 375,000 shares that are subject to redemption to the extent the underwriters do not exercise their over-allotment option.

The pro forma net tangible book value after this offering and private placement is calculated as follows:

Numerator:
Net tangible book value before this offering and sale of sponsor warrants	$(142,339)
Net proceeds from this offering and sale of sponsor warrants(1)	99,320,000
Offering costs incurred in advance and excluded from tangible book value before this offering	164,319
Less: Deferred underwriting discount(2)	(4,000,000)
Less: Proceeds held in the trust account subject to conversion for the right to receive cash (3,999,999 × $9.90 per share)	(39,599,990)
Less: Initial shares redeemed(1)	(3,261)
$55,738,729
Denominator:
Ordinary shares outstanding prior to this offering	2,875,000
Ordinary shares included in the units offered	10,000,000
Less: shares subject to redemption ((10,000,000 × 40%) - 1)	(3,999,999)
Less: Initial shares redeemed(1)	(375,000)
8,500,001

(1)	Assumes the underwriters’ over-allotment option is not exercised and 375,000 ordinary shares are redeemed at $0.0086 per share.
(2)	Represents the deferred underwriting discount of 3% of the gross proceeds.

The pro forma net tangible book value after this offering and private placement, assuming the underwriters’ over-allotment option is exercised in full, is calculated as follows:

Numerator:
Net tangible book value before this offering and sale of sponsor warrants	$(142,339)
Net proceeds from this offering and sale of sponsor warrants	113,870,000
Offering costs incurred in advance and excluded from tangible book value before this offering	164,319
Less: Deferred underwriting discount	(4,600,000)
Less: Proceeds held in the trust account subject to conversion for the right to receive cash (4,599,999 × $9.87 per share)	(45,424,990)
$63,866,990
Denominator:
Ordinary shares outstanding prior to this offering	2,875,000
Ordinary shares included in the units offered	11,500,000
Less: shares subject to redemption ((11,500,000 × 40%) - 1)	(4,599,999)
9,775,001

CAPITALIZATION

The following table sets forth our capitalization on:

•	an actual basis at May 23, 2008; and
•	an as adjusted basis to give effect to the sale of our units and the sponsor warrants, and the application of the estimated net proceeds derived from the sale of such securities.

	As of May 23, 2008
	Actual	As Adjusted(3)
Note payable to shareholder	$250,000	$—
Deferred underwriters’ fee payable	$—	$4,000,000
Ordinary shares, 375,000(1), and 3,999,999(2) shares that are subject to possible redemption, shares at redemption value	3,261	39,599,990
Shareholders’ equity:
Ordinary shares, $0.0001 par value, 100,000,000 shares authorized; 2,875,000 shares issued and outstanding; 8,500,001 shares issued and outstanding (excluding 3,999,999 shares subject to possible redemption), as adjusted	$250	$813
Additional paid-in capital	$21,489	$55,740,936
Deficit accumulated during the development stage	$(3,020)	$(3,020)
Total shareholders’ equity	$18,719	$55,738,729
Total capitalization	$268,719	$99,338,719

(1)	Includes 375,000 ordinary shares that are subject to redemption at approximately $0.009 per share to the extent the underwriters do not exercise their over-allotment option.
(2)	If the extended period is approved or we consummate a business combination, the redemption rights afforded to our public shareholders may result in the redemption for cash of up to one share less than 40% of the aggregate number of shares sold in this offering at a per-share redemption price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.90 per share), before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital and general corporate purposes, as of (i) the date of the annual or special meeting of shareholders at which we have presented the proposal to approve the extended period or (ii) two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering.
(3)	The “as adjusted” capitalization includes the sale of 2,875,000 ordinary shares to our existing shareholders for $25,000 and the redemption by us of 375,000 ordinary shares held by our existing shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company and an exempted company incorporated in the Cayman Islands on May 6, 2008 for the purpose of acquiring, or acquiring control of, through a merger, stock exchange, stock purchase, asset acquisition, reorganization or similar business combination one or more operating businesses having its or their primary operations in the Republic of Korea. To date, our efforts have been limited to organizational activities. We do not have any specific business combination under current consideration, and we have not (nor has anyone on our behalf) contacted any potential target business, or had any discussions, formal or otherwise, with respect to such transaction. We intend to effect a business combination using cash from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt.

The issuance of additional equity securities in a business combination:

•	may significantly reduce your equity interest in this offering;
•	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;
•	may cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;
•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of our company; and
•	may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we issue debt securities, it could result in:

•	a reduction of your equity interest in this offering;
•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through this offering, and concurrent private placement, of our equity securities. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. Immediately after the offering, we will pay monthly fees of $7,500 per month to SF Venture Town Co., Ltd., an affiliate of Sang-Chul Kim, our Chairman and Chief Executive Officer, commencing on the date of this prospectus, and expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering and the private placement.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of 2,875,000 units to our existing shareholders (of which up to 375,000 are subject to redemption to the extent the underwriters do not exercise their over-allotment option), and a $250,000 interest-free loan from Sang-Chul Kim, as described below. We estimate that the net proceeds from the sale of the units in this offering and the sale of the sponsor warrants will be $95,320,000 (or $109,270,000 to the extent the underwriters’ over-allotment option is exercised in full), after deducting offering expenses of approximately $680,000 and underwriting discounts and commissions of $7,000,000 (or $8,050,000 to the extent the underwriters’ over-allotment option is exercised in full). As a result of the deferral of underwriting discounts and commissions of $4,000,000 (or $4,600,000 to the extent the underwriters’ over-allotment option is exercised in full), $99,000,000 (or $113,550,000 to the extent the underwriters’ over-allotment option is exercised in full) will be held in the trust account, and $320,000 will not be held in the trust account and will be used by us as working capital.

We will use substantially all of the net proceeds of this offering to acquire, or acquire control of, a target business, and will use a portion of the interest earned on the trust account together with the funds not held in trust to identify and evaluate a prospective target business, to select a target business, and to structure, negotiate and consummate our initial business combination, as described in more detail in this prospectus. However, in the event that expenses exceed available amounts held outside of the trust account, such amounts could be accrued and paid out of the funds held in the trust account following our initial business combination, assuming that we consummate our initial business combination. If the business combination is paid for using equity or debt securities, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

Following completion of this offering, we believe the funds available to us outside of the trust account, together with up to an aggregate amount of $1,500,000 of the interest income, net of taxes, earned by the trust account, which will be released to us upon our demand to fund working capital and general corporate purposes, will be sufficient to allow us to operate for at least the next 33 months, assuming our initial business combination is not consummated during that time. We expect our primary liquidity requirements during that period to include approximately $250,000 for expenses for the due diligence and investigation of a target business or businesses; approximately $300,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination; an aggregate of up to $247,500 for office space, administrative services and secretarial support payable to SF Venture Town Co., Ltd., an affiliate of Sang-Chul Kim, our Chairman and Chief Executive Officer, representing $7,500 per month for up to 33 months; approximately $150,000 for legal and accounting fees relating to our SEC reporting obligations; and approximately $872,500 for working capital and general corporate purposes that will be used for miscellaneous expenses (including directors and officers liability insurance) and reserves, including additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section entitled “Use of Proceeds.” We anticipate that, even at an interest rate of 1.5% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. Given the limited amount of time it will take to generate $1,500,000 of interest on the trust account, we anticipate receiving such interest income generally shortly after we incur working capital expenses. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, or if interest payments are not available to fund the expenses at the time we incur them, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable.

We do not believe we will need additional financing following this offering to meet the expenditures required for operating our business prior to the consummation of our initial business combination. However, we will rely on the funds available to us outside of the trust account and interest earned of up to an aggregate amount of $1,500,000 on the trust account, net of taxes, to fund such expenditures and if our estimates of the costs of undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem for cash a significant number of shares of public shareholders voting against our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing to meet our obligations.

Related Party Transactions

Sang-Chul Kim has provided us with a $250,000 interest-free loan to pay the expenses of this offering referenced in the line items above for the SEC registration fee, FINRA registration fee, NASDAQ Stock Market listing fee and accounting fees and expenses and a portion of the legal fees and expenses. The loan will be repaid out of the proceeds, and upon completion, of this offering.

We are obligated, commencing on the date of this prospectus, to pay SF Venture Town Co., Ltd., an affiliate of Sang-Chul Kim, our Chairman and Chief Executive Officer, an aggregate monthly fee of $7,500 for office space and general and administrative services.

Sang-Chul Kim has agreed to purchase 2,307,692 sponsor warrants at $1.30 per warrant (for a total purchase price of $3,000,000) from us. This purchase will take place in a private placement that will occur immediately prior to the date of this prospectus. The purchase price of the sponsor warrants has been determined to be the fair value of such warrants as of the purchase date. However, if it is determined, at the time of this offering, that the fair value of the sponsor warrants exceeds the $1.30 purchase price, we would record compensation expense for the excess of the fair value of the sponsor warrants on the day of purchase over the $1.30 purchase price in accordance with SFAS 123(R).

Prior to the consummation of this offering, Sang-Chul Kim, our Chairman and Chief Executive Officer, or his affiliate, will enter into an agreement with Broadband Capital and Daewoo Securities Co., Ltd. in accordance with the guidelines of Rule 10b5-1 of the Exchange Act, pursuant to which Mr. Kim or his affiliate will collectively purchase up to 5,375,000 warrants, representing all of the warrants we are selling in this offering (including up to 375,000 of the warrants that may be issued in the event and to the extent that the over-allotment is exercised) in the open market after this offering is completed and during the period beginning after separate trading of the warrants has commenced and ending one year following the consummation of the offering. On each day on which the Nasdaq Stock Market is open for trading, Daewoo Securities, Inc. or such other broker as Daewoo Securities, Inc. may assign the order to, shall use its commercially reasonable efforts to purchase, as agent and for the account of Mr. Kim or his affiliate, up to 5,375,000 warrants at a price of $2.00 per warrant. The $10,750,000 to be used by Mr. Kim or his affiliate for such purchase commitment shall be held in a brokerage account at Daewoo Securities Co., Ltd. Broadband Capital, or its affiliate, will enter a similar agreement with Daewoo Securities Co., Ltd., or another third party broker, in the event the over-allotment option is exercised for more than 375,000 units, to purchase up to 375,000 additional warrants that are issued upon the exercise of the over-allotment option, at a price of $2.00 per warrant, provided that Broadband Capital, or its affiliate, will not be obligated to purchase such warrants unless and until Mr. Kim, or his affiliate, has purchased all 5,375,000 warrants to which he has committed. Mr. Kim and Broadband Capital have further agreed that any warrants purchased by him, it or their respective affiliates pursuant to these agreements will not be sold or transferred until we have completed a business combination. Such purchases will be made by Daewoo Securities Co., Ltd., or such other broker dealer as Daewoo Securities Co., Ltd. may assign the order to, in such amounts and at such times as it may determine, in its sole discretion, during the above referenced period. No warrant bids or purchases by Mr. Kim, Broadband Capital or their respective affiliates can take place until at least 60 days have passed since the distribution of our units in this offering has been completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. The broker’s purchase obligations will be subject to applicable law, including Regulation M under the Exchange Act, which may prohibit or limit purchases pursuant to this agreement in certain circumstances.

PROPOSED BUSINESS

Introduction

We are a newly organized blank check company and an exempted company incorporated in the Cayman Islands on May 6, 2008. We were incorporated in the Cayman Islands primarily for tax reasons. We were incorporated for the purpose of acquiring, or acquiring control of, through a merger, stock exchange, stock purchase, asset acquisition, reorganization or similar business combination one or more operating businesses having its or their primary operations in Korea. Although we intend to acquire a target business that has its primary operations in the Republic of Korea, we are not prohibited from acquiring a target business that has operations in another Asian country. We may acquire less than 100% of the interests or assets of the target business but will not acquire less than a controlling interest (which would be at least a majority of the voting securities of the target business or businesses and/or control of the majority of any governing body of the target business through contractual arrangements or otherwise). To date, our efforts have been limited to organizational activities.

We do not have any specific merger, stock exchange, stock purchase, asset acquisition, reorganization or similar business combination under consideration, and we have not, nor has anyone on our behalf, contacted, or been contacted by, any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible business combination with us.

Business Strategy

We believe that we can benefit from our management team’s experience and expertise in investing in and managing operating companies in Korea, and that their skills in valuation, financial structuring, due diligence, governance, and financial and management oversight will be valuable in our efforts to identify a business target.

We intend to use some or all of the following criteria to evaluate acquisition opportunities. However, we may enter into a business combination with a target business that does not meet any or all of these criteria if we believe such target business has the potential to create significant shareholder value.

•	Established Businesses With Positive Cash Flow. We will seek to acquire established businesses with records of strong financial performance and sound operating results, or businesses that our management team believes have the potential for positive operating cash flow. It is not our intention to acquire a start-up company or a company that we believe has significant technological risk.
•	Strong Industry Position. We will seek to acquire strong businesses in industries with appealing prospects for future growth. We will examine the ability of a target business to defend and improve its advantages in areas such as distinctiveness of offering, pricing, gross and operating margins, distribution channels, vendor relationships, target market segmentation, customer loyalty, intellectual property, brand positioning, working capital and capital investments.
•	Experienced Management Team. We will concentrate on a target business with an experienced management team that has created an effective corporate culture and utilized best business practices in areas such as corporate governance, customer service, vendor relationships, recruiting and retention.
•	Diversified Customer and Supplier Base. We will seek to acquire a target business that actively manages its over-reliance on a small set of customers or suppliers. We believe that companies with a diversified base of customers and suppliers are generally less susceptible to volatilities in their operations and financial performance throughout the economic cycle, weathering changes from industry consolidation and maintaining pricing power.
•	Growth Potential. We will seek to acquire a target business that has a strong position within its respective market to capitalize on growth opportunities through organic expansion or acquisitions to participate in the consolidation of fragmented industries characterized by a large number of small to mid-size businesses in which opportunities to benefit from revenue and cost synergies may arise.

These factors are not intended to be exhaustive. Any evaluation of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our executive officers and directors. In evaluating a prospective target business, we expect to conduct an extensive due diligence review that will encompass, among other things, discussions with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information.

Competitive Strengths

We believe that we have the following competitive strengths:

Management Expertise

Our management team consists of diversified backgrounds from such sectors as business management, banking, securities, brokerage, government and law, all of which we will leverage in our efforts to identify a target business. Sang-Chul Kim, our Chairman and Chief Executive Officer, has experience in business management, as well as in business acquisition, restructuring and value-enhancement. Over the course of his career, he has built a track record in the Korean capital markets. He brings value to our management team through his deal-sourcing network, his investment process and his operational expertise. Soo Hyung Lee, our President and a member of our board of directors, has 24 years of experience with the Shinhan Financial Group. Mr. Lee was primarily responsible for the Shinhan Financial Group’s transactions involving capital markets, corporate funds and banking, investments, leveraged buy outs, domestic and international fund inducements, and other business and management matters. Jhong Won Kim, a member of our board of directors, has served in the Korean government, as well as in private sector investment projects and in large corporations as an advisor, executive director and chief financial officer. Moon Youl Ban, also a member of our board of directors, managed a mutual fund of $330,000,000, the first of its kind in Korea, initiated by the Korean Ministry of Finance and Economy to support local corporations that were suffering from a temporary credit crisis. Yong Hyun Kang, a member of our board of directors, has led government projects relating to investments and fund management and is also a finance and investment professor at Kwangwoon University. Hyanghee Seo, our special advisor, has strong familial connections to government and legal institutions.

We believe that the skills and experience of our management team will be crucial to consummating a successful business combination. Our executive officers and directors, and our special advisor, have built and maintain extensive networks of relationships that we plan to use to identify and generate acquisition opportunities. These relationships include, among other sources, private equity and venture capital firms, executives and directors at public and private companies, investment bankers, commercial bankers, brokers, consultants, attorneys, accountants and investors throughout Asia, Europe and the United States. We believe the prior investment experience and track record of our team will give us a competitive advantage when sourcing potential initial business combination opportunities.

Disciplined Investment Process

We will employ a disciplined approach to identifying, evaluating, and negotiating with a potential target business and will focus our efforts on selecting what we believe is the best opportunity or opportunities for an initial business combination. Our due diligence will include analyses to determine the future performance of the target business in relation to its acquisition price. Specific areas we expect to consider, among others, include micro- and macro-economic trends and competitive forces that impact the target business and its particular industry, historical and projected financial results, operational performance and a qualitative analysis of company management.

Value Enhancing Operational Expertise

We will focus on identifying a target business that we believe has significant value that can be enhanced through the implementation of operational improvements. Our management team has significant experience adding substantial value to businesses by recruiting entrepreneurial management teams, aggressively investing in the introduction of new products and services and changing the companies’ pricing and/or cost structures.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to the type of target business described above. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares in the target business for our shares or a combination of cash and our shares. We believe that some acquisition targets will find this method a cheaper, quicker and more certain process to becoming a public company than the typical initial public offering. Once public, we believe the target business would then have greater access to capital and additional means of providing incentives to management consistent with shareholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees. While we believe that our status as a public company makes us an attractive business partner, some potential acquisition targets may view the inherent limitations in our status as a blank check company as a deterrent and may prefer to effect a business combination with a well established entity. See “Risk Factors” beginning on page 22.

Financial Position

With a trust account initially in the amount of $99,000,000 (or $113,550,000 if the underwriters’ over-allotment option is exercised in full), we offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate a business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Opportunities in the Republic of Korea

The Republic of Korea is Asia’s fourth-largest economy and the 13th largest in the world in terms of nominal gross domestic product (GDP) as of 2007. It has experienced tremendous growth since the Korean War with GDP per capita growing from $100 in 1963 to approximately $20,000 in 2007. The ROK has exhibited strong historical growth and we believe has significant potential with regards to identifying a target business for the following factors, which should be read in conjunction with the Risk Factors identified in this prospectus:

•	We believe that the ROK is one of the fastest growing developed economies in the world, with its economic growth projected at approximately 5% for 2009 and its nominal GDP expected to increase to approximately $1.29 trillion by 2010 (OECD 2007, Goldman Sachs 2005).
•	The ROK government has been actively deregulating key industries, including financial services, manufacturing and information technology, and has been encouraging investment in future growth sectors, such as renewable energy, biotechnology and nanotechnology. Over 1,500 companies are listed on the Korea Exchange.
•	The ongoing deregulation process and business-friendly policy of the new administration of the Korean government is expected to encourage Korean corporations to increase their new investments, diversifying financing sources and structures. Further, as a strategy for the inducement of foreign investment, the new government has reformed the application of some domestic laws to foreign investors.
•	Given its strong education system, near-100% literacy rate and technical expertise, the ROK is a global leader in technology with a high rate of investment in research and development and has become a growth hub for innovative, cutting-edge technologies, such as ubiquitous computing, according to the New York Times in an article printed on June 28, 2005.
•	With the continued globalization of the Korean markets, companies are increasingly seeking to diversify their access to capital, including listing in overseas markets. Some companies with smaller market capitalizations are listing on the United States and European equity markets as they seek to broaden their shareholder base and deepen pools of capital.

•	Additionally, the SPAC structure for target companies in the ROK will potentially allow us to address certain key issues such as management control, compensation for senior officers, and equity dilution.

Government Regulations

Foreign Direct Investment

In the event we acquire at least a majority of the voting securities of a target business, such acquisition will be considered a foreign direct investment, or FDI, as defined under the FIPL. The FIPL is the principal law governing the FDI, and additional rules and regulations are found in the enforcement decrees and working rules promulgated thereunder. The FDIs pursuant to the FIPL are generally administered by the Ministry of Knowledge Economy, or MOKE, although other ministries and organizations may be involved in certain cases; further, the MOKE has delegated some of its authority under the FIPL to certain authorized foreign exchange banks.

In order to qualify as FDI under the FIPL, the amount of the investment by each foreigner must be 50 million Won or more, and the foreign investor must own 10% or more of the voting shares or equity of the Korean company unless certain requirements are met. The foreign investor is required to file a report with a foreign exchange bank prior to the closing of the transaction. The foreign exchange bank will normally “accept” or clear the report within a few days after filing, assuming that the relevant industry has been declared open for foreign investment.

In addition to the report or approval requirements under the FIPL, any company operating in Korea, whether its shareholders are foreign or domestic, will be subject to various general corporate laws as well as approvals and controls that are applicable to the specific business involved.

Anti-trust Filing Requirement

The primary Korean legislation governing antitrust issues is the MRFTL. The KFTC is authorized under the MRFTL to oversee the enforcement of the MRFTL. Under its Notification Regarding Method of Filing Business Combination Report, or Notification, the KFTC provides guidelines as to which business combination activities would be required to file a business combination report with the KFTC.

Some of the more typical transactions that are subject to the KFTC filing requirement are:

•	business transfer/asset acquisition;
•	share acquisition;
•	merger;
•	joint venture; and
•	interlocking directors.

In the event of a share acquisition, the filing needs to be made within 30 calendar days of the effective date of the share acquisition if (i) either the acquirer or the target business has assets or annual revenues (including affiliates) of at least 100 billion Won, (ii) each of the acquirer and the target business has assets or annual revenues of at least 20 billion Won, and (iii) the acquirer acquires 20% or more of the target business’s voting shares (or 15% or more of the target business’s voting shares in case of a company listed on the Korea Exchange). If the acquirer or target business has assets or sales revenue of 2 trillion Won or more and the acquisition is based on an over-the-counter transaction, then the 30 calendar days will be calculated from the date of execution of the relevant acquisition agreement, and the closing of such acquisition cannot occur until the KFTC accepts the relevant filing. After filing the KFTC report, the investor would file a subsequent report if it subsequently became the largest investor as a result of additional acquisition of the shares.

In the event the KFTC determines that a transaction is likely to result in a substantial restraint on competition in a relevant market, the KFTC will enjoin the transaction or take other necessary measures to eliminate or mitigate any anti-competitive effects of the transaction.

Foreign Exchange Regulations

The Foreign Exchange Transaction Laws, or FETL, regulate investment in Korean securities by non-residents, such as ourselves; further, non-residents may invest in Korean securities pursuant to the FETL. However, with respect to a business combination, we are not required to file an additional approval or report relating to the FETL if we file a report pursuant the FIPA, as mentioned above.

Under the FETL, if the Korean government deems that it is inevitable due to an outbreak of natural calamity, war, armed conflict or grave and sudden changes in domestic or foreign economic circumstances or other situations equivalent thereto, the Ministry of Strategy and Finance, or MOSF, may temporarily suspend payment, receipt or the whole or part of transactions to which the FETL applies, or impose an obligation to safe-keep, deposit or sell the means of payment in or to the Bank of Korea, certain Korean governmental agencies or financial institutions. Further, the FETL provides that if the Korean government deems that international balance of payments and international finance are confronted or are likely to be confronted with serious difficulty, or the movement of capital between Korean and abroad brings or is likely to bring on serious obstacles in carrying out currency, exchange rate or other macroeconomic policies, the MOSF may take measures to require any person who intends to perform capital transactions to obtain permission or to deposit a portion of the means of payment acquired in connection with such capital transactions with the Bank of Korea, certain Korean governmental agencies or financial institutions, in each case subject to certain limitations.

Regulations on Foreign Investments in Publicly Listed Companies

Disclosure Requirements

Under the Securities Exchange Law of Korea and the relevant regulations promulgated thereunder, collectively referred to in this prospectus as SEL, a significant or major shareholder of any publicly listed company on the Korea Exchange, referred to herein as a Listed Company, is required to report its shareholdings and to report changes in such holdings.

One provision of the SEL provides that a person acquiring 5% or more of the total issued and outstanding voting shares must report to the Financial Services Commission, or FSC, and Korea Exchange within five business days of such acquisition. Furthermore, such 5% or more holders must report changes of at least 1% to the FSC within five business days of such change. This rule is referred to as the “5% Disclosure Rule.”

In addition to the “5% Disclosure Rule,” there is a “10% Disclosure Rule” applicable to those holding 10% or more of the issued and outstanding equity of a Listed Company, who are referred to as “major shareholders.” Such major shareholders must file a report with Securities and Futures Commission and the Korea Exchange within 10 calendar days of making such acquisition. If there is any subsequent change in their holdings, regardless of magnitude, then such subsequent change must be reported by the tenth day of the first month following the date of such change.

Mandatory Tender Offer Rule

Under the SEL, any person who offers to purchase or solicits an offer to sell, to or from an unspecified number of persons, the shares of a Listed Company outside the Korea Exchange, may implement a tender offer. Such tender offer must comply with certain requirements prescribed in the SEL, such as those pertaining to the filing of a tender offer statement with the Financial Services Commission, and to the maximum tender offer period.

In addition to this general rule, the SEL provides for a mandatory tender offer rule. If any person who, together with any specially related persons (which include “affiliated persons” and “persons acting in concert” as defined under the SEL), intends to acquire with consideration or purchase 5% or more of the total issued and outstanding voting shares of a Listed Company outside the Korea Exchange from ten or more persons during a six-month period, such person is required to make a public tender offer. This mandatory tender offer rule also applies to an additional purchase of any number of shares by a person who already holds 5% of more of the total issued and outstanding voting shares of a Listed Company from ten or more persons during a six-month period. Such mandatory tender offer must comply with certain requirements prescribed in the SEL, such as those pertaining to the filing of a tender offer statement with the Financial Services Commission, and to the maximum tender offer period.

We have not selected any target business or target industry on which to concentrate our search for a business combination and we are, therefore, unable to determine at this time what form an acquisition of a target business will take.

Effecting a Business Combination

General

We are not presently, nor will we be, engaged in any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering, our securities, debt or a combination of these as the consideration to be paid in our initial business combination. While substantially all of the net proceeds of this offering are allocated to completing a business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of a target business. If the business combination is paid for using equity or debt securities, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital. We may engage in a business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares, and that wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense, a possible loss of voting control, and the risk that market conditions will not be favorable for an initial public offering at the time this offering is ready to be sold. We may seek to effect a business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

We do not have any specific business combination under consideration, and we have not (nor has anyone on our behalf) contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

We do not anticipate consummating a business combination with an entity that is affiliated with any of our officers or directors, and have not given any consideration towards entering into such a transaction. We also do not anticipate consummating a business combination with an entity that is either a portfolio company of, or has otherwise received a financial investment from, an investment fund (or an affiliate thereof) that is affiliated with our management team. However, we are not restricted from entering into such transactions and may do so after exploring other transactions with nonaffiliated entities if we determine that such a transaction is in our shareholders’ best interests. If we determine to enter into such a transaction, we would do so only if we obtain an opinion from an independent investment banking firm indicating that the business combination is fair to our public shareholders from a financial point of view. We expect that any such opinion would be included in the proxy solicitation materials we will furnish to our shareholders in connection with the business combination, and that such independent investment banking firm will be a consenting expert. As the opinion will likely be addressed to our board of directors for their use in evaluating the transaction, we do not anticipate that our shareholders will be entitled to rely on such opinion. However, as the opinion will be attached to, and thoroughly described in, our proxy solicitation materials, we believe investors will be provided with sufficient information in order to allow them to analyze the transaction properly. Accordingly, whether the independent investment banking firm allows our shareholders to rely on their opinion will not be a factor in determining which firm to hire.

Prior to completion of an initial business combination, we will seek to have all vendors, prospective acquisition targets or other entities, which we refer to as potential contracted parties or a potential contracted party, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders. There is no assurance that we will be able to get waivers from our potential contracted parties and there is no assurance that such waivers will be enforceable by operation of law or that creditors would be prevented from bringing claims against the trust account. If a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. If a potential contracted party refuses to execute such a waiver, then each of the members of our board of directors, on a pro rata basis in relation to their respective beneficial ownership of the initial ordinary shares, will be liable to cover any claims made by such party against the trust account for services rendered or goods sold, in each case to us.

However, the agreements entered into by each of the members of our board of directors specifically provide for two exceptions to this indemnity: there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In addition, as noted above, there is no guarantee that vendors, prospective acquisition targets or other entities will execute such waivers, or even if they execute such waivers that they would be prevented from bringing claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to seek recourse against our assets, including the funds held in the trust account. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination. In addition, the indemnification provided by each of the members of our board of directors is limited to claims by vendors that do not execute such waivers as described above. Claims by a target business or other entities and vendors that execute such waivers would not be indemnified by each of the members of our board of directors. Based on representations made to us by each of the members of our board of directors, we currently believe that they are each capable of funding a shortfall in our trust account to satisfy their foreseeable and respective indemnification obligations, but we have not asked any such directors for any security or funds for such an eventuality. We will enforce our rights under these indemnification arrangements against each of the members of our board of directors, but despite our belief, we cannot assure you that every member of our board of directors will be able to satisfy those obligations. The indemnification obligations may be substantially higher than our directors currently foresee or expect and/or their financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Subject to the requirement that a target business or businesses have a fair market value of at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension) at the time of our initial business combination, we have virtually unrestricted flexibility in identifying and selecting a prospective target business. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately consummate our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We intend to focus on a potential target business with a valuation between $79.2 million and $400 million. We believe that our available working capital following this offering, together with the issuance of additional equity and/or the issuance of debt, would support the acquisition of such a target business. The mix of additional equity and/or debt would depend on many factors. The proposed funding for any such business combination would be disclosed in the proxy statement relating to the required shareholder approval.

Sources of a Target Business

We anticipate that, through the networks of relationships maintained by our officers, directors and special advisor, a target business may be brought to our attention from various unaffiliated parties such as investment banking firms, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and similar sources. Our officers, directors and special advisor, as well as their respective affiliates, may also bring to our attention target business candidates.

The experience of our officers, directors and special advisor in identifying acquisition opportunities includes the networks of relationships that they have built over many years, including relationships with third parties that find and source acquisition opportunities. Thus, in connection with identifying acquisition opportunities, we intend to utilize the networks of relationships of our officers, directors and special advisor, and would use third parties if the third parties present acquisition opportunities to us for our consideration or if the third parties have access to acquisition opportunities that are not readily available to us.

We may pay fees or compensation to third parties for their efforts in introducing us to a potential target business. Such payments are typically, although not always, calculated as a percentage of the dollar value of the transaction. We have not anticipated use of a particular percentage fee, but instead will seek to negotiate the smallest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. We may make such payments to entities that approach us on an unsolicited basis or to entities we engage for this purpose. Payment of finder’s fees is customarily tied to consummation of a transaction and certainly would be tied to a completed transaction in the case of an unsolicited proposal. Although it is possible that we may pay finder’s fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event will we pay any of our directors, officers or our special advisor, or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors or special advisors will receive any finder’s fee, consulting fees or any similar fees from any person or entity, including a target business, in connection with any business combination involving us. Following such business combination, however, our officers, directors or our special advisor, may receive compensation or fees, including compensation approved by the board of directors for customary director’s fees for our directors that remain following such business combination. Our directors have advised us that they will not take an offer regarding their compensation or fees following a business combination into consideration when determining which target business to pursue.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that our initial business combination must be with a target business whose fair market value is at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension) at the time of the execution of a definitive agreement for the business combination, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business.

We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (which would be at least a majority of the voting securities of the target business or businesses and/or control of the majority of any governing body of the target business through contractual arrangements or otherwise). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of the amount in the trust account at the time of the execution of a definitive agreement for the business combination (less the deferred underwriting discounts and commissions and taxes payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension), as described above. If we determine to acquire several businesses simultaneously and such businesses are owned by different sellers, each seller must agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the operations and services or products of the acquired companies in a single operating business.

In evaluating a prospective target business, our management will primarily consider the criteria and guidelines set forth above under the caption “Proposed Business — Business Strategy.” In addition, our management will consider, among other factors, the following:

•	financial condition and results of operations;
•	growth potential;
•	brand recognition and potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	competitive position;
•	barriers to entry by competitors;
•	stage of development of the business and its products or services;
•	existing distribution arrangements and the potential for expansion;
•	degree of current or potential market acceptance of the products or services;
•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;
•	impact of regulation on the business;
•	regulatory environment of the industry;
•	seasonal sales fluctuations and the ability to offset these fluctuations through other business combinations, introduction of new products, or product line extensions; and
•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information that will be made available to us.

The time required to select and evaluate a target business and to structure and complete the business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Fair Market Value of Target Business or Businesses

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension) at the time of the execution of a definitive agreement for the business combination. If we acquire less than 100% of a target business in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension) at the time of the execution of a definitive agreement for the business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target we acquire. We may seek to consummate an initial business combination with an initial target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension) at the time of the execution of a definitive agreement for the business combination. However, we would likely need to obtain additional financing to consummate such an initial business combination and have not taken any steps to obtain any such financing.

We will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the amount in the trust account at the time of the execution of a definitive agreement for the business combination (less the deferred underwriting discounts and commissions and taxes payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension). The minimum target size provides investors and our executive officers and directors with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for our initial business combination. The determination of net assets requires an acquiring company to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the ongoing nature of legal, accounting and other expenses that will be incurred immediately before and at the time of an initial business combination, the balance of an acquiring company’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account at the time of the execution of a definitive agreement for the business combination (less the deferred underwriting discounts and commissions and taxes payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension) for the fair market value of the target business or businesses with which we combine so that our officers and directors will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove, a proposed initial business combination that the target business or businesses will meet the minimum valuation criterion for our initial business combination.

The fair market value of a target business or businesses will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow and/or book value). If our board is not able to determine independently that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criterion. We expect that any such opinion would be included in the proxy solicitation materials we will furnish to our shareholders in connection with our initial business combination, and that such independent investment banking firm will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion. Furthermore, we will not be required to obtain an opinion as to whether our initial business combination is fair to our public shareholders. Our board will make its decision with respect to an acquisition consistent with its fiduciary obligations to all shareholders and, consequently, will consider those factors concerning the proposed acquisition that it deems relevant in reaching an informed decision.

Lack of Business Diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension) at the time of the execution of a definitive agreement for the business combination. Consequently, we expect to complete only a single business combination, although this may entail a simultaneous combination with several operating businesses at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several acquisition targets as if they had been combined historically.

A simultaneous combination with several acquisition targets also presents logistical issues such as the need to coordinate the timing of negotiations and closings. In addition, if conditions to closings with respect to one or more of the acquisition targets are not satisfied, the fair market value of the business could fall below the required fair market value threshold of 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension) at the time of the execution of a definitive agreement for the business combination.

Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after a business combination, and
•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

If we consummate an initial business combination structured as a merger in which the consideration is our securities, we would have a significant amount of cash available to make additional acquisitions following our initial business combination.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination with that business, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our directors will have significant experience or knowledge relating to the operations of the particular target business.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for Shareholder Approval of a Business Combination

Prior to the consummation of our initial business combination, we will submit the transaction to our shareholders for approval, even if the nature of the acquisition is such as would not ordinarily require shareholder approval under applicable Cayman Islands law. Our second amended and restated memorandum and articles of association provides for a minimum of 20 days’ notice prior to a meeting to approve a business combination. We will publicly announce the record date for determining the shareholders entitled to vote at the meeting to approve our business combination at least five business days prior to such record date. If a majority of the ordinary shares voted by the public shareholders are not voted in favor of a proposed initial business combination, we may continue to seek another target business with which to effect our initial business combination that meets the criteria set forth in this prospectus until the expiration of 21 months from the consummation of this offering or, if extended pursuant to a shareholder vote as described in this prospectus, within 33 months from the consummation of this offering.

In connection with seeking the approval of our shareholders for any business combination, we will furnish our shareholders with proxy solicitation materials that, among other matters, will include a description of the operations of the target business and audited or unaudited (as appropriate) historical financial statements of the target business. However, although we have agreed with the underwriters to provide all of the disclosure that is typically required by SEC rules to our shareholders for review, such proxy solicitation materials will not be reviewed by the SEC, and, accordingly, investors will not have the benefit of receiving proxy solicitation materials reviewed by the SEC. In addition, the proxy solicitation materials may contain financial statements prepared in accordance with ROK GAAP or IFRS (or other applicable accounting principles or standards) rather than United States GAAP.

In connection with the vote required for our initial business combination, our existing shareholders have agreed to vote their initial ordinary shares acquired by them prior to this offering in the same manner as a majority of the ordinary shares voted by the public shareholders are voted. However, our existing shareholders will not be able to exercise redemption rights with respect to their initial ordinary shares. Each of our existing shareholders has also agreed that if they no longer serve in each of the positions set forth opposite their respective names in the “Management'' section of this Prospectus at the closing of the initial business combination or any time prior thereto, then such existing shareholder will immediately forfeit all of his initial ordinary shares, and such shares will be reallocated among the remaining officers and directors or to any replacement officer or director, as determined by the Chairman of our board of directors. Each of our existing shareholders has also agreed that he will vote any shares he purchases in or after this offering in favor of our initial business combination. As a result, if our existing shareholders acquire shares in or after this offering, they must vote those shares in favor of the proposed initial business combination, and will therefore not be eligible to exercise redemption rights for those shares. We will proceed with the business combination only if (i) a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination, and (ii) public shareholders owning less than 40% of the aggregate shares sold in this offering vote against the business combination and exercise their redemption rights on a cumulative basis, including any shareholders who previously exercised their redemption rights in connection with the shareholder vote required to approve the extended period, if any. Voting against the business combination alone will not result in redemption of a shareholder’s shares for a pro rata share of the trust account. To do so, a shareholder must have also exercised the redemption rights described below. The requirements that we seek shareholder approval before effecting our initial business combination and not consummate our initial business combination if public shareholders owning 40% or more of the shares sold in this offering exercise their redemption rights below (on a cumulative basis), are set forth in our second amended and restated memorandum and articles of association, which requires for amendment the affirmative vote of two-thirds or more of the shares entitled to vote at a general meeting, such votes being made in person, by proxy or by their duly authorized representative. Management views these provisions as obligations to our shareholders and we will not take any actions to waive or amend them prior to the consummation of our initial business combination.

Extension of Time to Complete a Business Combination to 33 Months

We have a period of 21 months from the consummation of this offering within which to effect our initial business combination. However, we may, prior to the expiration of the 21-month period, call a special meeting of our shareholders for the purpose of soliciting their approval to extend the date before which we must complete our business combination by an additional 12 months to avoid being required to liquidate. Our second amended and restated memorandum and articles of association provides for a minimum of 20 days’ notice prior to a meeting to approve a proposal to extend the period of time to consummate a business combination. We will publicly announce the record date for determining the shareholders entitled to vote at the meeting to approve the extended period at least five business days prior to such record date. If the extended date is approved by shareholders, we would have a total of 33 months from the consummation of this offering to complete a business combination.

We believe that extending the date before which we must complete our business combination to 33 months may be necessary depending on overall economic and market conditions and/or target-specific factors due to the circumstances involved in the evaluation and closing of a business combination in the ROK, including obtaining audited U.S. GAAP financial statements of potential targets that have previously kept their accounts in accordance with Korean GAAP and the requirements of relatively complex Korean regulatory filings and approvals depending on the specific target industry.

While the initial 21-month period may be sufficient to accomplish all of these necessary tasks prior to effectuating the business combination, if, in the course of this process, we conclude that it may be insufficient, we may, pursuant to our second amended and restated memorandum and articles of association, call a special meeting of our shareholders or raise the vote at an annual meeting for the purpose of extending by an additional 12 months the date before which we must complete our business combination.

If holders of 40% or more of the shares sold in this offering vote against the proposed extension to 33 months and elect to redeem their shares for a pro rata share of the trust account, we will not extend the date before which we must complete our business combination beyond 21 months. In such event, if we cannot complete the initial business combination within such 21-month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public shareholders. Subject to the foregoing, approval of the extension to 33 months will require the affirmative vote of the majority of the votes cast by our public shareholders who vote at the special meeting called for the purpose of approving such extension. In connection with the vote required for the extension to 33 months, our existing shareholders have agreed to vote their initial ordinary shares acquired prior to this offering in accordance with the majority of the ordinary shares voted by the public shareholders and have agreed to waive their conversion rights.

If the majority of votes cast by our public shareholders are voted at the special meeting called for the purpose of approving such extension vote in favor of such extension and holders of less than 40% of the shares sold in this offering vote against the proposed extension and elect to redeem their shares, we will then have an additional 12 months in which to complete the initial business combination.

If the proposal for the extension to 33 months is approved, we will still be required to seek shareholder approval before effectuating our initial business combination, even if the business combination would not ordinarily require shareholder approval under applicable law. We will consummate our initial business combination only if a majority of the ordinary share voted by the public shareholders are voted in favor of our initial business combination and public shareholders owning 40% or more of the shares sold in this offering, on a cumulative basis, including any shareholders who previously exercised their conversion rights in connection with the special meeting of shareholders called for the purpose of approving the extended period, if any, do not vote against the extended period or the initial business combination and exercise their conversion rights, as described below.

Redemption Rights for Shareholders Voting to Reject the Extended Period or Our Initial Business Combination

Public shareholders voting against the extended period or our initial business combination, as the case may be, will be entitled to cause us to redeem their ordinary shares for a pro rata share of the aggregate amount then in the trust account, before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of up to an aggregate amount of $1,500,000 of interest income, net of taxes, on the trust account balance previously released to us to fund our working capital and general corporate purposes. Public shareholders voting (i) against the extended period will have the right to cause us to redeem their shares only if the extended period is approved or (ii) against our initial business combination will have the right to cause us to redeem their shares only if our initial business combination is approved and completed. Public shareholders who cause us to redeem their ordinary shares for a pro rata share of the trust account will be paid their redemption price as promptly as practicable after the date of the special meeting for the extended period or upon consummation of a business combination, as the case may be, and will continue to have the right to sell or exercise any warrants they own following our business combination.

However, a public shareholder, together with any affiliate of that shareholder or any other person with whom that shareholder is acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 10% of the shares sold in this offering on a cumulative basis, although that shareholder would remain entitled to vote against a proposed extension or a proposed business combination with respect to all shares owned by that shareholder or that shareholder’s affiliates. We believe this restriction will prevent shareholders from accumulating large blocks of shares before the vote held to approve a proposed extension or a proposed business combination and attempt to use the redemption right as a means to force us or our management to purchase their shares at a significant premium to the then-current market price. By limiting the ability of a shareholder, together with any affiliate of that shareholder or any other person with whom that shareholder is acting in concert or as a “group,” to redeem only 10% of the shares sold in this offering on a cumulative basis, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block an extension or a transaction that is favored by our other public shareholders. However, we are not restricting a shareholder’s ability to vote all of such shareholder’s shares against the extension or the transaction.

The actual per-share redemption price in each case will be equal to the aggregate amount then on deposit in the trust account, including deferred underwriting discounts and commissions and including accrued interest, net of any income taxes on such interest, which shall be paid from the trust account, and net of up to an aggregate amount of $1,500,000 of the interest income, net of taxes, earned by the trust account and released to us to fund our working capital and general corporate purposes (calculated as of the date of the special meeting of shareholders approving the extended period or two business days prior to the consummation of the proposed business combination, as the case may be), divided by the number of ordinary shares sold in this offering. The initial per-share redemption price in both cases would be approximately $9.90, or approximately $0.10 less than the per-share offering price of $10.00 (assuming that the entire purchase price of the units was allocated to the ordinary shares). The proceeds held in the trust account may be subject to claims that would take priority over the claims of our public shareholders and, as a result, the per-share liquidation price could be less than approximately $9.90 due to claims of such creditors. Our existing shareholders have agreed to vote their shares for the extended period and our initial business combination in the same manner as a majority of the ordinary shares voted by the public shareholders are voted at the special or annual meeting, and have forfeited any right to cause us to redeem any shares owned by them (regardless of when acquired) in connection with the extended period or our initial business combination.

An eligible shareholder may request redemption at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to the extended period or a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the shareholder votes against the extension or initial business combination and the extension or initial business combination is approved and consummated. In addition, no later than the business day immediately preceding the vote on the business combination, the shareholder must present written instructions to our transfer agent stating that the shareholder wishes to redeem their shares for a pro rata share of the trust account and confirming that the shareholder has held the shares since the record date and will continue to hold them through the shareholder meeting and, as applicable, the closing of our initial business combination. We may also require public shareholders to tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the vote on the business combination. The proxy solicitation materials that we will furnish to shareholders in connection with the vote for any proposed initial business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Traditionally, in contrast to the requirement for physical or electronic delivery prior to the shareholder meeting, in order to perfect redemption rights in connection with a blank check company’s initial business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the initial business combination was approved, the company would contact such shareholder to arrange for him to deliver his certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the initial business combination during which he could monitor the price of the securities in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the redemption price. Thus, the company would not have any control over the process and the redemption right, to which shareholders were aware they needed to exercise before the shareholder meeting, would become a continuing right until the redeeming holder delivered his certificate for redemption at the redemption price or such shareholder sold his shares in the open market. The requirement for physical or electronic delivery prior to the shareholder meeting has two purposes. First, it ensures that a redeeming shareholder’s election to redeem is irrevocable once the business combination is approved. Second, it ensures that we will know the amount of proceeds that we will be able to use to consummate our initial business combination.

The proxy solicitation materials that we will furnish to shareholders in connection with the vote for any proposed extension or proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time we send out our proxy statement until the business day immediately preceding the vote on the extension or the business combination to deliver his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction, but we believe it is sufficient for investors generally, as the delivery process is within the shareholder’s control and, whether or not he is a record holder or his shares are held in “street name,” can be accomplished by the shareholder in a matter of hours simply by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System. However, because we do not have any control over the process, it may take significantly longer than we anticipated and investors may not be able to seek redemption in time. Accordingly, we will require shareholders to deliver their certificates prior to the vote only if, in accordance with NASDAQ’s proxy notification recommendations, the shareholders receive the proxy solicitation materials at least 20 days prior to the meeting.

In the event a shareholder tenders his shares and decides prior to the shareholder meeting that he does not want to redeem his shares, the shareholder may withdraw the tender. In the event that a shareholder tenders shares and our extension is not approved or our initial business combination is not completed, these shares will not be redeemed into cash and the physical certificates representing these shares will be returned to the shareholder.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether to pass this cost on to the redeeming holder. Any fee passed on to the redeeming holder may discourage redemptions and make it preferable for shareholders simply to sell their shares in the open market. However, this fee would be incurred whether or not we require holders seeking to exercise redemption rights to tender their shares prior to the meeting as the need to deliver shares is a requirement of redemption regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to shareholders when compared to the traditional process.

The steps outlined above will make it more difficult for our shareholders to exercise their redemption rights. In the event that it takes longer than anticipated to obtain a physical certificate, shareholders who wish to redeem may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares. If a shareholder votes against the extension or the initial business combination but fails to properly exercise his redemption rights, such shareholder will not have his ordinary shares redeemed for his pro rata distribution of the trust account. Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to shareholders who properly elect redemption will be distributed promptly after consummation of our initial business combination. Public shareholders who redeem their stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units.

If our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise their redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our initial business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. Therefore, we may not be able to consummate an initial business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having to adjust the ratio of cash to securities used as consideration, or we may need to arrange for third party financing, if available.

We will not consummate our proposed initial business combination, and similarly will not extend the time to complete the business combination to 33 months, if public shareholders owning 40% or more of the shares sold in this offering both vote against and exercise their redemption rights with respect to the extended period or, on a cumulative basis, in the case of the business combination. We intend to structure and consummate any potential initial business combination in a manner such that an aggregate of one share less than 40% of the ordinary shares purchased by the public shareholders in this offering could be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, and the business combination could still be consummated. Many other blank check companies have a redemption threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. We have increased the redemption percentage to 40% from the more typical 20% to reduce the likelihood that a small group of investors holding a large block of our shares will be able to stop us from completing a business combination that is otherwise approved by a majority of our public shareholders.

The initial redemption price will be approximately $9.90 per share (assuming that the underwriters’ over-allotment option is not exercised). As this amount is lower than the $10.00 per share offering price (assuming that the entire purchase price of the units was allocated to the ordinary shares) and it may be less than the market price of the ordinary shares on the date of redemption, there may be a disincentive on the part of public shareholders to exercise their redemption rights.

Dissolution and Liquidation if No Business Combination

If 40% or more of the shares sold in this offering that are voted vote against a proposed extension, if any, beyond 21 months to 33 months, and elect to redeem their shares for a pro rata share of the trust account or we do not receive shareholder approval for such extension and we are not able to complete our initial business combination within such 21-month period, our second amended and restated memorandum and articles of association provides that our corporate purposes and powers will immediately thereupon be limited to acts and activities related to winding up our affairs, including liquidation, and we will not be able to engage in any other business activities. This has the same effect as if our shareholders had formally voted to approve our voluntary winding up and subsequent dissolution, and it initiates a voluntary winding up procedure under the Companies Law. As a result, no vote would be required from our shareholders to commence such a voluntary winding up and dissolution. We view this provision leading to the termination of our corporate life as an obligation to our shareholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time if we have not consummated a business combination. Under the Companies Law, in the case of a voluntary liquidation, a liquidator would give at least 21 days’ notice to creditors of its intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette. We anticipate the trust account would be distributed to shareholders within 10 days following the expiration of the 21-day period (although we cannot guarantee that it will not be longer, particularly if unforeseen creditor claims or other potential complications emerge prior to this distribution). As soon as the affairs of the company are fully wound-up, the liquidator must lay its final report and accounts before a final general meeting, which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Cayman Islands Registrar of Companies confirming the date on which the meeting was held and three months after the date of such filing the company is dissolved.

If we are unable to complete a business combination within the required time periods, we will distribute to all of our public shareholders, in proportion to their respective equity interests and subject to the payment of creditors (if any), an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Cayman Islands law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin distributing such assets promptly after expiration of the 21-day period and anticipate it will take no more than 10 business days to effectuate such distribution (although we cannot guarantee that it will not be longer). There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account or from interest earned on the funds held in the trust account that may be released to us to fund our working capital requirements. If such funds are insufficient, Sang-Chul Kim, our Chairman and Chief Executive Officer, has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $25,000)

and has agreed not to seek repayment of such expenses. However, in the unlikely event that these funds are insufficient and that Mr. Kim is for any reason unable to contribute these funds, then the liquidator will be entitled to apply the funds in the trust account to meet the costs of the liquidation. Our existing shareholders have agreed to waive their rights to participate in any liquidation of our trust account or other assets with respect to the initial ordinary shares and to vote the initial ordinary shares in favor of any dissolution and plan of distribution that we submit to a vote of shareholders. There will be no distribution from the trust account with respect to our warrants, which will expire worthless if we are liquidated.

If we were unable to conclude an initial business combination and expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, net of income taxes payable on such interest and net interest income on the trust account balance previously released to us to fund working capital and general corporate purposes, the initial per-share liquidation price would be approximately $9.90, or approximately $0.10 less than the per share offering price of $10.00 (assuming that the entire purchase price of the units was allocated to the ordinary shares). The per share liquidation price includes approximately $4,000,000 in deferred underwriting discounts and commissions (or approximately $4,600,000 to the extent the underwriters’ over-allotment option is exercised in full) that would also be distributable to our public shareholders.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as the target business itself) which could have higher priority than the claims of our public shareholders. Although we will seek to have all contracted parties, prospective acquisition targets or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any contracted parties refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such contracted parties and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a contracted party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would enter into an agreement with a contracted party that did not execute a waiver only if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Each of the members of our board of directors has agreed that he will be liable, on a pro rata basis in relation to their respective beneficial ownership of the initial ordinary shares, to ensure that the proceeds in the trust account are not reduced by the claims of a target business or claims of vendors or other entities that are owed money by us for services rendered or contracted for, or products sold to us. However, the agreements entered into by each of the members of our board of directors specifically provide for two exceptions to this indemnity; there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In addition, as noted above, there is no guarantee that vendors, prospective acquisition targets or other entities will execute such waivers, or even if they execute such waivers that they would be prevented from bringing claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination. In addition, the indemnification provided by each of the members of our board of directors is limited to claims by vendors that do not execute such waivers as described above. Claims by a target business or other entities and vendors that execute such waivers would not be indemnified by each of the members of our board of directors. Based on representations made to us by each of the members of our board of directors, we currently believe that they are capable of funding a shortfall in our trust account to satisfy their foreseeable and respective indemnification obligations, but we have not asked them for any security or funds for such an eventuality. We will enforce our rights under these indemnification arrangements against each of the members of our board of directors, but despite our belief, we cannot assure you that every member of our board of directors will be able to satisfy those obligations. The indemnification obligations may be substantially higher than they currently foresee or expect and/or their respective financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account. Accordingly, the actual per-share liquidation price could be less than approximately $9.90 (or $9.87 if the underwriters’ over-allotment option is exercised in full), plus interest, due to claims of creditors.

Our public shareholders will be entitled to receive funds from the trust account only in the event of our dissolution or if the shareholders seek to have us redeem their respective shares for cash in connection with (i) a vote against the extended period that is approved by our shareholders or (ii) a vote against our initial business combination that is actually completed by us. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. Prior to our completing an initial business combination or liquidating, we are permitted to have released from the trust account only interest income to pay taxes and up to an aggregate amount of $1,500,000 of the interest income earned on the trust account, net of taxes payable, to fund our working capital and general corporate purposes.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case (or an analogous proceeding under Cayman Islands law) is filed against us that is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public shareholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them.

Additionally, in any liquidation of the company under Cayman Islands’ law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. Furthermore, in limited circumstances, a liquidator of the company might seek to hold shareholders liable to contribute to our estate to the extent of distributions received by them pursuant to the dissolution of the trust account beyond the date of dissolution of the trust account.

Comparison of this offering to those of blank check companies subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Approximately $99,000,000 of the net offering and private placement proceeds, including $4,000,000 in deferred underwriting discounts and commissions, will be deposited into a trust account at HSBC located in Hong Kong, with Continental Stock Continental Stock Transfer & Trust Company, as trustee.	Approximately $83,700,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	Approximately $99,000,000 of the net offering proceeds, as well as the $3,000,000 net proceeds from the sale of the sponsor warrants and the $4,000,000 in deferred underwriting discounts and commissions, held in the trust account will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension) at the time of the execution of a definitive agreement for the business combination. If we acquire less than 100% of a target business in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension) at the time of the execution of a definitive agreement for the business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire.
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading on the 90th day after the date of this prospectus (unless Broadband Capital Management LLC, the representative of the underwriters, determines that an earlier date is acceptable), subject to our having filed the Report of Foreign Private Issuer on Form 6-K described below and having issued a press release announcing when such separate trading will begin. In no event will the ordinary shares and warrants be traded separately until we have filed a Form 6-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the over-allotment option, to the extent it is exercised by the underwriters. We will file the Form 6-K upon the completion of this offering, which is anticipated to take place three business days from the date of this prospectus.	No trading of the units or the underlying ordinary shares and warrants would be permitted until the consummation of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the consummation of a business combination or one year from the date of this prospectus (assuming in each case that there is an effective registration statement covering the ordinary shares underlying the warrants in effect) and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the consummation of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	Shareholders will have the opportunity to vote on the extended period and the initial business combination. Each shareholder will be sent a proxy statement containing information regarding such extended period and the business combination. A shareholder following the procedures described in this prospectus is given the right to cause us to redeem their shares for a pro rata share of the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of taxes on such interest and net of up to an aggregate amount of $1,500,000 of the interest income earned on the trust account balance and released to us to fund our working capital and general corporate purposes. However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds from the trust account. If a majority of the ordinary shares voted by the public shareholders are not voted in favor of the extended period, we will not extend the period of time to consummate a business combination to 33 months. If a majority of the ordinary shares voted by the public shareholders are not voted in favor of a proposed initial business combination but 21 months has not yet passed since the consummation of this offering, we may seek another target business with which to effect our initial business combination that meets the criteria set forth in this prospectus. If at the end of the 21- or 33-month period, as applicable, we have not obtained shareholder approval for an alternate initial business combination, we will liquidate and dissolve and promptly distribute the proceeds of the trust account, including accrued interest, net of income taxes on such interest and net of interest income previously released to us to fund our working capital and general corporate purposes.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if they elect to remain a shareholder of the company or require the return of their investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	Our initial business combination must occur within 21 months from the consummation of this offering, or, if extended pursuant to a shareholder vote as described in this prospectus, within 33 months from the consummation of this offering; if our initial business combination does not occur within these time frames and we are dissolved as described herein, funds held in the trust account, including deferred underwriting discounts and commissions, will be returned to investors as promptly as practicable, including accrued interest, net of income taxes on such interest and net of interest income previously released to us to fund our working capital and general corporate purposes.	If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.
Release of funds	Except with respect to interest income released to us, as described below, the proceeds held in the trust account will not be released until the vote against the extended period or the earlier of the consummation of our initial business combination or the failure to consummate our initial business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the consummation of a business combination or the failure to effect a business combination within the allotted time.
Interest earned on funds in the trust account	Up to an aggregate amount of $1,500,000 of interest earned, net of taxes, on the trust account will be released to us to fund our working capital and general corporate purposes. Shareholders who redeem their ordinary shares for cash in connection with the extended period or a business combination will not receive any portion of that amount that has been previously released to us; upon our liquidation, shareholders will be entitled to a portion of the interest earned on funds held in trust, if any, not previously released to us to fund our working capital and general corporate purposes, net of taxes payable on such funds held in trust.	The interest earned on proceeds held in the trust account (net of taxes payable) would be held for the sole benefit of investors, and we would be unable to access such interest for working capital purposes.

Competition

In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. While we believe there are numerous potential acquisition targets with which we could combine, our ability to acquire a larger target business will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek shareholder approval of our initial business combination or obtain necessary financial information may delay the consummation of a transaction;
•	our obligation to redeem for cash ordinary shares held by our public shareholders who vote against the extended period and/or the business combination and exercise their redemption rights may reduce the resources available to us for a business combination;
•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain acquisition targets; and
•	the requirement to acquire an operating business that has a fair market value equal to at least 80% of the balance of the trust account at the time of the execution of a definitive agreement for the business combination (less the deferred underwriting discounts and commissions and taxes payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension) could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

We currently maintain our executive offices at SoftForum Building, 8th Floor, 545-7 Dogokdong, Gangnam, Seoul, Korea 135-170. The cost for this space will be included in the $7,500 per-month fee described above that SF Venture Town Co., Ltd. will charge us for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or our liquidation. We believe, based on rents and fees for similar services in the Dogokdong district of Seoul that the fee that will be charged by SF Venture Town Co., Ltd. is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the initial business combination and the stage of the initial business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the initial business combination (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We do not intend to have any full-time employees prior to the consummation of our initial business combination.

Periodic Reporting

We have registered our securities under the Exchange Act and after this offering will have certain public reporting obligations, including the filing of periodic reports with the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements. However, we have agreed with the representative of the underwriters that, for the period commencing with the date of this prospectus and ending upon the earlier of our liquidation or the successful consummation of our initial business combination, in connection with any proposed initial business combination or vote on the extended period, we will deliver to our shareholders proxy solicitation materials containing substantially the same information we believe would have been required to be provided to shareholders had we not been a foreign private issuer but still had a class of equity securities registered under Section 12 of the Exchange Act and we will file with the SEC a Report of Foreign Private Issuer on Form 6-K with the material terms of the proxy solicitation material. As a foreign private issuer, we are not required and do not intend to file our proxy solicitation materials with the SEC for review. In addition, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

Legal Proceedings

There is no material litigation currently pending against us or any of our directors in their capacity as such.

MANAGEMENT

Directors and Executive Officers

Our directors, executive officers and special advisor as of the date of this prospectus are as follows:

Name	Age	Position
Sang-Chul Kim	55	Chief Executive Officer and Chairman
Soo Hyung Lee	57	President, Secretary and Director
Moon Youl Ban	53	Director
Jhong Won Kim	65	Director
Yong Hyun Kang	52	Director
Hyanghee Seo	34	Special Advisor

Sang-Chul Kim has been our Chairman and Chief Executive Officer since inception. Since May 2008, Mr. Kim has served as the chief executive officer of DAWIN Technology, Inc., a professional ASIC/SoC design and services company that has a strategic partnership with Samsung Electronics Co., Ltd. Mr. Kim has also served as the chairman of the boards of directors of both SF Investment Co., Ltd., an investment company that offers cross-border financial services, and Soft Forum Co., Ltd., a web and desktop security software company and system producer, since June 2005. Mr. Kim has also served as chairman of the board of directors of ASE Korea, Inc., a manufacturer of RF generators, since March 2008. From June 2004 to May 2005, he was the chairman of the boards of directors of WIZIT Co., Ltd., a semiconductor and LCD components manufacturer, and Dure Com Co. Ltd., a plastic molding/injection manufacturer, the latter of which merged with Soft Forum Co., Ltd. in 2005. Mr. Kim served as the president and chief executive officer of Kumho Metertech, Inc., which he founded, from February 1997 to January 2004. In June 2008, Mr. Kim was selected as the Vice Chairman of Korea CEO Association (KCEOA), which was established to evaluate companies’ competitiveness objectively. Mr. Kim received his Bachelor of Arts in Political Science from Dankook University.

Soo Hyung Lee has been our President and Secretary since June 2008. Mr. Lee has served as a director for ASE Korea, Inc., a manufacturer of RF generators, and as the president of IT Plus Networks Co, Ltd., a company that produces service-oriented architectures and middleware, both since March 2008. Mr. Lee has also served as auditor to both Hyundai LCD Inc., a LCD manufacturer, and Soft Forum Co., Ltd., a web and desktop security software and system producer, both since April 2007. Prior to these positions, Mr. Lee had a long career working with Shinhan Financial Group, a financial services group, starting in 1982 and ending in his most recent position with the bank as Head of Seoul, Kyungi and Jeonla Division at the bank’s “Corporate Financial Center” from March 2004 to March 2006. Mr. Lee received a Bachelor of Art in Chinese Language and Literature from Korea National Open University and is certified by the Korean National Productivity Ministry as an Executive Administrator of Court Receivership.

Moon Youl Ban has been a member of our board of directors since inception. Since December 2007, Mr. Ban has served as an executive director and a vice president for Techem Energy Services Korea Co., Ltd., a company that offers billing solutions for energy metering systems. From March 2007 to December 2007, Mr. Ban served as Chief Executive Officer and President of Korea Resort & Investment Co., Ltd., a real estate development company that organized and managed an investment/development consortium to build an international business town in the Incheon Free Economic Zone. Mr. Ban also served as the Foreign Investment Ombudsman for the Incheon Free Economic Zone Authority, a Korean government authority that is responsible for the development of a free economic zone in Incheon Metropolitan City, from August 2006 to March 2007. He also served as the Managing Director and Head of Country for the State Street Bank and Trust Company from November 1997 to January 2004. Prior to that, Mr. Ban served as the Head of Securities and Trust Services for Deutsche Bank AG (NYSE: DB) from January 1993 to October 1997. He is also a certified securities analyst, a certified management consultant, an authorized futures dealer and an authorized real estate investment consultant. Mr. Ban received a Bachelor of Arts from Sungkyunkwan University and a Master of Business Administration from Yonsei University, and is currently enrolled in a Doctor of Philosophy program at Seoul School of Integrated Science and Technology.

Jhong Won Kim has been a member of our board of directors since inception. From January 2004 until January 2007, Mr. Kim served as a director and the chief financial officer of the Korea Rail-road Construction Authority (a rail investment company set up by the Korean Government to build/develop and manage railways), where he advised the managers of the Finance department on matters including fund raising, strategy and financial planning, as well as risk management. From November 2005 until December 2006, Mr. Kim served as a director and a member of the consultant/management advisory committee of Korea NICE e-banking services, Co., Ltd. (a subsidiary of National Information & Credit Evaluation Inc.), a company that operates and manages ATMs in banks, security and insurance companies, investment trusts and other related financial institutions. From October 2002 to January 2006, Mr. Kim was an executive director of the Friendship Society of the Ministry of Finance and Economy. He also served from January 2001 to January 2002, as Vice President of Yushin Corporation, a civil infrastructure company, and from January 2000 until January 2001, Mr. Kim served on the board of Rotem Co. (now known as Hyundai Rotem, and member of the Hyundai Motor Group). Mr. Kim received his Bachelor of Arts in Economics from Yonsei University and his Master of Arts in Development Economics from Boston University.

Yong Hyun Kang has been a member of our board of directors since inception. Since January 2008, Mr. Kang has served as an adviser and a director for Beijing Sungan Corp., a fund for the development of petrochemical facilities. Since March 2007, Mr. Kang has served as an investment and financial adviser to the Jeonju City Investment Inducement Management Committee, an investment fund for Jeonju City in South Korea. Mr. Kang has also served, since April 2006, as an adviser and financial consultant to the board of directors of Korea Investment & Securities Co., Ltd., one South Korea’s leading distributor of investment trust products. Since September 2005, Mr. Kang has been a professor at the Kwang-woon University Business School, where he teaches courses in finance, asset management and investing principals. In addition, Mr. Kang was one of the founders, and has served since April 2006 as the chief executive officer of Service Bank, a fund management and consulting firm in Seoul. Mr. Kang also worked for Dongwon Securities Co. Ltd., a securities brokerage firm, from April 1996 to June 2006 as an executive director, and from October 2002 to June 2006 as the vice president of Investment Banking. Mr. Kang received his Bachelor of Art degree in Statistics and Economics from SungKyungwan University.

Special Advisor

It is anticipated that our special advisor will provide advice and assistance to our board of directors in evaluating and structuring potential business combination opportunities. No compensation of any kind, including finder’s and consulting fees, will be paid to our special advisor for services rendered prior to or in connection with our initial business combination. However, our special advisor will be reimbursed for any out-of-pocket expenses reasonably incurred by her in connection with activities on our behalf, such as providing advice and assistance in identifying a potential target business and performing due diligence on suitable business combinations.

Hyanghee Seo has been our special advisor since May 2008. Mrs. Seo works as an attorney at Seabit Law Firm, where she has practiced law since January 2004. Mrs. Seo is also an advisor at Seabit Accounting Corporation, a position she has held since January 2004. Prior to these positions, she served as the General Affairs Director at Korea CEO Network from January 2003 to January 2004. She currently serves as an independent director for Sinwoo Corporation, a position she has held since March 2006.

Number and Terms of Office of Directors

Upon completion of this offering, our board of directors will consist of five directors divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Yong Hyun Kang will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Moon Youl Ban and Jhong Won Kim, will expire at the second annual meeting of shareholders. The term of office of the third class of directors, consisting of Sang-Chul Kim and Soo Hyung Lee, will expire at the third annual meeting of shareholders.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. However, none of these individuals has been a principal of, or affiliated with, a blank check company that executed a business plan similar to our business plan, and none of these individuals is currently affiliated with any such entity. Nevertheless, we believe that the skills and expertise of these individuals, their collective access to potential acquisition targets, and their ideas, contacts, and acquisition expertise should enable them to identify an attractive target business and to assist us in completing our initial business combination successfully. However, there is no assurance such individuals will, in fact, be successful in doing so.

Although all members of the board of directors will be invited and encouraged to attend annual meetings of shareholders, we do not have a policy with respect to such attendance. We will seek to schedule our annual meeting of shareholders at a time and date to accommodate attendance by members of our board of directors.

Executive Officers and Director Compensation

None of our executive officers or directors has received any compensation for services rendered. After our initial business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. It is unlikely, however, that the amount of such compensation will be known at the time of a shareholders meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We have agreed to pay SF Venture Town Co., Ltd., an affiliate of Sang-Chul Kim, our Chairman and Chief Executive Officer, a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of the consummation of our initial business combination or our liquidation. This arrangement is being agreed to by SF Venture Town Co., Ltd. for our benefit and is not intended to provide our executive officers and directors compensation in lieu of a management fee. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to our executive officers or directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination, nor will they receive any compensation, directly or indirectly, from any affiliated entity for services rendered to us. However, these individuals and existing shareholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential acquisition targets and performing due diligence on suitable business combinations. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to an aggregate amount of $1,500,000 on the balance in the trust account, net of taxes, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination. We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of an initial business combination will be a determining factor in our decision to proceed with any potential business combination.

Director Independence

The NASDAQ Stock Market requires that a majority of our board of directors be “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of Moon Youl Ban, Jhong Won Kim and Yong Hyun Kang are independent directors as such term is defined in Rule 10A-3 of the Exchange Act and the rules of the NASDAQ Stock Market. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Board Committees

Prior to the completion of this offering, our board of directors will form an audit committee and a governance and nominating committee to be effective upon completion of this offering. Each committee will be comprised of three independent directors.

Audit Committee

Upon completion of this offering, our audit committee will consist of Jhong Won Kim, Moon Youl Ban and Yong Hyun Kang, with Jhong Won Kim serving as chairman. As required by the rules of the NASDAQ Stock Market, each of the members of our audit committee will be able to read and understand fundamental financial statements, and we consider Jhong Won Kim to qualify as an “audit committee financial expert” and as “financially sophisticated” as defined under SEC and NASDAQ Stock Market rules, respectively. The responsibilities of our audit committee will include:

•	meeting with our management periodically to consider the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;
•	appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;
•	overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;
•	meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;
•	reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;
•	establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and, if applicable, the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;
•	reviewing and approving all expense reimbursements made to our officers and directors, provided that any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval;
•	reviewing and approving all related-party transactions; and
•	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering.

Governance and Nominating Committee

Upon completion of this offering, our governance and nominating committee will consist of Moon Youl Ban, Jhong Won Kim and Yong Hyun Kang. The functions of our governance and nominating committee will include:

•	recommending qualified candidates for election to our board of directors;
•	evaluating and reviewing the performance of existing directors;
•	making recommendations to our board of directors regarding governance matters, including our second amended and restated memorandum and articles of association and charters of our committees; and
•	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

Compensation Committee

In light of the fact that no officers or directors will receive compensation prior to our initial business combination, our board of directors has concluded that a compensation committee is unnecessary.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Governance and Nominating Committee Charter, generally provide that each candidate will be considered and evaluated based upon an assessment of the following criteria:

•	whether the candidate is independent pursuant to the requirements of the NASDAQ Stock Market;
•	whether the candidate is accomplished in his or her field and has a reputation, both personally and professionally, that is consistent with our image and reputation;
•	whether the candidate has the ability to read and understand basic financial statements, and, if applicable, whether the candidate satisfies the criteria for being an “audit committee financial expert,” as defined by the SEC;
•	whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise;
•	whether the candidate has knowledge of our company and issues affecting us;
•	whether the candidate is committed to enhancing shareholder value;
•	whether the candidate fully understands, or has the capacity to understand fully, the legal responsibilities of a director and the governance processes of a public company;
•	whether the candidate is of high moral and ethical character and would be willing to apply sound, objective and independent business judgment, and to assume broad fiduciary responsibility;
•	whether the candidate has, and would be willing to commit, the required hours necessary to discharge the duties of the members of the board of directors;
•	whether the candidate has any prohibitive interlocking relationships or conflicts of interest;
•	whether the candidate is able to develop a good working relationship with other board of directors members and contribute to our board of directors’ working relationship with our senior management; and
•	whether the candidate is able to suggest business opportunities to us.

Code of Ethics and Committee Charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees to be effective upon completion of this offering, and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us.

Conflicts of Interest

To minimize potential conflicts of interest that may arise from multiple affiliations, our executive officers and directors have agreed that they will not organize or become involved in any other blank check company with a focus on acquiring a target business in Korea until after we consummate our initial business combination. Our executive officers and directors may, however, organize or become involved in other blank check companies with a focus other than acquiring a target business in Korea.

In addition, subject to the respective pre-existing fiduciary duties of our executive officers and directors, each of our executive officers and directors has agreed that, from the date of this prospectus until the earliest of the consummation of our initial business combination, our liquidation, or until such time as he ceases to be an executive officer or director, he will, and will cause companies or entities under his control to offer to us, before pursuing for himself or offering to others, any business combination opportunity presented to him with a target business (i) that has a fair market value between $79.2 million and $400 million, (ii) whose primary operations are located in the Republic of Korea, and (iii) where the opportunity is to acquire at least a controlling interest in the target business (which would be at least a majority of the voting securities of the target business or businesses and/or control of the majority of any governing body of the target business through contractual arrangements or otherwise). Subject to the respective pre-existing fiduciary duties of our executive officers and directors, each of our executive officers and directors has agreed that he will not, and will cause each other company or entity under his control not to, pursue any such business opportunity other than on our behalf unless and until our board of directors, including a majority of our independent directors, has determined that we will not pursue such opportunity.

We recognize that each of our executive officers and directors may be deemed an affiliate of any company or entity for which such executive officer or director serves as an executive officer or director or for which such executive officer or director otherwise has a pre-existing fiduciary duty and that a conflict of interest could arise if an opportunity is appropriate for one of such companies or entities. As a result, we have established procedures with respect to the sourcing of potential business combination opportunities by our executive officers and directors to eliminate such conflict for our executive officers and directors, whereby a potential business combination opportunity that must be presented to any company or entity for which such executive officer or director, as the case may be, presently serves as an officer or director or otherwise has a pre-existing fiduciary duty will not be presented to us until after such executive officer or director has presented the opportunity to such company or entity and such company or entity has determined not to proceed.

Our executive officers and directors owe a pre-existing fiduciary duty to the following companies and entities:

•	Mr. Sang-Chul Kim is affiliated with, and owes pre-existing fiduciary duties to SF Investment Co., Ltd., a company that offers cross-border financial services, Soft Forum Co., Ltd., a web and desktop security software and system producer, DAWIN Technology, Inc., a professional ASIC/SoC design and services company, and ASE Korea, Inc., a manufacturer of RF generators;
•	Mr. Moon Youl Ban is affiliated with, and owes pre-existing fiduciary duties to Techem Energy Services Korea Co., Ltd., a company that offers billing solutions for energy metering systems;
•	Mr. Soo Hyung Lee is affiliated with, and owes pre-existing fiduciary duties to ASE Korea, Inc., a manufacturer of RF generators, and IT Plus Networks Co, Ltd., a company that produces service-oriented architectures and middleware; and
•	Yong Hyun Kang is affiliated with, and owes pre-existing fiduciary duties to Beijing Sungan Corp., a fund for the development of petrochemical facilities.

Mrs. Hyanghee Seo, our special advisor, does not have an obligation to offer to us any business combination opportunity and does not owe any fiduciary duty to us.

Potential investors should also be aware of the following potential conflicts of interest:

•	None of our executive officers or directors are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.
•	Our executive officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for us and our shareholders since the personal and financial interests of our executive officers and directors may be affected by their identification and selection of a target business and the consummation of an initial business combination in a timely manner.
•	In the event we liquidate and dissolve because we fail to consummate an initial business combination, the initial ordinary shares owned by our executive officers, directors and existing shareholders, any warrants purchased by Sang-Chul Kim pursuant to his warrant purchase commitment, and the sponsor warrants owned by Sang-Chul Kim, will be worthless, resulting in potentially significant losses to them. The desire of our executive officers and directors to avoid rendering such securities worthless may result in a conflict of interest when they determine whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interests, and the conflict of interest will increase as we approach the 21st or 33rd month following the consummation of this offering, as the case may be, and we have not consummated our initial business combination.
•	Our executive officers, directors and existing shareholders have entered into lock-up agreements with the underwriters that may influence the motivation of our executive officers and directors in identifying and selecting a target business and consummating an initial business combination. Under the terms of these agreements, (i) our executive officers, directors and existing shareholders have agreed not to sell or transfer any of their initial ordinary shares held prior to the completion of this offering until one year after the consummation of our initial business combination, and (ii) Sang-Chul Kim has agreed not to sell or transfer any of the sponsor warrants until after the consummation of our initial business combination, in each instance, subject to certain exceptions described in this prospectus. However, each of our existing shareholders has also agreed that if they no longer serve in each of the positions set forth opposite their respective names in the “Management'' section of this Prospectus at the closing of the initial business combination or any time prior thereto, then such existing shareholder will immediately forfeit all of his initial ordinary shares, and such shares will be reallocated among the remaining officers and directors or to any replacement officer or director, as determined by the Chairman of our board of directors.
•	In the event we elect to make a substantial down payment, or otherwise incur significant expenses, in connection with a potential business combination, our expenses could exceed the remaining proceeds not held in trust. Our executive officers and directors may have a conflict of interest with respect to evaluating a particular business combination if we incur such excess expenses. Specifically, this conflict of interest may manifest where there is a potential business combination with a target business that offers to reimburse any expenses in excess of our available proceeds not held in the trust account as well as up to an aggregate amount of $1,500,000 of the interest, net of taxes, earned by the trust account, which will be released to us to fund working capital and general corporate purposes.
•	Our executive officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such executive officers or directors were included by a target business as a condition to any agreement with respect to a business combination. We have been advised by our executive officers and directors that they will not take retaining their positions into consideration in determining which acquisition to pursue.
•	In addition, if Mr. Kim purchases a significant number of warrants pursuant to his warrant purchase commitment described in this prospectus, his financial interest in such warrants may be affected by the timing of electing to redeem the warrants once they are eligible for redemption and whether such warrants may be exercised on a cashless basis. Consequently, Mr. Kim may have a conflict of interest when determining whether we should redeem the warrants and require cashless exercise and whether such redemption is in our shareholders’ best interest.

In general, under Cayman Islands law, our directors have a duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our second amended and restated memorandum and articles of association.

Accordingly, as a result of multiple business affiliations, our directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity with respect to the above-listed criteria. Notwithstanding these potential conflicts of interests, our directors remain obligated to act in good faith in what they consider to be our best interests.

In connection with the vote required for our initial business combination, our existing shareholders have agreed to vote their respective initial ordinary shares which were acquired prior to this offering either for or against the extended period and the initial business combination in the same manner as a majority of the ordinary shares voted by the public shareholders are voted at the special or annual meeting and all ordinary shares they acquire in this offering or in the open market in favor of the extended period and any business combination presented to our shareholders. As used in this prospectus, “in the same manner as a majority” means that our existing shareholders will vote the entirety of their ordinary shares owned immediately before this offering either for or against the extended period and the initial business combination in the same manner as a majority of the ordinary shares voted by the public shareholders are voted at the special or annual meeting. This voting arrangement will not apply to shares included in units purchased in this offering by any of our existing shareholders or purchased following this offering in the open market by any of our existing shareholders, however, our existing shareholders have agreed to vote any shares acquired in this offering or in the open market in favor of a proposal relating to the extended period or a business combination effectively waiving their redemption rights. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination but only with respect to those ordinary shares acquired by them prior to this offering.

We do not anticipate consummating a business combination with an entity that is affiliated with any of our officers or directors, and have not given any consideration towards entering into such a transaction. We also do not anticipate consummating a business combination with an entity that is either a portfolio company of, or has otherwise received a financial investment from, an investment fund (or an affiliate thereof) that is affiliated with our management team. However, we are not restricted from entering into such transactions and may do so after exploring other transactions with nonaffiliated entities if we determine that such a transaction is in our shareholders’ best interests. If we determine to enter into such a transaction, we would do so only if we obtain an opinion from an independent investment banking firm indicating that the business combination is fair to our public shareholders from a financial point of view. We expect that any such opinion would be included in the proxy solicitation materials we will furnish to our shareholders in connection with the business combination, and that such independent investment banking firm will be a consenting expert. As the opinion will likely be addressed to our board of directors for their use in evaluating the transaction, we do not anticipate that our shareholders will be entitled to rely on such opinion. However, as the opinion will be attached to, and thoroughly described in, our proxy solicitation materials, we believe investors will be provided with sufficient information in order to allow them to analyze the transaction properly. Accordingly, whether the independent investment banking firm allows our shareholders to rely on their opinion will not be a factor in determining which firm to hire. Furthermore, in no event will any of our existing officers, directors, shareholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business combination.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;
•	each of our directors, executive officers and special advisor; and
•	all our directors and executive officers as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not include the 2,307,692 ordinary shares issuable upon exercise of the sponsor warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

				As Adjusted for the Public Offering
				No Exercise of Over-Allotment Option			Full Exercise of Over-Allotment Option
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percentage of Ordinary Shares	Number of Ordinary Shares		Percentage of Ordinary Shares	Number of Ordinary Shares	Percentage of Ordinary Shares
Sang-Chul Kim	2,312,500	(2)(3)	80%	1,937,500	(4)	15.5%	2,312,500	16.1%
Soo Hyung Lee	375,000	(3)	13%	375,000		3%	375,000	2.6%
Jhong Won Kim	62,500	(3)	2%	62,500		*	62,500	*
Moon Youl Ban	62,500	(3)	2%	62,500		*	62,500	*
Yong Hyun Kang	62,500	(3)	2%	62,500		*	62,500	*
All of our officers and directors as a group (5 individuals)	2,875,000	(2)	100%	2,500,000		20%	2,875,000	20%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address for each beneficial owner is SoftForum Building, 8th Floor, 545-7 Dogokdong, Gangnam, Seoul, Korea 135-170.
(2)	Includes 375,000 ordinary shares that are subject to redemption to the extent the underwriters do not exercise their over-allotment option.
(3)	The respective ordinary shares owned by each of our officers and directors are subject to forfeiture, on an individual basis, if such person no longer serves in each of the positions set forth opposite his respective name in the “Management” section of this Prospectus at the time, or any time prior to, the consummation of our initial business combination. In the event of any such forfeiture, such shares will be reallocated among the remaining officers and directors or to any replacement officer or director, as determined by the Chairman of our board of directors.
(4)	Assumes no exercise of the underwriters’ over-allotment option and, therefore, the redemption of 375,000 ordinary shares previously held by Sang-Chul Kim, one of our existing shareholders.

Immediately after this offering, our existing shareholders will beneficially own approximately 20% of the then issued and outstanding ordinary shares. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination. If the underwriters do not exercise all or a portion of the over-allotment option, we will redeem from Sang-Chul Kim up to an aggregate of 375,000 ordinary shares. We will redeem only a number of ordinary shares necessary to maintain our existing shareholders’ 20% ownership interest in our ordinary shares after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option (assuming no purchases by our existing shareholders in the offering).

In addition, prior to the consummation of this offering, Sang-Chul Kim, our Chairman and Chief Executive Officer, or his affiliate, will enter into an agreement with Broadband Capital and Daewoo Securities Co., Ltd. in accordance with the guidelines of Rule 10b5-1 of the Exchange Act, pursuant to which Mr. Kim or his affiliate will collectively purchase up to 5,375,000 warrants, representing all of the warrants we are selling in this offering (including up to 375,000 of the warrants that may be issued in the event and to the extent that the over-allotment is exercised) in the open market after this offering is completed and during the period beginning after separate trading of the warrants has commenced and ending one year following the consummation of the offering. On each day on which the Nasdaq Stock Market is open for trading, Daewoo Securities, Inc. or such other broker as Daewoo Securities, Inc. may assign the order to, shall use its commercially reasonable efforts to purchase, as agent and for the account of Mr. Kim or his affiliate, up to 5,375,000 warrants at a price of $2.00 per warrant. The $10,750,000 to be used by Mr. Kim or his affiliate for such purchase commitment shall be held in a brokerage account at Daewoo Securities Co., Ltd. Broadband Capital, or its affiliate, will enter into a similar agreement with Daewoo Securities Co., Ltd., or another third party broker, in the event the over-allotment option is exercised for more than 375,000 units, to purchase up to 375,000 additional warrants that are issued upon the exercise of the over-allotment option, at a price of $2.00 per warrant, provided that Broadband Capital, or its affiliate, will not be obligated to purchase such warrants unless and until Mr. Kim, or his affiliate, has purchased all 5,375,000 warrants to which he has committed. Mr. Kim and Broadband Capital have further agreed that any warrants purchased by him, it, or their respective affiliates pursuant to these agreements will not be sold or transferred until we have completed a business combination. Such purchases will be made by Daewoo Securities Co., Ltd., or such other broker dealer as Daewoo Securities Co., Ltd. may assign the order to, in such amounts and at such times as it may determine, in its sole discretion, during the above referenced period so long as the prices do not exceed $2.00 per warrant. No warrant bids or purchases by Mr. Kim, Broadband Capital or their respective affiliates can take place until at least 60 days have passed since the distribution of our units in this offering has been completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. The broker’s purchase obligations will be subject to applicable law, including Regulation M under the Exchange Act, which may prohibit or limit purchases pursuant to this agreement in certain circumstances.

Transfers by Our Existing Shareholders

On the date of this prospectus, our existing shareholders will place the initial ordinary shares and the sponsor warrants into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent, until termination of the following transfer restrictions during which time the sponsor warrants will not be exercisable. Our existing shareholders have agreed not to transfer, assign or sell any of the initial ordinary shares until one year after the date of the completion of an initial business combination or earlier if, subsequent to our initial business combination, we consummate a liquidation, merger, stock exchange or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided however that transfers can be made to permitted transferees who agree in writing to be bound by the transfer restrictions and agree to vote in the same manner as a majority of the ordinary shares voted by the public shareholders are voted at the special or annual meeting called for the purpose of approving our initial business combination and to waive any rights to participate in any liquidation distribution if we fail to consummate an initial business combination. Sang-Chul Kim has agreed not to transfer, assign or sell any of the sponsor warrants until they are released from escrow; provided, however, that the transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions.

For purposes of the transfer restrictions described above, a permitted transferee is the recipient of a transfer (i) to our officers or directors, and any of their affiliates or family members, (ii) in the case of an existing shareholder, by gift to a member of the existing shareholder’s immediate family or to a trust, the beneficiary of which is a member of the existing shareholder’s immediate family, to an affiliate of the existing shareholder, or to a charitable organization, (iii) in the case of an existing shareholder, by virtue of the laws of descent and distribution upon death of the existing shareholder, (iv) in the case of an existing shareholder, pursuant to a qualified domestic relations order, or (v) in the event of our consummation of a liquidation, merger, stock exchange or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our consummation of our initial business combination; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

In addition, in connection with the vote required for the extended period and for our initial business combination, our existing shareholders have agreed to vote the ordinary shares acquired by them before this offering in the same manner as a majority of the ordinary shares voted by the public shareholders are voted. In each case, each of our existing shareholders has also agreed to vote any shares acquired by them in or after this offering in favor of the extended period and our initial business combination. Therefore, if any of the existing shareholders acquire shares in or after this offering, they must vote such shares in favor of the extended period or proposed business combination, as the case may be, and have, as a result, waived the right to exercise redemption rights for those shares in the event that both such proposals are approved by a majority of the votes cast by our public shareholders.

The holders of the initial ordinary shares, as well as the holder of the sponsor warrants (and underlying securities), will be entitled to registration rights pursuant to agreements to be signed prior to or on the effective date of this offering. The holders of the majority of the initial ordinary shares and the sponsor warrants (and underlying securities) are entitled to make up to two demands that we register such securities and may elect to exercise these registration rights at any time generally commencing nine months after the consummation of our initial business combination (or earlier, if, as described in this prospectus, all of the initial ordinary shares are released from escrow prior to one year after the consummation of our initial business combination) in the case of the initial ordinary shares and after the consummation of our initial business combination in the case of the sponsor warrants. In addition, the holders of the initial ordinary shares and the holder of the sponsor warrants have certain “piggy-back” registration rights with respect to registration statements filed subsequent to consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statement.

We consider Sang-Chul Kim, Soo Hyung Lee, Moon Youl Ban, Jhong Won Kim and Yong Hyun Kang to be our “promoters,” as that term is defined under U.S. federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In May 2008, we issued 2,875,000 ordinary shares (including up to 375,000 ordinary shares that are subject to redemption to the extent that the underwriters do not exercise their over-allotment option) to our existing shareholders for an aggregate purchase price of $25,000. The ordinary shares are identical to those sold in this offering, except that our existing shareholders have agreed to vote the initial ordinary shares in the same manner as a majority of the ordinary shares voted by the public shareholders are voted at the special or annual meeting called for the purpose of approving the extended period or our initial business combination. As a result, our existing shareholders will not be able to exercise redemption rights with respect to the initial ordinary shares if the extended period is approved or if our initial business combination is approved, in both cases, by a majority of the ordinary shares voted by the public shareholders.

Sang-Chul Kim has agreed to invest $3,000,000 in us through the purchase of sponsor warrants to purchase 2,307,692 ordinary shares at a price of $1.30 per warrant.

In addition, prior to the consummation of this offering, Sang-Chul Kim, our Chairman and Chief Executive Officer, or his affiliate, will enter into an agreement with Broadband Capital and Daewoo Securities Co., Ltd. in accordance with the guidelines of Rule 10b5-1 of the Exchange Act, pursuant to which Mr. Kim or his affiliate will collectively purchase up to 5,375,000 warrants, representing all of the warrants we are selling in this offering (including up to 375,000 of the warrants that may be issued in the event and to the extent that the over-allotment is exercised) in the open market after this offering is completed and during the period beginning after separate trading of the warrants has commenced and ending one year following the consummation of the offering. On each day on which the Nasdaq Stock Market is open for trading, Daewoo Securities, Inc. or such other broker as Daewoo Securities, Inc. may assign the order to, shall use its commercially reasonable efforts to purchase, as agent and for the account of Mr. Kim or his affiliate, up to 5,375,000 warrants at a price of $2.00 per warrant. The $10,750,000 to be used by Mr. Kim or his affiliate for such purchase commitment shall be held in a brokerage account at Daewoo Securities Co., Ltd. Broadband Capital, or its affiliate, will enter a similar agreement with Daewoo Securities Co., Ltd., or another third party broker, in the event the over-allotment option is exercised for more than 375,000 units, to purchase up to 375,000 additional warrants that are issued upon the exercise of the over-allotment option, at a price of $2.00 per warrant, provided that Broadband Capital, or its affiliate, will not be obligated to purchase such warrants unless and until Mr. Kim, or his affiliate, has purchased all 5,375,000 warrants to which he has committed. Mr. Kim and Broadband Capital have further agreed that any warrants purchased by him, it or their respective affiliates pursuant to these agreements will not be sold or transferred until we have completed a business combination. Such purchases will be made by Daewoo Securities Co., Ltd., or such other broker dealer as Daewoo Securities Co., Ltd. may assign the order to, in such amounts and at such times as it may determine, in its sole discretion, during the above referenced period so long as the prices do not exceed $2.00 per warrant. No warrant bids or purchases by Mr. Kim, Broadband Capital, or their respective affiliates can take place until at least 60 days have passed since the distribution of our units in this offering has been completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. The broker’s purchase obligations will be subject to applicable law, including Regulation M under the Exchange Act, which may prohibit or limit purchases pursuant to this agreement in certain circumstances.

The holders of the initial ordinary shares, as well as the holder of the sponsor warrants (and underlying securities), will be entitled to registration rights pursuant to agreements to be signed prior to or on the effective date of this offering. The holders of the majority of the initial ordinary shares and the sponsor warrants (and underlying securities) are entitled to make up to two demands that we register such securities and may elect to exercise these registration rights at any time generally commencing nine months after the consummation of our initial business combination (or earlier, if, as described in this prospectus, all of the initial ordinary shares are released from escrow prior to one year after the consummation of our initial business combination) in the case of the initial ordinary shares and after the consummation of our initial business combination in the case of the sponsor warrants. In addition, the holders of the initial ordinary shares and the holder of the sponsor warrants have certain “piggy-back” registration rights with respect to registration statements filed subsequent to consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statement.

We agreed to pay SF Venture Town Co., Ltd., an affiliate of Sang-Chul Kim, our Chairman and Chief Executive Officer, a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or our liquidation. This arrangement was agreed to by SF Venture Town Co., Ltd. for our benefit and is not intended to provide our executive officers and directors compensation in lieu of a management fee. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

Sang-Chul Kim has provided us with a $250,000 interest-free loan to pay the expenses of this offering for the SEC registration fee, the NASDAQ Stock Market listing fee, the FINRA registration fee, accounting fees and expenses and a portion of the legal fees and expenses. The loan will be repaid out of the proceeds, and upon completion, of this offering.

We will reimburse our officers, directors, and special advisor for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating potential acquisition targets. Subject to availability of proceeds not placed in the trust account and up to an aggregate of $1,500,000 of the interest, net of taxes, earned by the trust account, which will be released to us to fund working capital and general corporate purposes, there is no limit on the amount of out-of-pocket expenses that could be incurred. This formula was a result of a negotiation between us and the underwriters and was meant to help maximize the amount of money in the trust account that would be returned to the investors if we do not consummate a business combination within the permitted time. Our audit committee will review and approve all expense reimbursements made to our directors and any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination.

Other than the $7,500 per month administrative fees and reimbursable out-of-pocket expenses payable to SF Venture Town Co., Ltd., an affiliate of Sang-Chul Kim, our Chairman and Chief Executive Officer, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our officers, directors, or special advisor, or to any of their respective affiliates, for services rendered to us prior to or with respect to the business combination.

After our initial business combination, any of our directors or members of management who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. It is unlikely that the amount of such compensation will be known at the time of a shareholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Report of Foreign Private Issuer on Form 6-K, as required by the SEC.

Related Party Policy

Our board of directors has approved the procedure whereby all ongoing and future transactions between us and any director or member of our management team, existing shareholders, special advisors, or their respective affiliates, including financings, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties. Such transactions will require prior approval in each instance by our audit committee.

Our audit committee, pursuant to its written audit committee charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

Our code of ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by our board of directors (or the audit committee). A conflict of interest situation will can arise whenever an individual’s private or other professional interests conflict in any way (or even appear to conflict) with the interests of our company.

We do not anticipate consummating a business combination with an entity that is affiliated with any of our officers or directors. However, we would do so only if we obtained an opinion from an independent investment banking firm that the transaction was fair to the public shareholders from a financial point of view. All affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties.

Anti-Dilution Protection

In May 2008, we issued 2,875,000 ordinary shares to our existing shareholders. Immediately after this offering, our existing shareholders will beneficially own approximately 20% of the then issued and outstanding ordinary shares. Because of this ownership block, they may effectively be able to influence the outcome of all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination. If the underwriters do not exercise all or a portion of the over-allotment option, we will redeem up to an aggregate of 375,000 ordinary shares of the initial ordinary shares. We will redeem only a number of ordinary shares necessary to maintain our existing shareholders’ 20% ownership interest in our ordinary shares after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option (assuming no purchases by our existing shareholders in the offering).

DESCRIPTION OF SECURITIES

Our authorized capitalization under our second amended and restated memorandum and articles of association, which will be in effect prior to consummation of this offering, consists of 100,000,000 ordinary shares, $0.0001 par value, and 1,000,000 undesignated preferred shares, $0.0001 par value. Assuming no exercise of the underwriters’ over-allotment option, 10,000,000 ordinary shares will be outstanding following this offering. No preferred shares are or will be outstanding immediately following this offering. The following description summarizes the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our second amended and restated memorandum and articles of association, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Cayman Islands Law.

Units

Each unit consists of two ordinary shares and one warrant. Each warrant entitles the holder to purchase one ordinary share. The ordinary shares and warrants comprising the units each will begin separate trading on the 90th day after the date of this prospectus (unless Broadband Capital Management LLC, the representative of the underwriters, determines that an earlier date is acceptable) subject to our having filed the Report of Foreign Private Issuer on Form 6-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the ordinary shares and warrants be traded separately until we have filed with the SEC a Report of Foreign Private Issuer on Form 6-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the over-allotment option, to the extent it is exercised by the underwriters. We will file a Report of Foreign Private Issuer on Form 6-K, which includes this audited balance sheet promptly upon the completion of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Report of Foreign Private Issuer on Form 6-K, a second or amended Report of Foreign Private Issuer on Form 6-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Ordinary Shares

Public Shareholders’ Ordinary Shares

As of the date of this prospectus, there were 2,875,000 ordinary shares outstanding (which includes up to 375,000 ordinary shares that are subject to redemption to the extent that the underwriters do not exercise their over-allotment option) held by 5 shareholders of record. Upon closing of this offering (assuming no exercise of the underwriters’ over-allotment option), there will be an additional 10,000,000 ordinary shares outstanding. Except for such voting rights that may be given to one or more series of preferred shares issued by the board of directors pursuant to the blank check power granted by our second amended and restated memorandum and articles of association or required by law, holders of ordinary shares will have exclusive voting rights for the election of our directors and all other matters requiring shareholder action. Holders of ordinary shares will be entitled to one vote per share on matters to be voted on by shareholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. After a business combination is concluded, if ever, and upon our dissolution, our public shareholders will be entitled to receive pro rata all assets remaining available for distribution to shareholders after payment of all liabilities and provision for the liquidation of any preferred shares at the time outstanding. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

In connection with the vote required for the extended period or our initial business combination, our existing shareholders have agreed to vote the initial ordinary shares acquired by them prior to this offering in the same manner as a majority of the ordinary shares voted by the public shareholders are voted at the special or annual meeting called for such purpose. Furthermore, each of our existing shareholders has agreed that they will vote any ordinary shares acquired by them in or after this offering in favor of the extended period or a proposed business combination. As a result, if any of these parties acquire shares in or after this offering, they must vote in favor of the extended period or proposed business combination with respect to those shares, and will therefore waive the right to exercise the redemption rights granted to public shareholders. In connection with the vote required for the extended period or our initial business combination, a majority of our issued and outstanding ordinary shares (whether or not held by public shareholders) will constitute a quorum. If any other matters are voted on by our shareholders at an annual or special meeting, our existing shareholders may vote all their shares, whenever acquired, as they see fit. On consummation of our initial business combination, the underwriters will be entitled to receive the deferred underwriters’ discounts and commissions then held in the trust account, exclusive of interest thereon.

We will proceed with the business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 40% of the shares sold in this offering vote against the extended period and the business combination and exercise their redemption rights on a cumulative basis, taking into consideration shareholders redeeming their shares in connection with the proposal that may be presented to our shareholders in connection with the extended period. Voting against the business combination alone will not result in redemption of a shareholder’s shares for a pro rata share of the trust account. A shareholder must have also properly exercised the redemption rights for a redemption to be effective.

If we liquidate prior to a business combination, we have agreed in the trust agreement governing the trust account that our public shareholders are entitled to share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital and general corporate purposes, and net of any income taxes due on such interest, which income taxes, if any, will be paid from the trust account, and any assets remaining available for distribution to them after payment of liabilities. Liquidation expenses will be paid only from funds held outside of the trust account. If we do not consummate an initial business combination and the trustee must distribute the balance of the trust account pursuant to the trust agreement, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public shareholders, together with any accrued interest thereon and net of income taxes payable on such interest. Our existing shareholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate an initial business combination with respect to the initial ordinary shares. Our existing shareholders will therefore not participate in any liquidation distribution with respect to such shares. They will, however, participate in any liquidation distribution with respect to any ordinary shares acquired in connection with or following this offering.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their ordinary shares redeemed for cash equal to their pro rata share of the trust account, plus any interest, only if they vote (i) against the extended period, and it is approved, or (ii) against the business combination and the business combination is approved and completed. Public shareholders who cause us to redeem their ordinary shares for their pro rata share of the trust account will retain the right to exercise any warrants they own if they previously purchased units or warrants.

The payment of dividends, if ever, on the ordinary shares will be subject to the prior payment of dividends on any outstanding preferred shares, of which there is currently none.

Initial Ordinary Shares

In May 2008, we issued an aggregate of 2,875,000 of our ordinary shares (including up to 375,000 ordinary shares that are subject to redemption to the extent that the underwriters do not exercise their over-allotment option) to our existing shareholders for an aggregate purchase price of $25,000 in a private placement.

The initial ordinary shares are identical to those sold in this offering, except that:

•	the initial ordinary shares are subject to the transfer restrictions described below;
•	our existing shareholders have agreed to vote the initial ordinary shares either for or against (i) the extension of the period by which we must close our initial business combination from 21 months to

33 months from the consummation of this offering and (ii) our initial business combination, in the same manner as a majority of the ordinary shares voted by the public shareholders are voted at the special or annual meeting called for the purpose of approving the extended period or our initial business combination;
•	our existing shareholders will not be able to exercise redemption rights with respect to the initial ordinary shares; and
•	our existing shareholders have agreed that the initial ordinary shares will not participate with the ordinary shares included in the units sold in this offering in any liquidating distribution upon our failure to consummate an initial business combination.

All of the initial ordinary shares will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. Subject to the exceptions described below, the initial ordinary shares will be held in escrow until one year after the consummation of our initial business combination. A portion of the securities will be released from escrow earlier than described above if, and to the extent, the underwriters’ over-allotment option is not exercised in full and up to 375,000 initial ordinary shares are redeemed in order to maintain a collective 20% ownership interest by our existing shareholders (assuming no purchases by our existing shareholders in the offering).

All of the initial ordinary shares will be released from escrow earlier than as described above if, subsequent to our business combination, we consummate a liquidation, merger, stock exchange or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Our existing shareholders have agreed not to sell or otherwise transfer any of the initial ordinary shares until they are released from escrow (as described under “Principal Shareholders —  Transfers by Our Existing Shareholders”); provided however that transfers can be made to permitted transferees who agree in writing to be bound by the transfer restrictions and agree to vote in the same manner as a majority of the ordinary shares voted by the public shareholders are voted at the special or annual meeting called for the purpose of approving the extended period and our initial business combination and to waive any rights to participate in any liquidation distribution if we fail to consummate an initial business combination. Each of our existing shareholders has also agreed that if they no longer serve in each of the positions set forth opposite their respective name in the “Management'' section of this Prospectus at the closing of the initial business combination or any time prior thereto, then such existing shareholder will immediately forfeit all of his initial ordinary shares, and such shares will be reallocated among the remaining officers and directors or to any replacement officer or director, as determined by the Chairman of our board of directors. In addition, the existing shareholders are entitled to registration rights with respect to the initial ordinary shares under an agreement to be signed on or before the date of this prospectus.

Preferred Shares

Our second amended and restated memorandum and articles of association, which will be in effect prior to consummation of this offering, provides that preferred shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preferred shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. This is because the terms of the preferred shares would be designed to make it prohibitively expensive for any unwanted third party to make a bid for our shares. We have no preferred shares outstanding at the date hereof. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future. No preferred shares are being issued or registered in this offering.

Warrants

Public Shareholders’ Warrants

Each warrant entitles the registered holder to purchase one ordinary share at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the consummation of a business combination; or
•	one year from the date of this prospectus,

provided in each case that there is an effective registration statement under the Securities Act covering the ordinary shares underlying the warrants in effect.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York time. Once the warrants become exercisable, we may redeem the outstanding warrants (including any warrants issued upon exercise of the unit purchase option issued to Broadband Capital and any warrants purchased by Sang-Chul Kim or his affiliate in the open market, but excluding the sponsor warrants issued in the private placement so long as Mr. Kim or his permitted transferees hold such warrants):

•	in whole but not in part;
•	at a price of $0.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder;
•	if, and only if, an effective registration statement covering the ordinary shares issuable upon exercise of the warrants is current and available throughout the 30-day redemption period; and
•	if, and only if, the reported last sales price of the ordinary shares equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise to do so on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value.

We have established these redemption criteria to provide warrant holders with a significant premium to the initial warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his warrants prior to the scheduled redemption date. However, there can be no assurance that the price of the ordinary shares will exceed the redemption trigger price or the warrant exercise price after the redemption notice is issued.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement and any amendments thereto, which have been filed as exhibits to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the warrants.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of ordinary shares issuable on exercise of the warrants will not be adjusted for issuances of ordinary shares at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price by certified check payable to us (unless our management has elected to require all holders that wish to exercise to do so on a cashless basis, as described above), for the number of warrants being exercised. Warrant holders do not have the rights or privileges of holders of ordinary shares, including voting rights, until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants will be exercisable unless at the time of exercise we have a registration statement under the Securities Act in effect covering the ordinary shares issuable upon the exercise of the warrants and a current prospectus relating to those ordinary shares. Under the warrant agreement, we have agreed that prior to the commencement of the exercise period, we will file a registration statement with the SEC for the registration of the ordinary shares issuable upon exercise of the warrants, use our best efforts to cause the registration statement to become effective on or prior to the commencement of the exercise period and to maintain a current prospectus relating to the ordinary shares issuable upon the exercise of the warrants until the warrants expire or are redeemed. However, we cannot assure you that we will be able to keep the prospectus included in such registration statement current. The warrants may be deprived of any value and the market for the warrants may be limited if there is no registration statement in effect covering the ordinary shares issuable upon the exercise of the warrants or if the prospectus relating to the ordinary shares issuable on the exercise of the warrants is not current. If we are unable to deliver registered ordinary shares to the holders upon exercise of the warrants during the exercise period, there will be no cash settlement of the warrants and the warrants will expire worthless.

No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, we will round up the number of ordinary shares to be issued to the warrant holder to the nearest whole number of shares.

Sponsor Warrants

Sang-Chul Kim has agreed to purchase an aggregate of 2,307,692 warrants at a price of $1.30 per warrant ($3,000,000 in the aggregate) from us in a private placement that will occur immediately prior to the date of this prospectus. The sponsor warrants will be purchased separately and not in combination with ordinary shares in the form of units.

The sponsor warrants are identical to the warrants included in the units being sold in this offering, except that the sponsor warrants:

•	are non-redeemable so long as they are held by Sang-Chul Kim or his permitted transferees;
•	are subject to the transfer restrictions described below;
•	will not be exercisable while they are subject to the transfer restrictions described below; and
•	may be exercised for cash or on a cashless basis at holder’s option as described below.

Although the ordinary shares issuable pursuant to the sponsor warrants will not be issued pursuant to a registration statement, our warrant agreement provides that the sponsor warrants may not be exercised unless we have an effective registration statement relating to the ordinary shares issuable upon exercise of the warrants purchased in this offering and a related current prospectus is available.

If the holder of the sponsor warrants elects to exercise them on a cashless basis, he would pay the exercise price by surrendering his sponsor warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the sponsor warrants, multiplied by the difference between the exercise price of the sponsor warrants and the fair market value by (y) the fair market value. The reason that we have agreed that the sponsor warrants will be exercisable on a cashless basis so long as they are held by Sang-Chul Kim and his affiliates and permitted transferees is because it is not known at this time whether he or his permitted transferees will be affiliated with us following a business combination. If he remains affiliated with us, his ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing Sang-Chul Kim to exercise such sponsor warrants on a cashless basis is appropriate.

All of the sponsor warrants will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. Subject to the exceptions described below, the sponsor warrants will be held in escrow until the consummation of our initial business combination.

Sang-Chul Kim has agreed not to sell or otherwise transfer any of the sponsor warrants until they are released from escrow; provided, however, that transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions. In addition, Sang-Chul Kim is entitled to registration rights with respect to the sponsor warrants under an agreement to be signed on or before the date of this prospectus.

The proceeds from the sale of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account pending the consummation of our initial business combination. If we do not consummate an initial business combination that meets the criteria described in this prospectus, then the $3,000,000 purchase price of the sponsor warrants will become part of any liquidating distribution to our public shareholders following our liquidation and dissolution and the sponsor warrants will expire worthless.

Purchase Option

We have agreed to sell to the underwriters, for $100, an option to purchase up to a total of 375,000 units at an exercise price of $25.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, including the registration rights afforded to the holders of such option, see the section appearing elsewhere in this prospectus entitled “Underwriting.”

Dividends

We have not paid any dividends on our ordinary shares to date and we do not intend to pay cash dividends prior to the consummation of a business combination. After we consummate our initial business combination, the payment of dividends will depend on our revenues and earnings, if any, capital requirements and general financial condition. The payment of dividends after a business combination will be within the discretion of our then-board of directors. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Certain Anti-takeover Provisions of Our Second Amended and Restated Memorandum and Articles of Association

Staggered Board of Directors

Our second amended and restated memorandum and articles of association, which will be in effect upon completion of this offering, will provide that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Shareholder Action; Special Meeting of Shareholders

Our second amended and restated memorandum and articles of association provides that our shareholders will not be able to take any action by written consent subsequent to the completion of this offering, but will only be able to take action at duly called annual or special meetings of shareholders. Our second amended and restated memorandum and articles of association further provide that special meetings of our shareholders may be only called by our board of directors with a majority vote of our board of directors or by our chief executive officer.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our second amended and restated memorandum and articles of association provides that shareholders seeking to bring business before our annual meeting of shareholders, or to nominate candidates for election as directors at our annual meeting of shareholders, must provide timely notice of their intent in writing. To be timely, a shareholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of shareholders. For the first annual meeting of shareholders after the closing of this offering, a shareholder’s notice will be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of shareholders or the 10th day following the day on which public announcement of the date of our annual meeting of shareholders is first made or sent by us. Our second amended and restated memorandum and articles of association also specifies certain requirements as to the notice, form and content of a shareholders’ meeting. These provisions may preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our annual meeting of shareholders.

Authorized but Unissued Shares

Our authorized but unissued ordinary shares and preferred shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preferred shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

Our second amended and restated memorandum and articles of association provides that our directors and officers, among others, will be indemnified out of the assets and profits of the company except for any acts of actual fraud or willful default by such person.

Our second amended and restated memorandum and articles of association will also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of their actions, regardless of whether Cayman Islands law would permit indemnification. We intend to purchase a policy of directors’ and officers’ liability insurance that insures our directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Securities Eligible for Future Sale

Upon completion of this offering (assuming no exercise of the underwriters’ over-allotment option), we will have 12,500,000 ordinary shares outstanding. Of these shares, the 10,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,500,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

The SEC adopted amendments to Rule 144 that became effective on February 15, 2008 and applies to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted securities for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted ordinary shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 125,000 ordinary shares or 135,000 warrants immediately after this offering; or
•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 6-K reports; and
•	at least one year has elapsed from the time that the issuer filed current information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144 our existing shareholders will be able to sell the initial ordinary shares, and Sang-Chul Kim will be able to sell the sponsor warrants without registration one year after we have completed our initial business combination subject to the volume limitations, manner of sale, current public information and notice provisions of Rule 144.

Registration Rights

The holders of the initial ordinary shares, as well as the holder of the sponsor warrants (and underlying securities), will be entitled to registration rights pursuant to agreements to be signed prior to or on the effective date of this offering. The holders of the majority of the initial ordinary shares and the sponsor warrants (and underlying securities) are entitled to make up to two demands that we register such securities and may elect to exercise these registration rights at any time generally commencing nine months after the consummation of our initial business combination (or earlier, if, as described in this prospectus, all of the initial ordinary shares are released from escrow prior to one year after the consummation of our initial business combination) in the case of the initial ordinary shares and after the consummation of our initial business combination in the case of the sponsor warrants. In addition, the holders of the initial ordinary shares and the holder of the sponsor warrants have certain “piggy-back” registration rights with respect to registration statements filed subsequent to consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statement.

Second Amended and Restated Memorandum and Articles of Association

Our second amended and restated memorandum and articles of association, which will be in effect prior to consummation of this offering, sets forth certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our second amended and restated memorandum and articles of association provides, among other things, that:

•	if we do not consummate a business combination within 21 months of the closing date of our initial public offering, we may seek shareholder approval to extend the period of time to consummate our initial business combination by an additional 12 months. In such case, we will present such proposal to our shareholders. To approve the extended period, (i) a majority of the ordinary shares voted by our public shareholders must be voted in favor of the extension and (ii) public shareholders owning 40% or more of the ordinary shares sold in this offering must not have exercised their redemption rights;
•	if the extended period is approved, public shareholders who voted against such proposal and exercised their redemption rights will receive their pro rata share of the trust account;
•	prior to the consummation of our initial business combination, we will submit our initial business combination to our shareholders for approval;
•	we may proceed with our initial business combination only if a majority of the ordinary shares voted by our public shareholders are voted in favor of our initial business combination and public shareholders owning less than 40% of the aggregate shares sold in this offering exercise their redemption rights on a cumulative basis, including shareholders who previously exercised their redemption rights in connection with the shareholder vote required to approve the extended period;
•	if our initial business combination is approved and consummated, public shareholders who voted against our initial business combination and exercised their redemption rights will receive their pro rata share of the trust account;
•	if our initial business combination is not consummated within the time periods specified in this prospectus, then we will dissolve and distribute to all of our public shareholders their pro rata share of the trust account;
•	our management will take all actions necessary to liquidate our trust account to our public shareholders as part of our plan of distribution if our initial business combination is not consummated within the time periods specified in this prospectus;
•	our shareholders’ rights to receive a portion of the trust account are limited such that they may only receive a portion of the trust account upon liquidation of our trust account to our public shareholders as part of our plan of distribution or upon the exercise of their redemption rights; and
•	we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition, or similar transaction, other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of the amount in the trust account (less the deferred underwriting discounts and commissions and taxes payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension) at the time of the execution of a definitive agreement for the business combination.

Any amendment to our second amended and restated memorandum and articles of association requires an affirmative vote of two-thirds or more of the shares entitled to vote at a general meeting, such votes being made in person, by proxy or by their duly authorized representative. However, we view the foregoing provisions as obligations to our shareholders and we will not take any actions to waive or amend any of these provisions prior to the consummation of our initial business combination.

Cayman Islands Company Considerations

Our corporate affairs are governed by our second amended and restated memorandum and articles of association and by the Companies Law (2007 Revision) of the Cayman Islands. The Companies Law of the Cayman Islands is modeled on English law but does not follow recent English law statutory enactments, and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders. A brief discussion of the procedure for mergers and similar arrangements in the Cayman Islands also follows.

There have been few court cases interpreting the Companies Law in the Cayman Islands, and we cannot predict whether Cayman Islands courts would reach the same conclusions as U.S. courts. Therefore, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the Companies Law and the Delaware General Corporation Law relating to shareholders’ rights.

Cayman Islands	Delaware
Shareholder Meetings
Held at a time and place as designated in the Memorandum and Articles of Association.	Held at such time or place as designated in the certificate of incorporation or the by-laws, or if not so designated, as determined by the board of directors.
May be held within or without the Cayman Islands.	May be held within or without Delaware.
Notice:	Notice:

•

Whenever shareholders are required to take action at a meeting, written notice shall state the place, date and hour of the meeting and indicate that it is being issued by or at the direction of the person calling the meeting.

  •

Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

• A copy of the notice of any meeting shall be given personally or sent by mail as designated in the Memorandum and Articles of Association.	• Written notice shall be given not less than 10 nor more than 60 days before the meeting.
Shareholders’ Voting Rights
Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote if permitted by the Memorandum and Articles of Association.	Unless otherwise provided for in the certificate of incorporation, any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Any person authorized to vote may authorize another person or persons to act for him by proxy if permitted by the Memorandum and Articles of Association.
Quorum is as designated in the Articles of Association.	Any person authorized to vote may authorize another person or persons to act for him by proxy.
The Memorandum and Articles of Association may provide for cumulative voting in the election of directors.	For stock corporations, certificate of incorporation or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.
The certificate of incorporation may provide for cumulative voting.

Cayman Islands	Delaware
Directors
Board must consist of at least one member.	Board must consist of at least one member.
Maximum number of directors can be changed by an amendment to the Memorandum and Articles of Association.	Number of board members shall be fixed by, or in the manner provided in, the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate.
If the board is authorized to change the number of directors actually appointed, provided that the number still falls within the maximum and the minimum number of directors as set out in the Memorandum and Articles of Association, it can do so provided that it complies with the procedure set out in the Memorandum and Articles of Association.
Fiduciary Duties
In summary, directors and officers owe the following fiduciary duties:	Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation as a whole.
• Duty to act in good faith in what the directors believe to be in the best interests of the company as a whole;	Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.
• Duty to exercise powers for the purposes for which those powers were conferred;	Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will be protected by the “business judgment rule.”
• Duty to exercise powers fairly as between different groups of shareholders;
• Duty not to put himself in a position of conflict; and
• Duty to exercise independent judgment.
In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as “a reasonably diligent person having both:
• the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company, and
• the general knowledge, skill and experience that that director has.”
As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the Memorandum and Articles of Association or alternatively by shareholder approval at general meetings.

Changes in Capital

We may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe. The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital. We may by ordinary resolution:

•	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;
•	sub-divide our existing shares, or any of them into shares of smaller amount than is fixed by our second amended and restated memorandum and articles of association, subject nevertheless to the provisions of Section 13 of the Companies Law; or
•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

We may by special resolution reduce our share capital and any capital redemption reserve fund in any manner authorized by law.

Certain Differences in Corporate Law

Cayman Islands companies are governed by, among other laws, the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.  Cayman Islands law does not provide for mergers as that expression is generally understood under the corporate laws of the various states of the United States. While Cayman Islands law does have statutory provisions that facilitate the reconstruction and amalgamation of companies in certain circumstances, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger, we do not anticipate the use of such statutory provisions because a business combination can be achieved through other means, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business. We may also effect a business combination with a subsidiary organized in a jurisdiction outside of the Cayman Islands that has a legal framework that is less burdensome than the Cayman Islands statutory provisions. However, in the event that a business combination was sought pursuant to these statutory provisions (which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction ought not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;
•	the shareholders have been fairly represented at the meeting in question;
•	the arrangement is such as a businessman would reasonably approve; and
•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

When a takeover offer is made and accepted by holders of 90% of the shares to which the offer applies within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.  Our Cayman Islands counsel is not aware of any reported class action or derivative action having been successfully brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and a claim against (for example) our officers or directors may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;
•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or
•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against the company where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities.  The Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United Sates, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

•	is given by a competent foreign court;
•	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
•	is final;
•	is not in respect of taxes, a fine or a penalty; and
•	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

Selling Restriction

No offer or invitation to subscribe for shares may be made to the public in the Cayman Islands.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report such belief or suspicion to either the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Criminal Conduct Law (2007 Revision) if the disclosure relates to money laundering or to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property, pursuant to the Terrorism Law (2003) of the Cayman Islands. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Listing

We anticipate that our units will be listed on NASDAQ under the symbol “KMACU,” and, once the securities comprising the units begin separate trading, we anticipate that our ordinary shares and warrants will be listed on NASDAQ under the symbols “KMAC” and “KMACW,” respectively. Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards set forth in the NASDAQ Stock Market’s rules, which only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on NASDAQ as we might not meet certain continued listing standards such as income from continuing operations.

TAXATION

The following summary of the material Cayman Islands and United States federal income tax consequences of an investment in ordinary shares and warrants is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders. The Cayman Islands are not a party to any double taxation treaties.

No Cayman Islands stamp duty will be payable by you in respect of the issue or transfer of ordinary shares or warrants. However, an instrument transferring title to an ordinary share or warrant, if brought to or executed in the Cayman Islands, would be subject to Cayman Islands stamp duty.

We have applied for and received an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of the company or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the company to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the company.

Republic of Korea Taxation

The information provided below does not purport to be a complete summary of Korean tax law and practice currently applicable. Therefore, prospective investors should consult their own tax advisors as to their tax position.

Under the CITL, as amended on December 31, 2005, a foreign corporation having a “place of effective management” in the ROK will be deemed as a Korean company for Korean corporate income tax purposes. However, it is not clear under what circumstances a foreign corporation would be deemed to have a “place of effective management” in the ROK as the CITL does not clearly define this issue, nor is there any court precedent to date on this issue, although the Korean tax authorities have provided in its rulings that a “place of effective management” means a place where key management or commercial decisions for the relevant corporation to conduct its business are made in substance.

If the Company is deemed to have a “place of effective management” in the ROK based on its place of operation and management, it will be deemed as a Korean company under the CITL and subject to Korean taxation with respect to its worldwide income. Further, in such a case, a holder of the shares or warrants issued by the Company, who is a foreign corporation (other than a non-resident individual as discussed below) without a permanent establishment in Korea to which the relevant income is attributable or with which such income is effectively connected, would likely be taxed in the manner described as below. A foreign corporation holder with such permanent establishment in Korea would be taxed in accordance with different rules.

Dividend paid by a Korean company to a foreign corporation will be subject to Korean withholding tax at the rate of 27.5% under Korean domestic tax law or a reduced rate under an applicable tax treaty. The ROK-US Tax Treaty provides that dividends paid by a Korean company to a U.S. tax resident will be subject to Korean withholding tax at 11% or 16.5%.

If a foreign corporation sells its shares or warrants issued by a Korean company, capital gains from such transfer will be subject to Korean withholding tax at the lesser of 11% of sale proceeds or 27.5% of capital gains, unless exempt under an applicable tax treaty or Korean domestic tax law. The ROK-US Tax Treaty provides that capital gains earned by a U.S. tax resident from the transfer of stocks or warrants issued by a

Korean company will be exempt from Korean withholding tax subject to certain exceptions. Under the Special Tax Treatment Control Law, if the shares of a Korean company are listed on a qualified foreign securities market which is similar in functionality to the Korean Stock Market or the KOSDAQ Market of the Korea Exchange, any capital gains earned from a sale of the shares through such securities market by a non-resident individual or foreign corporation shareholder will be exempt from Korean withholding tax. Under the CITL, if a foreign corporation transfers its warrants issued by a Korean company to a non-resident individual or foreign corporation (other than to its permanent establishment in Korea), capital gains earned from such transfer by the foreign corporation will be exempt from Korean withholding tax.

The Personal Income Tax Law, or PITL, as opposed to the CITL, has not adopted the concept of “place of effective management” to define a Korean company for the PITL purposes. Therefore, even if a foreign corporation is deemed to have a “place of effective management” in the ROK and thereby deemed a Korean company under the CITL, a non-resident individual holder of the shares or warrants issued by the Company, as opposed to a foreign corporation holder of the same, is not likely to be subject to Korean taxation on its dividends and capital gains from the shares or warrants issued by the Company under the PITL. However, the PITL may be amended in the near future to address the current inconsistency in the definition of a Korean company between the CITL and the PITL and, in such case, a non-resident individual holder will have similar tax implications as discussed above for a foreign corporation holder.

United States Federal Income Taxation

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our units, ordinary shares and warrants, which we refer to collectively as our securities, issued pursuant to this offering. The discussion below of the material U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our securities is not such a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, it will be considered a “Non-U.S. Holder.”

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a person’s decision to purchase our securities. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances, and this discussion addresses only persons that acquire our units upon their original issuance pursuant to this offering. In particular, this discussion considers only holders that will own our securities as capital assets and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	banks, financial institutions and “financial services entities”;
•	broker-dealers;
•	taxpayers who have elected mark-to-market accounting;

•	tax-exempt entities;
•	governments, agencies and instrumentalities thereof;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	S corporations;
•	certain expatriates or former long-term residents of the United States;
•	persons that actually or constructively own 10 percent or more of our voting shares;
•	persons that acquire, hold, or dispose of our securities as part of a straddle, constructive sale, wash sale (except to the limited extent described below), hedging, conversion or other integrated transaction; or
•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as U.S. federal gift or estate tax laws, or state, local or non-U.S. tax laws. Additionally, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

We have not sought, and will not seek, a ruling from the Internal Revenue Service, or IRS, or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR INVESTOR MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT WITH ITS TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATY.

Characterization of the Units and Allocation of Purchase Price between Ordinary Shares and Warrants

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of two ordinary shares and a warrant to acquire one ordinary share. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for a unit between the ordinary share and the warrant included in that unit based on their respective relative fair market values at the time of issuance. A holder’s initial tax basis in the ordinary share and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto. While uncertain, it is possible that the IRS, by analogy to the rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that our allocation of the purchase price will be binding on a holder of a unit, unless the holder explicitly discloses in a statement attached to its timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the holder’s allocation of the purchase price between the ordinary share and warrant that comprise the unit is different than our allocation.

Any purchase price allocation by a holder of a unit or by us is not binding on the IRS or the courts. For that reason, and because of the absence of authority addressing the federal income tax treatment of the units, each holder is urged to consult its own tax advisor regarding the U.S. federal income tax consequences of an investment in a unit (including alternative characterizations of a unit) and regarding the risks associated with an allocation of the purchase price between the ordinary share and the warrant that comprise a unit that is inconsistent with our allocation or the holder’s allocation of the purchase price. Unless otherwise stated, the following discussion is based on the assumption that the characterization of the units described above is accepted for U.S. federal income tax purposes.

U.S. Holders

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company, or PFIC, rules discussed below, a U.S. Holder will be required to include in gross income as ordinary income the amount of any dividend paid on our ordinary shares. A distribution on our ordinary shares will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). We intend to maintain calculations of our earnings and profits under U.S. federal income tax principles and to provide information to U.S. Holders sufficient to determine whether distributions on our ordinary shares constitute dividends for U.S. federal income tax purposes. Dividends we pay will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations and generally will constitute foreign source passive income for foreign tax credit purposes. Distributions in excess of such earnings and profits will be applied against and reduce the U.S. Holder’s basis in its ordinary shares and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares described under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares” below.

With respect to non-corporate U.S. Holders for taxable years beginning before January 1, 2011, dividends paid on our ordinary shares may be taxed at the lower applicable long-term capital gains rate (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares” below) provided that (1) our ordinary shares are readily tradable on an established securities market in the United States, (2) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, (3) certain holding period requirements are met, and (4) the U.S. Holder refrains from making certain elections. It is not entirely clear, however, whether a U.S. Holder’s holding period for our ordinary shares would be suspended for purposes of clause (3) above for the period that the U.S. Holder had a right to have its ordinary shares redeemed by us. In addition, under recently published IRS authority, ordinary shares are considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which presently include NASDAQ. While we expect that our ordinary shares will be listed and traded on NASDAQ, U.S. Holders nevertheless should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.

Accordingly, any dividends paid on our ordinary shares are not currently expected to qualify for the lower rate. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid on our ordinary shares.

Dividends paid on our ordinary shares in non-U.S. currency to a U.S. Holder generally will be includible in the income of a U.S. Holder in a U.S. dollar amount calculated by reference to the exchange rate on the date the distribution is included in income. A U.S. Holder that receives a non-U.S. currency distribution will have a tax basis in the non-U.S. currency so received equal to the U.S. dollar value of such non-U.S. currency on the date the distribution is included in income. A U.S. Holder that receives a non-U.S. currency distribution and converts the non-U.S. currency into U.S. dollars on the date the distribution is included in income generally will recognize no foreign currency gain or loss from the conversion. If the U.S. Holder converts the non-U.S. currency to U.S. dollars on a date subsequent to such date, such U.S. Holder may have foreign currency gain or loss from the conversion, based on any appreciation or depreciation in the value of the non-U.S. currency against the U.S. dollar from the date of inclusion to the date of conversion. Any such foreign currency gain or loss will generally be U.S. source ordinary income or loss for federal income tax purposes.

U.S. Holders will have the option of claiming the amount of any non-U.S. income taxes withheld from dividend distributions to them either as a deduction from gross income or as a dollar-for-dollar credit against their U.S. federal income tax liability subject to any applicable limitations and restrictions. Individual U.S. Holders who do not claim itemized deductions, but instead utilize the standard deduction, may not claim a deduction for the amount of the non-U.S. income taxes withheld, but such amount may be claimed as a credit against the individual’s U.S. federal income tax liability subject to any applicable limitations and restrictions. The amount of foreign income taxes that may be claimed as a credit in any year is subject to complex limitations and restrictions, which must be determined on an individual basis by each U.S. Holder. These limitations include, among others, rules which effectively limit foreign tax credits allowable with respect to specific categories of foreign source income to the U.S. federal income taxes otherwise payable with respect to each such category of foreign source income. The total amount of allowable foreign tax credits in any year also cannot exceed the regular U.S. tax liability for the year, and there are limitations on the carryback and carryover of unused foreign tax credits. As noted above, our dividends will generally be foreign source passive income for U.S. foreign tax credit purposes. A U.S. Holder will be denied a foreign tax credit with respect to non-U.S. income tax withheld from dividends received on our ordinary shares to the extent such U.S. Holder has held the ordinary shares for 15 days or less during the 31-day period beginning 15 days before the ex-dividend date or to the extent such U.S. Holder is under an obligation to make related payments with respect to substantially similar or related property. Any days during which a U.S. Holder has substantially diminished its risk of loss on the ordinary shares are not counted toward meeting the holding period required by the statute.

Possible Constructive Dividends

If an adjustment is made to the number of ordinary shares for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in a constructive distribution that could be taxable as a dividend to the U.S. Holder of the warrant. Conversely, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the U.S. Holders of our ordinary shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares

Subject to the PFIC rules discussed below, a U.S. Holder generally must treat any gain or loss recognized upon a sale, taxable exchange, or other taxable disposition of our ordinary shares (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares so disposed of exceeds one year. There is substantial uncertainty, however, as to whether the redemption rights with respect to the ordinary shares may suspend the running of the applicable holding period for this purpose. In general, a U.S. Holder will recognize gain or loss upon the taxable disposition of ordinary shares in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in the disposition (or, if the ordinary shares are disposed of through the disposition of units, the portion of the amount realized on the disposition that is allocated to the ordinary shares based upon the then fair market values of the ordinary shares and the warrants included in the units) and (ii) the U.S. Holder’s adjusted tax basis in the ordinary shares so disposed of. A U.S. Holder’s adjusted tax basis in its ordinary shares generally will equal the U.S. Holder’s acquisition cost (that is, as discussed under “Characterization of the Units and Allocation of Purchase Price between Ordinary Shares and Warrants” above, the portion of the purchase price of units allocated to those ordinary shares) less any prior return of capital distributions made with respect to those ordinary shares. Capital gains recognized by U.S. Holders generally are subject to U.S. federal income tax at the same rate as ordinary income, except that long-term capital gain recognized by a non-corporate U.S. Holder generally will be subject to a maximum tax rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. Holder of our ordinary shares (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. Holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Redemption of Ordinary Shares

If a U.S. Holder’s redemption of any of our ordinary shares pursuant to the exercise of a redemption right qualifies as a sale of ordinary shares by the U.S. Holder for federal income tax purposes, the U.S.

Holder will be treated as described under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares” above. If that redemption does not qualify as a sale of ordinary shares for federal income tax purposes, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the redemption qualifies for sale treatment will depend largely on the percentage of our stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of, among other things, owning warrants). The redemption of ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a corporate distribution) if the receipt of cash upon the redemption (1) is “substantially disproportionate” with respect to the U.S. Holder, (2) results in a “complete termination” of the U.S. Holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only shares of stock actually owned by the U.S. Holder, but also shares of stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include the ordinary shares issuable upon exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of ordinary shares must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (1) all of our stock actually and constructively owned by the U.S. Holder is redeemed or (2) all of our stock actually owned by the U.S. Holder is redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other stock. The redemption of the ordinary shares will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “— Taxation of Distributions Paid on Ordinary Shares,” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed ordinary shares will be added to the U.S. Holder’s adjusted tax basis in their remaining shares of our stock, or, if they have none, to the U.S. Holder’s adjusted tax basis in their warrants or possibly in other shares of our stock constructively owned by the U.S. Holder.

Persons who actually or constructively own one percent (or, if our stock held by those persons is then publicly traded, five percent) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a redemption of ordinary shares, and such persons should consult with their own tax advisors in that regard. A U.S. Holder should consult with its own tax advisors as to the tax consequences to it of an exercise of the redemption right.

Exercise of a Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant. Ordinary shares acquired pursuant to the exercise of warrants for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrants (that is, as discussed under “Characterization of the Units and Allocation of Purchase Price between Ordinary Shares and Warrants” above, the portion of the U.S. Holder’s purchase price for a unit that is allocated to the warrant), increased by the amount paid to exercise the warrants. The holding period of such ordinary shares generally would begin on the day after the date of exercise (or possibly on the date of exercise) of the warrants.

Sale, Taxable Exchange, Redemption or Expiration of a Warrant

Subject to the PFIC rules discussed below, upon a sale, taxable exchange (but not exercise), or redemption of a warrant, a U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition (or, if the warrant is disposed of through the disposition of a unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the ordinary share included in the unit) and (ii) the U.S. Holder’s tax basis in the warrant (that is, as discussed under “Characterization of the Units and Allocation of Purchase Price between Ordinary Shares and Warrants” above, the portion of the U.S. Holder’s purchase price for a unit that is allocated to the warrant). Upon expiration of a warrant, a U.S. Holder will recognize a loss in an amount equal to the U.S. Holder’s tax basis in the warrant. Any such gain or loss would generally be treated as capital gain or loss and will be long-term capital gain or loss if the warrant was held by the U.S. Holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to various limitations, as is the deduction for losses upon a taxable disposition by a U.S. Holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. Holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical securities.

Tax Reporting

Certain U.S. Holders will be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of cash or other property to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Passive Foreign Investment Company Rules

A foreign corporation will be a PFIC if at least 75 percent of its gross income in a taxable year, including its pro rata share of the gross income of any company in which it is considered to own at least 25 percent of the stock by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50 percent of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any company in which it is considered to own at least 25 percent of the stock by value, are held for the production of, or produce, passive income.

Passive income generally includes dividends, interest, rents, royalties, and gains from the disposition of passive assets. Passive income also includes the excess of gains over losses from some commodities transactions. Net gains from commodities transactions will not be included in the definition of passive income if they are active business gains or losses from the sale of commodities, but only if substantially all of a corporation’s commodities are stock in trade or inventory, depreciable or real property used in trade or business, or supplies used in the ordinary course of the trade or business of a corporation. Net gains from commodities transactions will also not be included in the definition of passive income if they arise out of commodity hedging transactions entered into in the ordinary course of a corporation’s trade or business.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for the current taxable year. However, pursuant to a start-up exception contained in the PFIC rules, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain. After acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets and the passive income and assets of the acquired business, which would likely be a predecessor corporation for purposes of the start-up exception. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for the current taxable year. Our actual PFIC status for any taxable year will not be determinable until after the end of that taxable year, and is determined annually. Accordingly there can be no assurance that we will not be considered a PFIC for the current taxable year or any future taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder held our ordinary shares or warrants, and the U.S. Holder does not make a timely “qualified electing fund,” or QEF, election for the first taxable year of its holding period for our ordinary shares or a mark-to-market election, as described below, such U.S. Holder will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other taxable disposition of its ordinary shares or warrants; and
•	any excess distribution made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year that are greater than 125 percent of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants;
•	the amount allocated to the taxable year in which the U.S. Holder recognized the gain or excess distribution will be taxed as ordinary income;
•	the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

In addition, if we are a PFIC, a U.S. Holder who acquires our ordinary shares or warrants from a deceased U.S. Holder may be denied the step-up of U.S. federal income tax basis in such shares or warrants to their fair market value at the date of the deceased holder’s death. Instead, such U.S. Holder would have a tax basis in such shares or warrants equal to the deceased U.S. Holder’s tax basis, if lower.

In general, a U.S. Holder may avoid the PFIC tax consequences described above in respect of our ordinary shares acquired as part of units in this offering by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capitalgain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed. A subsequent distribution of earnings and profits that were previously included in income by reason of a QEF election will not be taxable again as a dividend. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income and decreased by amounts distributed but not taxed as dividends under the foregoing rules. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge. If the PFIC deferred tax and interest charge rules do not apply to a U.S. Holder’s ordinary shares (because of a timely QEF election for the first tax year of the U.S. Holder’s holding period for our ordinary shares or a purge of the PFIC taint pursuant to a purging election, described below), any gain recognized on the appreciation of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed.

A U.S. Holder may not make a QEF election with respect to its warrants. As a result, if a U.S. Holder sells or otherwise disposes of a warrant (other than upon exercise of a warrant), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election. The purging election creates a deemed sale of such ordinary shares at their fair market value. The gain recognized by reason of the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The application of the PFIC and QEF rules to our warrants and to ordinary shares acquired upon exercise of our warrants is subject to significant uncertainties. Accordingly, each U.S. Holder should consult with its tax advisor concerning the potential PFIC consequences of holding our warrants or of holding ordinary shares acquired through the exercise of our warrants.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching an appropriately completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

To comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. Upon request from a U.S. Holder, we will endeavor to provide to the U.S. Holder no later than 90 days after the request such information as the IRS may require, including a PFIC annual information statement, to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares while we were a PFIC, whether or not we meet the test for PFIC status in those years. A U.S. Holder who makes the QEF election discussed above for our first tax year in which the U.S. Holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC, however, will not be subject to the PFIC tax and interest charge rules (or the denial of basis step-up at death) discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for the tax years in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our tax years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder owns ordinary shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election. If the U.S. Holder makes a valid mark-to-market election, the U.S. Holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission or on NASDAQ, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. While we expect that our ordinary shares will be listed and traded on NASDAQ, U.S. Holders nonetheless should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders of our ordinary shares generally would be deemed to own, and also would be subject to the PFIC rules with respect to, their indirect ownership interests in that lower-tier PFIC. A QEF election under the PFIC rules with respect to our ordinary shares would not apply to a lower-tier PFIC. If we are a PFIC and a U.S. Holder of our ordinary shares does not make a QEF election in respect of a lower-tier PFIC, the U.S. Holder could incur liability for the deferred tax and interest charge described above if either (1) we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or (2) the U.S. Holder disposes of all or part of its ordinary shares. We have not determined whether we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make a QEF election with respect to the lower-tier PFIC. A mark-to-market election under the PFIC rules with respect to our ordinary shares would not apply to a lower-tier PFIC, and a U.S. Holder would not be able to make such a mark-to-market election in respect of its indirect ownership interest in that lower-tier PFIC. Consequently, U.S. Holders of our ordinary shares who make such a mark-to-market election with respect to our ordinary shares could be subject to the PFIC rules with respect to income of the lower-tier PFIC, the value of which already had been taken into account indirectly via mark-to-market adjustments. Similarly, if a U.S. Holder made a mark-to-market election under the PFIC rules in respect of our ordinary shares and made a QEF election in respect of a lower-tier PFIC, that U.S. Holder could be subject to current taxation in respect of income from the lower-tier PFIC, the value of which already had been taken into account indirectly via mark-to-market adjustments. U.S. Holders are urged to consult their own tax advisors regarding the issues raised by lower-tier PFICs.

If a U.S. Holder owns (or is deemed to own) shares during any year in a PFIC, such holder may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made).

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to their acquisition, ownership and disposition of our ordinary shares and warrants under their particular circumstances.

Non-U.S. Holders

Dividends on our ordinary shares paid to a Non-U.S. Holder generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the Non-U.S. Holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of our ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that the Non-U.S. Holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other taxable disposition and certain other conditions are met.

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to tax in the same manner as for a U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30 percent rate or a lower applicable tax treaty rate. If the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year as described in the preceding paragraph, the Non-U.S. Holder generally will be subject to tax at a 30 percent rate or a lower applicable tax treaty rate on the amount by which the Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition of the ordinary shares or warrants.

The characterization for U.S. federal income tax purposes of a Non-U.S. Holder’s redemption of our ordinary shares pursuant to an exercise of a redemption right generally will correspond to the U.S. federal income tax characterization of the exercise of such a redemption right by a U.S. Holder, as described under

“U.S. Holders — Redemption of Ordinary Shares” above, and the consequences of the redemption to the Non-U.S. Holder will be as described in the paragraphs above with respect to the federal income taxation of dividends and gains, as applicable.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes will apply to distributions made on our ordinary shares within the United States to a non-corporate U.S. Holder and to the proceeds from sales and other dispositions of our ordinary shares or warrants to or through a U.S. office of a broker by a non-corporate U.S. Holder. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.

In addition, backup withholding of United States federal income tax, currently at a rate of 28 percent, generally will apply to such distributions made on our ordinary shares to a non-corporate U.S. Holder and the proceeds from such sales and other dispositions of shares or warrants by a non-corporate U.S. Holder who:

•	fails to provide an accurate taxpayer identification number;
•	is notified by the IRS that backup withholding is required; or
•	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

NOTE ON ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands because of the following benefits found there:

•	political and economic stability;
•	an effective judicial system;
•	a favorable tax system;
•	the absence of exchange control or currency restrictions; and
•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

•	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and
•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

•	is given by a competent foreign court;
•	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
•	is final;
•	is not in respect of taxes, a fine or a penalty; and
•	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

UNDERWRITING

Broadband Capital Management LLC, referred to herein as Broadband Capital, is acting as sole bookrunner of this offering and representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, dated the date of this prospectus, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriters	Number of Units
Broadband Capital Management LLC
Rodman & Renshaw, LLC
Total	5,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $[] per unit. The underwriters may allow, and dealers may re-allow, a concession not to exceed $[] per unit on sales to other dealers. If all of the units are not sold at the initial offering price, the representative may change the public offering price and the other selling terms. The underwriters have advised us that they do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 750,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that of the underwriter’s initial purchase commitment.

We have agreed to sell to Broadband Capital or its designees, for $100, an option to purchase up to 375,000 units at $25.00 per unit. The units issued upon exercise of this option are identical to those offered by this prospectus. This option is exercisable beginning on the later of consummation of a business combination or one year from the date of this prospectus and expires five years from the date of this prospectus. The option and the 375,000 units, the 750,000 ordinary shares and the 375,000 warrants underlying such units, and the 375,000 ordinary shares underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of FINRA Conduct Rules.

Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggyback” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting compensation, which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price. We will set aside and at all times have available a sufficient number of ordinary shares to be issued upon exercise of such units and the underlying warrants.

We and our executive officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Broadband Capital, offer, sell, contract to sell, transfer, pledge, dispose of or hedge, directly or indirectly, any of our units (including the purchase option units), ordinary shares, warrants or any other securities convertible into or exchangeable for our ordinary shares. Broadband Capital in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. The 180-day lock-up period will be automatically extended if: (1) during the last 17 days of the 180-day period we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the 180-day period, we announce that we will release earnings results during the 16-day period following the last day of the 180-day period, in which case the restrictions will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or event.

In addition, our existing shareholders have agreed, subject to certain exceptions, not to sell or otherwise transfer any of the ordinary shares purchased by them prior to this offering until one year after the consummation of our initial business combination, and Sang-Chul Kim has agreed, subject to certain exceptions, not to sell or otherwise transfer any of the sponsor warrants until they are released from escrow.

Prior to this offering, there has been no public market for our securities. Consequently, the $20.00 per unit offering price was determined by negotiations among us and the representative. Accordingly, the determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, ordinary shares or warrants will develop and continue after this offering.

Our units will be listed on NASDAQ under the symbol “KMACU,” and, once the securities comprising the units begin separate trading, to our ordinary shares and warrants will be listed on NASDAQ under the symbols “KMAC” and “KMACW,” respectively. The ordinary shares and warrants comprising the units will begin separate trading on the 90th day after the date of this prospectus (unless Broadband Capital, the representative of the underwriters, determines that an earlier date is acceptable) subject to our having filed the Report of Foreign Private Issuer on Form 6-K described below and having issued a press release announcing when such separate trading will begin. In no event will the ordinary shares and warrants be traded separately until we have filed a Form 6-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the over-allotment option, to the extent it is exercised by the underwriters.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

		Paid By Korea Milestone Acquisition Corporation
	Per Unit	Without Over-Allotment	With Over-Allotment
Public offering price	$20.00	$100,000,000	$115,000,000
Underwriting Discount(1)	0.60	3,000,000	3,450,000
Deferred Underwriting Discount(1)	0.80	4,000,000	4,600,000
Proceeds before expenses	$18.60	$93,000,000	$106,950,000

(1)	The amounts paid by us in the table above include $4,000,000 in deferred underwriting discounts and commissions (approximately $4,600,000 to the extent the underwriters’ over-allotment option is exercised in full), an amount equal to 99% of the gross proceeds of this offering, which will be placed in the trust account until our consummation of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not consummate an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account and (ii) the deferred underwriting discounts and commissions will be distributed on a pro rata basis among the public shareholders, together with any accrued interest thereon and net of income taxes payable on such interest.

Pursuant to Regulation M promulgated under the Exchange Act, the distribution will end and this offering will be completed when all of the units, including any over-allotted units, have been distributed. Accordingly, the distribution of the units in this offering will be completed once all the units have been sold, there are no more selling efforts, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. Rules of the SEC may limit the ability of the underwriters to bid for or purchase units before the distribution of the units is completed. Because the underwriters have agreed that they may only exercise the over-allotment option to cover any short position that the underwriters may have, the exercise of the over-allotment option by the underwriters will not affect the completion of the distribution.

•	In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales. Stabilizing transactions permit bids to purchase units so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the units while the offering is in progress.
•	Over-allotment transactions involve sales by the underwriters of units in excess of the number of units the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of units over-allotted by the underwriters is not greater than the number of units that they may purchase in the over-allotment option. In a naked short position, the number of units involved is greater than the number of units in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing units in the open market.
•	Syndicate covering transactions involve purchases of units in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of units to close out the short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared with the price at which they may purchase units through exercise of the over-allotment option. If the underwriters sell more units than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying units in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the units in the open market that could adversely affect investors who purchase in the offering.
•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the units originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our units. As a result, the price of our units in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our units. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Our management was introduced to Broadband Capital through Kamps Group. Broadband Capital has agreed to pay Kamps Group $300,000 upon closing of this offering and $700,000 upon the consummation of an initial business combination for such introduction.

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer of our units described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to our units that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our units may be made to the public in that Relevant Member State at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or
•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a Relevant Member State will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of units to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The sellers of the units have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

NOTICE TO PROSPECTIVE INVESTORS IN FRANCE

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or
•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only:

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; or
•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or
•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Other Terms

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to a potential target business or assist us in raising additional capital in the future and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the consummation of a business combination.

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS

The validity of the securities offered by this prospectus is being passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C., New York, New York, and in respect of Cayman Islands law only, Maples and Calder, George Town, Grand Cayman, Cayman Islands. Certain legal matters as to Korean law will be passed upon for us by Kim & Chang. In connection with this offering, Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel to the underwriters.

EXPERTS

The financial statements of Korea Milestone Acquisition Corporation as of May 23, 2008 and for the period from May 6, 2008 (date of inception) to May 23, 2008, appearing in this prospectus and registration statement have been audited by Rothstein, Kass & Company, P.C., an independent registered public accounting firm, as set forth in this report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual reports and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

KOREA MILESTONE ACQUISITION CORPORATION
(A Corporation in the Development Stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Korea Milestone Acquisition Corporation.

We have audited the accompanying balance sheet of Korea Milestone Acquisition Corporation (a corporation in the development stage) (the “Company”) as of May 23, 2008, and the related statements of operations, changes in shareholders’ equity, and cash flows for the period from May 6, 2008 (date of inception) to May 23, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Korea Milestone Acquisition Corporation (a corporation in the development stage) as of May 23, 2008, and the results of its operations and its cash flows for the period from May 6, 2008 (date of inception) to May 23, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
July 30, 2008
(except for Note A, as to which the date is August 21, 2008)

KOREA MILESTONE ACQUISITION CORPORATION
(A Corporation in the Development Stage)

BALANCE SHEET

May 23, 2008
ASSETS
Current asset, cash	$156,980
Other asset, deferred offering costs	164,319
Total Assets	$321,299
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued offering costs	$49,319
Notes Payable – shareholder	250,000
Total current liabilities	299,319
Commitments and Contingencies
Ordinary shares subject to redemption (375,000 shares at redemption value of approximately $.009 per share)	$3,261
Shareholders’ equity
Ordinary shares, $.0001 par value; 100,000,000 shares authorized; 2,875,000 shares issued and outstanding (including 375,000 shares subject to possible redemption)	250
Additional paid-in capital	21,489
Deficit accumulated during the development stage	(3,020)
Total shareholders’ equity	18,719
Total Liabilities and Shareholders’ Equity	$321,299

The accompanying notes are an integral part of these financial statements.

KOREA MILESTONE ACQUISITION CORPORATION
(A Corporation in the Development Stage)

STATEMENT OF OPERATIONS
For the Period from May 6, 2008 (Date of Inception) to May 23, 2008

Revenue	$—
Formation and operating costs	$3,020
Net Loss for the period	$(3,020)
Weighted average number of ordinary shares outstanding, basic and diluted	2,875,000
Loss per ordinary share, basic and diluted	$0.00

The accompanying notes are an integral part of these financial statements.

KOREA MILESTONE ACQUISITION CORPORATION
(A Corporation in the Development Stage)

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
For the Period from May 6, 2008 (Date of Inception) to May 23, 2008

	Ordinary Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Shareholders’ Equity
Balance, at May 6, 2008 (date of inception)	—	$—	$—	$—	$—
Ordinary shares issued on May 15, 2008	2,875,000	$288	$24,712		$25,000
Ordinary shares subject to possible redemption	(375,000)	$(38)	$(3,223)		$(3,261)
Net loss for the period				$(3,020)	$(3,020)
Balances, at May 23, 2008	2,500,000	$250	$21,489	$(3,020)	$18,719

The accompanying notes are an integral part of these financial statements.

KOREA MILESTONE ACQUISITION CORPORATION
(A Corporation in the Development Stage)

STATEMENT OF CASH FLOWS
For the Period from May 6, 2008 (Date of Inception) to May 23, 2008

Cash flows from operating activities:
Net loss	$(3,020)
Net cash used in operating activities	(3,020)
Cash flows from financing activities
Proceeds from note payable, shareholder	250,000
Proceeds from issuance of ordinary shares to initial shareholders	25,000
Payment of offering costs	(115,000)
Net cash provided by financing activities	160,000
Net increase in cash	156,980
Cash, beginning of period	—
Cash, end of period	$156,980
Supplemental disclosure of non-cash financing activities
Accrued offering costs	$49,319
Ordinary shares subject to redemption	$3,261

The accompanying notes are an integral part of these financial statements.

KOREA MILESTONE ACQUISITION CORPORATION
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note A — Description of Organization and Business Operations

Korea Milestone Acquisition Corporation (a corporation in the development stage) (the “Company”) was incorporated in the Cayman Islands on May 6, 2008. The Company was incorporated to acquire, or acquire control of, one or more operating business in the Republic of Korea through a merger, stock exchange, stock purchase, asset acquisition, reorganization or other similar business combination. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting By Development Stage Enterprises,” and is subject to the risks associated with activities of development stage companies. All activity from the period May 6, 2008 (date of inception) through May 23, 2008 was related to the Company’s formation and capital raising activities. The Company has selected December 31 as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this proposed public offering of Units (as defined in Note C below) (the “Proposed Offering”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition, or acquisition of control, of) one or more operating businesses (“Business Combination”). Furthermore, there is no assurance that the Company will successfully be able to effect a Business Combination. Upon the closing of Proposed Offering, at least 99% of the gross proceeds, after payment of certain amounts to the underwriters, will be held in a trust account (“Trust Account”) including a portion of the underwriting deferred discounts and commissions payable to the underwriters in this offering. The Trust Account will be invested only in United States “government securities” within the meaning of Section 2 (a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in a money market fund registered under the Investment Company Act of 1940 that holds itself out as a money market fund and that, at the date of investment, has a rating in the highest investment category granted by a United States nationally recognized rating agency, until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions, continuing general and administrative expenses, and other working capital requirements.

The Company’s Business Combination must be with a business or combination of businesses with a fair market value of at least 80% of the amount in the Company’s Trust Account, less deferred underwriting discount of $4,000,000 (or $4,600,000 if the over allotment is exercised in full) at the time the Company enters into the definitive agreement with respect to the acquisition. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for shareholder approval. In the event that 40% or more of the outstanding ordinary shares (excluding, for this purpose, those ordinary shares issued prior to the Proposed Offering) exercise their redemption rights described below, the Business Combination will not be consummated. Public shareholders voting against (i) the Business Combination or (ii) an extended period will be entitled to redeem their ordinary shares for a pro rata share of the Trust Account (including the additional 4% fee of the gross proceeds payable to the underwriters upon the Company’s consummation of a Business Combination), including any interest earned (net of taxes payable and the amount distributed to the Company to fund its working capital requirements) on their pro rata share, if the Business Combination or the extended period, as applicable, is approved and consummated. However, voting against the Business Combination alone will not result in an election to exercise a shareholder’s redemption rights. A shareholder must also affirmatively exercise such redemption rights at or prior to the time the Business Combination is voted upon by the shareholders. All of the Company’s existing shareholders prior to the Proposed Offering, including all of the directors and officers of the Company have agreed to vote all of the initial ordinary shares held by them in the same manner as a majority of the ordinary shares voted by the Company’s public shareholders are voted.

KOREA MILESTONE ACQUISITION CORPORATION
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note A — Description of Organization and Business Operations  – (continued)

In the event that the Company does not consummate a Business Combination within 21 months from the date of the consummation of the Proposed Offering, or within 33 months with the extended period approved by the shareholders, the proceeds held in the Trust Account will be distributed to the Company’s public shareholders, excluding the existing shareholders to the extent of their initial ordinary shareholdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

Note B — Summary of Significant Account Policies

Basis of Presentation:

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

Development Stage Company:

The Company complies with the reporting requirements of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.” At May 23, 2008, the Company had not commenced any operations. All activity through May 23, 2008 relates to the Company’s formation and the Proposed Offering. Following such offering, the Company will not generate any operating revenues until after completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents held in the Trust Account after such offering.

Loss Per Ordinary Share:

The Company complies with the accounting and disclosure requirements of SFAS No. 128 “Earnings per Share”. Net loss per ordinary share, basic and diluted, is computed as net loss divided by the weighted average number of ordinary shares outstanding for the period. The Company reported a net loss for the period May 6, 2008 (date of inception) to May 23, 2008 and, as a result, diluted loss per ordinary share is the same as basic for the period, as any potential dilutive securities would reduce the loss per ordinary share and become anti-dilutive.

Basic loss per ordinary share excludes dilution and is computed as net loss divided by the weighted average common shares outstanding for the period. Diluted loss per ordinary shares reflects the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or redeemed for ordinary shares or resulted in the issuance of ordinary shares that then shared in the earnings of the entity.

Fair Value of Financial Instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, “Disclosure About Fair Value Instruments,” approximate the carrying amounts represented in the balance sheet at May 23, 2008.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

KOREA MILESTONE ACQUISITION CORPORATION
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note B — Summary of Significant Account Policies  – (continued)

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Geographical Risk:

The Company’s operations, if a Business Combination is consummated outside the United States, will be subject to local government regulations and to the uncertainties of the economic and political conditions of those areas.

Foreign Currency Translation:

The United States dollar is the reporting and functional currency of the Company.

In accordance with SFAS 52, “Foreign Currency Translation,” foreign currency balance sheets will be translated using the exchange rates at the balance sheet date, and statements of operations will be translated at the average exchange rates for each period. The resulting translation adjustments to the balance sheet will be recorded in accumulated other comprehensive income (loss) within shareholders’ equity.

Foreign currency transaction gains and losses will be included in the statement of operations as they occur.

Redeemable Ordinary Shares:

The Company accounts for redeemable ordinary shares in accordance with Emerging Issues Task Force D-98 “Classification and Measurement of Redeemable Securities.” Securities that are redeemable for cash or other assets are classified outside of permanent equity (mezzanine) if they are redeemable as a result of an event outside the control of the Company.

Deferred Offering Costs:

The Company complies with the requirements of the SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed. As of May 23, 2008, the Company incurred $164,319 of offering costs related to expenses incurred in connection with the proposed offering.

Income Tax:

The Company follows the asset and liability method of accounting for the income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to difference between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

Under the laws of the Cayman Islands, the Company is not subject to income taxes. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

KOREA MILESTONE ACQUISITION CORPORATION
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note B — Summary of Significant Account Policies  – (continued)

The Company complies with Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Recently Issued and Adopted Accounting Standards:

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations.” SFAS No. 141R replaces SFAS No. 141 and establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non controlling interest in the acquiree and the goodwill acquired. SFAS No. 141R also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. Acquisition costs associated with the business combination will generally be expensed as incurred. SFAS No. 141(R) is effective for business combinations occurring in fiscal years beginning after December 15, 2008, which will require the Company to adopt these provisions for business combinations occurring in fiscal year 2009 and thereafter.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a formal framework for measuring fair value and expands disclosures about fair value measurements. Broadly, SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS No. 157 applies prospectively to fair value measurements performed after the required effective dates as follows: on January 1, 2008, the standard applied to the measurements of fair values of financial instruments and recurring fair value measurements of non-financial assets and liabilities; on January 1, 2009, the standard will apply to non-recurring measurements of non-financial assets and liabilities such as our measurement of potential impairments of goodwill, other intangibles and other long-lived assets. On May 6, 2008 (date of inception) the Company adopted the provisions of SFAS No. 157 for the measurement of fair value of financial instruments and recurring fair value measurements of non-financial assets and liabilities. These provisions did not have a material impact on the Company’s financial statements. The Company does not expect the adoption of the remaining provisions of SFAS No. 157 to have a material impact on its financial statements.

In conjunction with the adoption of SFAS No. 157, the Company adopted SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS No. 159 provides an option, on an instrument-by-instrument basis, for certain financial instruments and other items that are not otherwise measured at fair value, to be reported at fair value with changes in fair value reported in earnings. After the initial adoption, the election is generally made at the acquisition of the instrument and it may not be revoked. At adoption, the Company did not elect to apply the fair value option to any eligible items, and accordingly, the adoption of the standard did not have an impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51.” SFAS No. 160 requires reporting entities to present noncontrolling (minority) interests as equity as opposed to as a liability or mezzanine equity and provides guidance on the accounting for transactions between an entity and noncontrolling interests. SFAS No. 160 is effective the first fiscal year beginning after December 15, 2008, and interim periods within that fiscal year. SFAS No. 160 applies prospectively as of the beginning of the fiscal year SFAS No. 160 is initially applied, except for the presentation and disclosure requirements which are applied retrospectively for all periods

KOREA MILESTONE ACQUISITION CORPORATION
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note B — Summary of Significant Account Policies  – (continued)

presented subsequent to adoption. The adoption of SFAS No. 160 will not have a material impact on the Company’s financial statements; however, it could impact future transactions entered into by the Company.

The Company does not believe that any other recently issued, but not yet effective, accounting pronouncements if currently adopted would have a material effect on the accompanying financial statements

Note C — Proposed Offering

The Proposed Offering calls for the Company to offer for public sale up to 5,000,000 units (“Units”) at a maximum offering price of $20.00 per unit. Each Unit consists of two ordinary shares, $0.0001 par value, and one redeemable ordinary share purchase warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one ordinary share at an exercise price of $6.00 commencing on the later of: (a) one year from the date of the final prospectus for the Proposed Offering and b) the consummation of Company’s initial Business Combination, and will expire four years from the date of the final prospectus, unless earlier redeemed.

The Warrants will be redeemable (i) in whole but not in part, (ii) at a price of $0.01 per Warrant, (iii) upon not less than 30 days prior written notice after the Warrants become exercisable, (iv) if, and only if, the last sales price of the ordinary share is at least $14.25 per share on at least 20 of the 30 consecutive trading days ending on the third business day prior to the date on which notice of redemption is sent, and (v) if, and only if, an effective registration statement covering the ordinary shares issuable upon exercise of the Warrants is current and available throughout the 30-day redemption period. In accordance with the Warrant Agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. If the Company calls the Warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise to do so on a “cashless” basis. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of ordinary shares equal to the quotient obtained by dividing (i) the product of the number of ordinary shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (ii) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 20 trading days ending on the third day prior to the date on which the notice of redemption is sent to the holders of Warrants. If the Company is unable to deliver registered ordinary shares to the holders upon exercise of the Warrants during the exercise period, there will be no cash settlement of the Warrants and the Warrants will expire worthless. As the Company will not be required to net cash settle the Warrants, they will be recorded as permanent equity in accordance with EITF issue No. 00-19.

Note D — Related Party Transactions

The Company issued a $250,000 unsecured promissory note to a shareholder, on May 14, 2008. The promissory note is non-interest bearing and is payable on the consummation of the Proposed Offering. Due to the short-term nature of the promissory note, the fair value of the promissory note approximates its carrying value amount of $250,000.

The Company presently occupies office space provided by SF Venture Town Co. Ltd., an affiliate of Sang-Chul Kim, our Chairman and Chief Executive Officer. SF Venture Town Co. Ltd. has agreed that, until the consummation of the Company’s initial Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. Upon consummation of the Proposed Offering, the Company has agreed to pay SF Venture Town Co. Ltd. $7,500 per month for such services.

KOREA MILESTONE ACQUISITION CORPORATION
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note D — Related Party Transactions  – (continued)

The Company’s existing shareholders have purchased, in consideration for an aggregate purchase price of $25,000, an aggregate of 2,875,000 ordinary shares (of which up to 375,000 are subject to redemption to the extent the underwriters do not fully exercise their over-allotment option in order to maintain ownership of 20% of the Company’s outstanding ordinary shares). The existing shareholders have agreed that (i) subject to certain exceptions, the initial ordinary shares will not be sold or transferred until after the Company has completed a Business Combination and (ii) the initial ordinary shares will not be entitled to a pro rata share of the Trust Account in the event of its liquidation.

A shareholder of the Company has agreed to purchase in a private placement 2,307,692 warrants (the “Sponsor Warrants”) simultaneously with the completion of the Proposed Offering at a price of $1.30 per warrant (an aggregate purchase price of approximately $3,000,000) from the Company and not as part of the Proposed Offering. The proceeds from the sale of the Sponsor Warrants will be deposited into the Trust Account and will be part of the funds distributed to the public shareholders in the event the Company is unable to consummate an initial business combination.

This shareholder has also agreed that, subject to certain exceptions, the Sponsor Warrants will not be sold or transferred by him until the completion of a Business Combination. The Sponsor Warrants to be purchased will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that the Sponsor Warrants (i) are exercisable for cash or on a cashless basis and (ii) will be non-redeemable so long as they are held by this shareholder and his permitted transferees. In the event of liquidation prior to a Business Combination, the Sponsor Warrants will expire worthless.

The holders of the initial ordinary shares, as well as the holder of the Sponsor Warrants (and underlying securities), will be entitled to registration rights pursuant to agreements to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of the initial ordinary shares and the sponsor warrants (and underlying securities) are entitled to make up to two demands that the Company register such securities and may elect to exercise these registration rights at any time generally commencing nine months after the consummation of the Company’s initial Business Combination (or earlier, if, as described in this prospectus, all of the initial ordinary shares are released from escrow prior to one year after the consummation of the Company’s initial Business Combination) in the case of the ordinary shares and after the consummation of the Company’s initial Business Combination in the case of the sponsor warrants. In addition, the holders of the initial ordinary shares and the holder of the Sponsor Warrants have certain “piggy-back” registration rights with respect to registration statements filed subsequent to consummation of the Company’s initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statement.

Note E — Commitments

The Company is committed to pay an underwriting discount of 3% of the public unit offering price to the Underwriters at the closing of the Proposed Offering, with an additional 4% fee of the gross offering proceeds held in the Trust Account payable upon the Company’s consummation of a Business Combination.

The Company has granted the Underwriters a 45-day option to purchase up to 750,000 additional Units to cover the over-allotment, if any. The over-allotment option will be used only to cover a net short position resulting from the initial distribution.

Unit Purchase Option

The Company has agreed to sell to Broadband Capital Management LLC, the representative of the underwriters of the Proposed Offering (the “Underwriters”), or its designees, for $100, an option to purchase up to a total of 375,000 Units (the “Unit Purchase Option”). The Units issuable upon exercise of the Unit Purchase Option are identical to those offered in the Proposed Offering. The Unit Purchase Option is

KOREA MILESTONE ACQUISITION CORPORATION
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note E — Commitments  – (continued)

exercisable at $25.00 per Unit, and may be exercised on a cashless basis, at any time, in whole or in part, between the first and fifth anniversary dates of the Effective Date.

The sale of this option will be accounted for as an equity transaction. Accordingly, there will be no net effect on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company estimates that the fair value of the Unit Purchase Option is approximately $3.7 million (approximately $9.87 per Unit underlying such Unit Purchase Option) using a Black-Scholes option-pricing model. The fair value of the Unit Purchase Option is estimated as of the date of grant using the following assumptions: (1) expected volatility of 67.02%, (2) risk-free interest rate of 5.21% and (3) expected life of four years. The volatility assumption is based on the average of nine companies with comparable market capitalization and operating in the Republic of Korea. Thus, the Company believes that the volatility estimate is comprehensive enough, considering that the Company does not have a specific target industry in mind yet. The Company believes also that the volatility estimate calculated is a reasonable benchmark to use in estimating the expected volatility of the Company’s Units.

Although an expected life of four years was used in the calculation, if the Company does not consummate a Business Combination within the prescribed time period and automatically dissolves and subsequently liquidates the Trust Account, the Unit Purchase Option will become worthless. The Unit Purchase Option, the 375,000 Units underlying the option, the 750,000 Ordinary Shares and the 375,000 Warrants included in such Units, and the 375,000 ordinary shares underlying such Warrants, have been deemed compensation by the Financial Industry Regulatory Authority (the “FINRA”) and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the FINRA Conduct Rules. Additionally, the Unit Purchase Option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the Effective Date except to any Underwriter and selected dealer participating in the Proposed Offering and their bona fide officers or partners. Although the Unit Purchase Option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the holder shall be granted such “piggy back,” demand registration rights and cashless exercise for the Unit Purchase Options and the securities underlying the Unit Purchase Option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions, which will be paid for by the holders themselves. The Company will have no obligation to net cash settle the exercise of the Unit Purchase Option or the Warrants underlying the Unit Purchase Option. If the holder is unable to exercise the Unit Purchase Option or underlying Warrants, the Unit Purchase Option or Warrants, as applicable, will expire worthless. The exercise price and number of Units issuable upon exercise of the Unit Purchase Option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the Unit Purchase Option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

Note F — Preferred Stock

The Company has authorized the issuance of $.0001 par value 1,000,000 preferred shares with certain rights and preferences as may be determined from time to time by the Board of Directors. No shares were issued and outstanding as of May 23, 2008.

$100,000,000

Korea Milestone Acquisition Corporation

5,000,000 Units

PROSPECTUS

    , 2008

BROADBAND CAPITAL MANAGEMENT LLC

Until , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against actual fraud (whether criminal or civil) dishonesty, or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own actual fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

In May 2008, we sold 2,875,000 ordinary shares (of which up to 375,000 are subject to redemption to the extent the underwriters do not exercise their over-allotment option) to our existing shareholders for an aggregate purchase price of $25,000 in a private placement. The ordinary shares were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer and sale of the ordinary shares, and each of our existing shareholders is financially sophisticated, had access to information about us, and was afforded the opportunity to ask us questions. No underwriting discounts or commissions were paid with respect to such sale.

Sang-Chul Kim has agreed to purchase 2,307,692 warrants immediately prior to the date of this prospectus in a private placement for an aggregate purchase price of $3,000,000. These warrants will be issued in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. No general solicitation was or will be made in connection with the offer and sale of the sponsor warrants, and Sang-Chul Kim is a promoter of this offering and therefore has access to all of our information. No underwriting discounts or commissions will be payable with respect to these warrants sold in the private placement.

Item 8. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Memorandum and Articles of Association*
3.2	Form of Second Amended and Restated Memorandum and Articles of Association
4.1	Specimen Unit Certificate*
4.2	Specimen Ordinary Share Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
4.5	Form of Unit Purchase Option
5.1	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant
5.2	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Registrant
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*
10.2	Form of Escrow Agreement between Continental Stock Transfer & Trust Company, the Existing Shareholders and the Registrant*
10.3	Form of Services Agreement between SF Venture Town Co. Ltd. and the Registrant*
10.4	Form of Registration Rights Agreement among the Registrant and the existing shareholders
10.5	Form of Private Placement Warrant Purchase Agreement between Sang-Chul Kim and the Registrant*
10.6	Promissory Note issued by the Registrant to Sang-Chul Kim, dated May 23, 2008*
10.7	Form of Letter Agreement by and among the Registrant, the underwriters and Sang-Chul Kim
10.8	Form of Letter Agreement by and among the Registrant, the underwriters and Soo Hyung Lee
10.9	Form of Letter Agreement by and among the Registrant, the underwriters and Moon Youl Ban
10.10	Form of Letter Agreement by and among the Registrant, the underwriters and Jhong Won Kim
10.11	Form of Letter Agreement by and among the Registrant, the underwriters and Yong Hyun Kang
10.12	Form of Letter Agreement by and among Sang-Chul Kim, Broadband Capital Management LLC and Daewoo Securities Co., Ltd.
10.13	Form of Rule 10b5-1 Stock Purchase Plan by and among Daewoo Securities Co., Ltd., the Registrant and Sang-Chul Kim
14	Code of Ethics for Directors, Officers and Employees of the Registrant*
23.1	Consent of Rothstein, Kass & Company, P.C.
23.2	Consent of Maples and Calder (included in Exhibit 5.1)
23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., (included in Exhibit 5.2)
24	Power of Attorney (included on the signature page)*
99.1	Audit Committee Charter*
99.2	Governance and Nominating Committee Charter*

*	Filed previously.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(b) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, Korea on September 17, 2008.

KOREA MILESTONE ACQUISITION CORPORATION
By: /s/ Sang-Chul Kim Sang-Chul Kim Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Sang-Chul Kim Sang-Chul Kim	Chairman and Chief Executive Officer (Principal Executive Officer, Principal Financial and Accounting Officer)	September 17, 2008
* Soo Hyung Lee	President, Secretary and Director	September 17, 2008
* Jhong Won Kim	Director	September 17, 2008
* Yong Hyun Kang	Director	September 17, 2008
* Moon Youl Ban	Director	September 17, 2008

Authorized Representative in the United States:

By: *
Name: Donald J. Puglisi
Title:
Date: September 17, 2008

*	By executing his name hereto, Sang-Chul Kim is signing this document on behalf of the persons indicated above pursuant to the powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.